AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000.

                                                      REGISTRATION NO. 333-90741
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              INTERSIL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              3674                             59-3586843
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL               (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                             2401 PALM BAY ROAD NE
                            PALM BAY, FLORIDA 32905
                                 (321) 724-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                            ------------------------

                              GREGORY L. WILLIAMS
                            CHIEF EXECUTIVE OFFICER
                             2401 PALM BAY ROAD NE
                            PALM BAY, FLORIDA 32905
                                 (321) 724-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                With a Copy to:

                          CHRISTOPHER G. KARRAS, ESQ.
                             DECHERT PRICE & RHOADS
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 994-4000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
   TITLE OF EACH CLASS OF     | AMOUNT TO BE|      PROPOSED MAXIMUM     |      PROPOSED MAXIMUM      |    AMOUNT OF
 SECURITIES TO BE REGISTERED  |  REGISTERED | OFFERING PRICE PER UNIT(1)| AGGREGATE OFFERING PRICE(1)| REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
13 1/4% Senior Subordinated   |             |                           |                            |
  Notes Due 2009............. | $200,000,000|            100%           |        $200,000,000        |    $55,600(2)
Guarantees(3)................ | $200,000,000|             --            |             --             |       (4)
========================================================================================================================


(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(2) Previously paid.


(3) Intersil's parent, Intersil Holding Corporation, and the other companies listed in the Table of Additional Registrants below have guaranteed, jointly and severally, the 13 1/4% Senior Subordinated Notes Due 2009 being registered hereby. The guarantors are registering the guarantees. Pursuant to rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

(4) Not applicable.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              INTERSIL CORPORATION
                        TABLE OF ADDITIONAL REGISTRANTS

                                                                       PRIMARY STANDARD
                                                        STATE OF          INDUSTRIAL
                                                      INCORPORATION     CLASSIFICATION     I.R.S. EMPLOYER
                       NAME                          OR ORGANIZATION     CODE NUMBER      IDENTIFICATION NO.
                       ----                          ---------------   ----------------   ------------------
Intersil Holding Corporation.......................     Delaware              3674            59-3590018
Intersil (Florida), LLC............................     Delaware              3674            59-3586843
Intersil (Ohio), LLC...............................     Delaware              3674            59-3586843
Intersil (Pennsylvania), LLC.......................     Delaware              3674            59-3586843
Choice-Intersil Microsystems, Inc..................     Kansas                3674            36-4202824

    The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above (the "Additional Registrants") is: 2401 Palm Bay Road NE, Palm Bay, Florida 32905; the telephone number at that address is (321) 724-7000.

PROSPECTUS

                                     [LOGO]

                               OFFER TO EXCHANGE

         13 1/4% SENIOR SUBORDINATED NOTES DUE 2009 FOR ALL OUTSTANDING

                   13 1/4% SENIOR SUBORDINATED NOTES DUE 2009

                                       OF

                              INTERSIL CORPORATION


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME ON FEBRUARY 17, 2000, UNLESS EXTENDED.


                            ------------------------

Terms of the exchange offer:

     -- We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     -- You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     -- We believe that the exchange of old notes will not be a taxable event for U.S. federal income tax purposes, but you should see "United States Federal Income Tax Considerations" on page 111 for more information.

     -- We will not receive any proceeds from the exchange offer.

     -- The terms of the new notes are substantially identical to the old notes, except that the new notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes.

                            ------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES.


                            ------------------------

    Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               The date of this prospectus is January 12, 2000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                         Page                                          Page
                                         ----                                          ----
INDUSTRY DATA.........................    i    THE TRANSACTIONS......................   56
SUMMARY...............................    1    MANAGEMENT............................   59
RISK FACTORS..........................   11    CERTAIN RELATIONSHIPS AND RELATED
FORWARD-LOOKING STATEMENTS............   21      TRANSACTIONS........................   65
SOURCES AND USES OF PROCEEDS..........   21    OWNERSHIP OF CAPITAL STOCK............   66
CAPITALIZATION........................   22    DESCRIPTION OF CAPITAL STOCK..........   68
UNAUDITED PRO FORMA COMBINED CONDENSED         DESCRIPTION OF CERTAIN INDEBTEDNESS...   72
  FINANCIAL STATEMENTS................   23    DESCRIPTION OF THE NOTES..............   75
SELECTED HISTORICAL FINANCIAL DATA AND         UNITED STATES FEDERAL
  OTHER DATA..........................   27      INCOME TAX CONSIDERATIONS...........  111
MANAGEMENT'S DISCUSSION AND ANALYSIS           PLAN OF DISTRIBUTION..................  115
  OF FINANCIAL CONDITION AND RESULTS           LEGAL MATTERS.........................  116
  OF OPERATIONS.......................   28    EXPERTS...............................  116
INDUSTRY OVERVIEW.....................   37    WHERE YOU CAN FIND MORE
BUSINESS..............................   39      INFORMATION.........................  116
THE EXCHANGE OFFER....................   48    INDEX TO FINANCIAL STATEMENTS.........  F-1

                               ------------------

     You should rely only on the information contained in this document or to which we have referred you in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

                                 INDUSTRY DATA


     In this prospectus, we rely on and refer to information regarding the semiconductor market and its segments and competitors from Dataquest, International Data Corporation, Semiconductor Industry Association, Worldwide Semiconductor Trade Statistics, Venture Development Corporation, Johari Associates, market research reports, analyst reports and other publicly available sources. The listed market research firms are not aware of and have not consented to being named in this prospectus. Although we believe that this information is reliable, we have not independently verified the accuracy and completeness of the information.

                                    SUMMARY


     This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, before making an investment decision.


                               THE EXCHANGE OFFER

     On August 13, 1999, we issued and sold $200.0 million aggregate principal amount of 13 1/4% Senior Subordinated Notes Due 2009, referred to as the old notes. In connection with that sale, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes. As requested by the registration rights agreement, we are offering to exchange $200.0 million aggregate principal amount of our new 13 1/4% Senior Subordinated Notes Due 2009, referred to as the new notes, the issuance of which will be registered under the Securities Act, for a like aggregate principal amount of our old notes. We refer to this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal as the exchange offer. You are entitled to exchange your old notes for new notes. The new notes have substantially identical terms to the old notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this Summary for further information regarding the exchange offer and the new notes.

                                   WHO WE ARE


     We are a leading systems oriented designer and manufacturer of analog integrated circuits, which we refer to as integrated circuits or semiconductors, and discrete semiconductors for the communications and power management end-user markets. Based upon data published by Dataquest and Venture Development Corporation, we have determined that we rank among the major suppliers in the world in analog, integrated circuits and discrete semiconductors for the communications and power management end-user markets. Additionally, we are the industry leader in providing wireless local area networking semiconductor sets, which we refer to as our PRISM(Registered) chip set, based upon data published by Dataquest and International Development Corporation. Our analog products include communications analog and mixed-signal semiconductors that are used in wireless and wired data and voice communications products, power integrated circuits that perform multiple power management tasks, industry standard signal processing products that convert analog signals into digital format and digital signals into analog format and space and defense products which are used in military applications and commercial satellites. Our discrete semiconductors perform single power management functions such as switching electricity on or off and are used in computing, industrial and automotive markets. The fastest growing product that we sell is our wireless local area network PRISM(Registered) chip sets, which have applications in wireless computer networking for the business or home and in transmitting data from home data gateways to multiple end-user applications.



     Our business strategy is to utilize our core strengths to focus on high growth, higher margin end-markets through partnerships with industry leaders among our strategic customer base to quickly take our engineering and design capabilities to commercial levels. To achieve these goals, we develop systems level solutions that enhance the value of our products as they are designed and incorporated into our customers' products and we leverage our high quality of customer service as a means of differentiation from our competitors.



     We currently sell to many industry leaders in our targeted markets including Asustek, Bosch, Cisco, Compaq, Emerson, Dell, Intel, Nokia, Siemens, Sony and 3Com. We have been doing business with many of these industry leaders for over ten years. We are also one of the leading analog and discrete power semiconductor suppliers to some of the world's largest semiconductor distributors, such as Avnet and Arrow Electronics, which allows us to expand our global reach to include the middle market and emerging technology companies. Based upon data published by Venture Development Corporation, these semiconductor distributors recognized us as one of the top ten worldwide vendors of power supply and power integrated circuits in 1998. Our products are sold worldwide with about 53.5%, 24.6% and 21.9% of our revenues for fiscal year 1999 being derived from North America, Europe and Asia/Pacific, respectively. We service our customers through a dedicated sales force, about half of whom are domiciled outside North America. We own fabrication facilities, which we refer to as fabs, in Florida, Ohio and Pennsylvania, including our state-of-the-art 8-inch wafer fab in Mountaintop, Pennsylvania. We also have assembly and test facilities in Malaysia and Florida. For fiscal year 1999, our revenue was $532.7 million, net income was $27.4 million and adjusted EBITDA was $129.3 million. For the quarter ended combined October 1, 1999, our revenue was $133.9 million, net loss was $29.6 million and adjusted EBITDA was $26.5 million. In addition, our sales backlog was $180.8 million at October 1, 1999.

     Worldwide Semiconductor Trade Statistics, or WSTS, has forecasted strong growth of approximately 15.5% for the semiconductor industry over the next three years. We sell our semiconductors into high-growth segments of the market including the communications analog & mixed-signal market, which is forecasted by the Semiconductor Industry Association, or SIA, to grow 18.4% in calendar year 2000 from calendar year 1999, the power management market which is forecasted by WSTS to grow at 20.2% in calendar year 2000 from calendar year 1999 and the wireless LAN market which is forecasted by Intex Management Services to grow 39.0% in calendar year 2000 from calendar year 1999. We believe that future demand for our semiconductors will be driven by the increasing demand for Internet use and for greater portability of electronics, including consumer electronics, computers and cellular telephones and the growth of the emerging wireless data communications markets.


                          INTERSIL HOLDING CORPORATION


     We are a wholly-owned subsidiary of Intersil Holding. Our parent's assets are our stock and other intangible assets.

                                THE TRANSACTIONS


     Pursuant to the Master Transaction Agreement dated June 2, 1999, among Intersil Holding, us and Harris Corporation, we acquired the semiconductor business of Harris on August 13, 1999. See "The Transactions."


                               THE EXCHANGE OFFER


Securities Offered ...............   Up to $200,000,000 aggregate principal amount of 13 1/4%
                                     Senior Subordinated Notes Due 2009. The terms of the new
                                     notes and old notes are identical in all material
                                     respects, except for transfer restrictions and
                                     registration rights relating to the old notes.

The Exchange Offer ...............   We are offering the new notes to you in exchange for a
                                     like principal amount of old notes. Old notes may be
                                     exchanged only in integral multiples of $1,000. We
                                     intend by the issuance of the new notes to satisfy our
                                     obligations contained in the Registration Rights
                                     Agreement.

Expiration Date; Withdrawal of
  Tender .........................   The exchange offer will expire at 5:00 p.m., New York
                                     City time, on                   ,       , or such later
                                     date and time to which it may be extended by us. The
                                     tender of old notes pursuant to the exchange offer may
                                     be withdrawn at any time prior to the expiration date of
                                     the exchange offer. Any old notes not accepted for
                                     exchange for any reason will be returned without expense
                                     to its tendering holder as promptly as practicable after
                                     the expiration or termination of the exchange offer.

Conditions to the Exchange
  Offer ..........................   Our obligation to accept for exchange, or to issue new
                                     notes in exchange for, any old notes is subject to
                                     customary conditions relating to compliance with any
                                     applicable law or any applicable interpretation by the
                                     staff of the Securities and Exchange Commission, the
                                     receipt of any applicable governmental approvals and the
                                     absence of any actions or proceedings of any
                                     governmental agency or court which could materially
                                     impair our ability to consummate the exchange offer. We
                                     currently expect that each of the conditions will be
                                     satisfied and that no waivers will be necessary. See
                                     "The Exchange Offer -- Conditions to the Exchange
                                     Offer."

Procedures for Tendering Old
  Notes ..........................   If you wish to accept the exchange offer and tender your
                                     old notes, you must complete, sign and date the Letter
                                     of Transmittal, or a facsimile of the Letter of
                                     Transmittal, in accordance with its instructions and the
                                     instructions in this prospectus, and mail or otherwise
                                     deliver the Letter of Transmittal, or the facsimile,
                                     together with the old notes and any other required
                                     documentation, to the exchange agent at the address set
                                     forth herein. See "The Exchange Offer -- Procedures for
                                     Tendering Old Notes."

Use of Proceeds ..................   We will not receive any proceeds from the exchange
                                     offer.

Exchange Agent ...................   United States Trust Company of New York is serving as
                                     the exchange agent in connection with the exchange
                                     offer.

Federal Income Tax Consequences...   The exchange of notes pursuant to the exchange offer
                                     should not be a taxable event for federal income tax
                                     purposes. See "United States Federal Income Tax
                                     Considerations."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER


     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell the new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:


     o the new notes are acquired in the ordinary course of the holders' business;

     o the holders have no arrangement with any person to participate in a distribution of such new notes; and

     o neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.


     Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, under the Registration Rights Agreement and subject to limitations specified in the Registration Rights Agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."


     The old notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the exchange offer but prior to its completion, the old notes may continue to be traded in the PORTAL market. Following completion of the exchange offer, the new notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

     The terms of the new notes and the old notes are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes.


Issuer ...........................   Intersil Corporation.

Maturity Date ....................   August 15, 2009.

Interest Payment Dates ...........   February 15 and August 15 of each year, commencing
                                     February 15, 2000.

Optional Redemption ..............   We cannot redeem the new notes before August 15, 2004,
                                     except that, until August 15, 2002, we can choose to
                                     redeem up to an aggregate of 35% of the sum of the
                                     original principal amount of the notes and the original
                                     principal amount of any other notes issued under the
                                     same indenture, with money we raise in certain equity
                                     offerings, as long as:

                                     o we pay the holders of the new notes a redemption price
                                       of 113 1/4% of the principal amount of the new notes we
                                       redeem, plus accrued interest to the date of
                                       redemption; and
                                     o at least 65% of the original aggregate principal
                                       amount of the notes and other notes issued remains
                                       outstanding after each such redemption.

                                     On or after August 15, 2004, we can redeem some or all
                                     of the notes at the redemption prices listed in the
                                     "Description of the Notes--Optional Redemption" section
                                     of this prospectus, plus accrued interest to the date of
                                     redemption.

Change of Control ................   If a change of control of Intersil occurs, subject to
                                     certain conditions, we must give holders of the new
                                     notes an opportunity to sell to us the new notes at a
                                     purchase price of 101% of the principal amount of the
                                     new notes, plus accrued interest. The term "Change of
                                     Control" is defined in the "Description of the
                                     Notes--Change of Control" section of this prospectus.

Ranking ..........................   The new notes will be unsecured and subordinated to our
                                     existing and future senior indebtedness. On a pro forma
                                     basis after giving effect to the transactions
                                     contemplated by the Master Transaction Agreement, as of
                                     July 2, 1999, we have had about $224.6 million of senior
                                     indebtedness outstanding. The new notes will rank junior
                                     in right of payment with all of our other senior
                                     subordinated indebtedness and rank senior to any of our
                                     other subordinated indebtedness issued after the
                                     offering of the old notes and after this offering. The
                                     terms "Senior Indebtedness" and "Senior Subordinated
                                     Indebtedness" are defined in the "Description of the
                                     Notes--Certain Definitions" section of this prospectus.

Guaranties .......................   The payment of the principal, premium and interest on
                                     the new notes will be fully and unconditionally
                                     guaranteed on a senior subordinated basis by Intersil
                                     Holding and all our domestic subsidiaries. The guaranty
                                     by Intersil Holding and our domestic subsidiaries will
                                     be subordinated to all existing and future senior
                                     indebtedness of Intersil Holding and our domestic
                                     subsidiaries, respectively, including their guaranty of
                                     our obligations under our senior credit facilities.
                                     Intersil Holding currently conducts no business and has
                                     no significant assets other than our capital stock, all
                                     of which is pledged to secure Intersil Holding's
                                     guaranty of our obligations under our senior credit
                                     facilities. See "Description of the Notes--Guaranties."

Restrictive Covenants ............   The indenture governing the new notes contains covenants
                                     that limit our ability and certain of our subsidiaries'
                                     ability to:

                                     o incur additional indebtedness;
                                     o pay dividends on our capital stock or redeem,
                                       repurchase or retire our capital stock or subordinated
                                       indebtedness;
                                     o make investments;
                                     o engage in transactions with affiliates;
                                     o sell assets, including capital stock of subsidiaries;
                                       and
                                     o consolidate, merge or transfer assets.

                                     These covenants are subject to important exceptions and
                                     qualifications, which are described in the "Description
                                     of the Notes--Certain Covenants" section of this
                                     prospectus.

     For a more detailed discussion of the new notes, see "Description of the Notes."

                                  RISK FACTORS

     Investing in the new notes involves substantial risks. See the "Risk Factors" section of this prospectus for a description of certain of the risks you should carefully consider before investing in the new notes.

                  SUMMARY HISTORICAL, PRO FORMA AND OTHER DATA


     The following summary historical financial data for the fiscal years ended June 27, 1997, July 3, 1998 and July 2, 1999 for Intersil Holding were derived from our predecessor's audited consolidated financial statements included elsewhere in this prospectus, except for revenue categorized by product line (Analog & Mixed-Signal, Discrete Power and Wireless), which were derived from Intersil Holding's books and records. The balance sheet data as of October 1, 1999 (successor) have been derived from Intersil Holding's unaudited consolidated financial statements included elsewhere in this prospectus, and include, in the opinion of management, all adjustments necessary to present fairly the balance sheet data at the time. The summary pro forma financial information for the fiscal year 1999 (predecessor), quarter ended October 2, 1998 (predecessor) and combined quarter ended October 1, 1999 (6 weeks ended August 13, 1999 (predecessor) and 7 weeks ended October 1, 1999 (successor)) were derived from Intersil Holding's pro forma unaudited consolidated financial statements included elsewhere in this prospectus.



     During the period covered by Intersil Holding's consolidated financial statements, Intersil Holding's activities were conducted as part of Harris' overall operations. Accordingly, Intersil Holding's consolidated financial statements contain various allocations for costs and expenses attributable to services provided by Harris. Therefore, the Consolidated Statement of Operations may not be indicative of the results of operations that would have resulted if Intersil Holding had operated on a stand-alone basis.


     Since the information in the tables below is a summary, you should read the following tables in conjunction with other information contained under the captions "Unaudited Pro Forma Combined Condensed Financial Statements," "Capitalization," "Selected Historical Financial Data," "Forward Looking Statements," "Risk Factors--Risks Related to Use of Estimates in Pro Forma Information and Adjusted EBITDA," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with Intersil Holding's financial statements and related notes and other financial information contained elsewhere in this prospectus.

                                                                                PRO FORMA (1)
                                                                       --------------------------------
                                                  HISTORICAL                         QUARTER ENDED
                                           -------------------------            -----------------------
                                                                                              COMBINED
                                           FISCAL    FISCAL   FISCAL   FISCAL   OCTOBER 2,   OCTOBER 1,
                                            1997      1998     1999     1999       1998         1999
                                           -------   ------   ------   ------   ----------   ----------
                                                 (PREDECESSOR)                  (PREDECESSOR)
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Analog & Mixed-Signal ................   $ 384.4   $390.4   $352.8   $352.8     $ 79.8       $ 82.8
  Discrete Power .......................     154.5    176.4    161.6    161.6       38.5         44.9
  Wireless .............................       6.4     10.0     18.3     18.3        4.2          6.2
                                           -------   ------   ------   ------     ------       ------
Total revenue ..........................   $ 545.3   $576.8   $532.7   $532.7     $122.5       $133.9
                                           =======   ======   ======   ======     ======       ======
Gross profit(2) ........................   $ 199.3   $207.5   $182.9   $192.9     $ 44.5       $ 48.9
Research and development................      75.2     75.1     67.0     67.0       14.8         16.9
Selling, general and administrative.....      99.3     98.2     84.0     87.0       22.0         21.8
Harris corporate expense allocation.....      10.0     10.0      9.3       --         --           --
Intangible amortization.................       2.3      2.3      2.4     12.9        3.2          2.9
In-process research and development.....        --       --       --       --         --         20.8
                                           -------   ------   ------   ------     ------       ------
Operating income (loss).................      12.5     21.9     20.2     26.0        4.5        (13.5)
Interest, net...........................      (0.6)    (0.9)    (1.2)    61.4       15.4         15.8
                                           -------   ------   ------   ------     ------       ------
Income (loss) before income taxes.......      13.1     22.8     21.4    (35.4)     (10.9)       (29.3)
Income taxes (benefit)..................       1.9      9.9     (6.0)   (28.2)      (6.7)        (2.3)
                                           -------   ------   ------   ------     ------       ------
Net income (loss).......................      11.2     12.9     27.4     (7.2)      (4.2)       (27.0)
Preferred dividends.....................        --       --       --    (10.2)      (2.6)        (2.6)
                                           -------   ------   ------   ------     ------       ------
Net income (loss) to common
  shareholders..........................   $  11.2   $ 12.9   $ 27.4   $(17.4)    $ (6.8)      $(29.6)
                                           =======   ======   ======   ======     ======       ======
LOSS PER COMMON SHARE:
  Basic and diluted.................................................   $(0.17)    $(0.07)      $(0.30)
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING (IN MILLIONS):
  Basic and diluted.................................................    100.0      100.0        100.0
SUPPLEMENTAL DATA:
Depreciation............................   $  50.2   $ 65.0   $ 78.2   $ 68.2     $ 16.5       $ 16.3
Capital expenditures....................   $ 173.3   $ 90.2   $ 38.6   $ 38.6     $ 13.1       $  4.3
Total cash interest expense(4)......................................   $ 47.0     $ 11.7       $ 12.0
Adjusted EBITDA(3)..................................................   $129.8     $ 29.6       $ 26.5
Cash flows provided from (used in)
  Operating activities..................   $  54.6   $ 48.3   $111.2
  Investing activities..................   $(173.3)  $(90.2)  $(39.9)
  Financing activities..................   $   1.4   $  2.7   $  0.5
Ratio of Adjusted EBITDA to total cash interest expense.............      2.8x       2.5x         2.2x
Ratio of total debt to Adjusted EBITDA(5)...........................      4.3x       4.6x         5.3x
Ratio of earnings to fixed charges(6)...       7.0x    11.9x    10.7x      --         --           --
Ratio of earnings to fixed charges and
  preferred stock dividends(7)..........       7.0x    11.9x    10.7x      --         --           --

                                                                    AS OF
                                                               OCTOBER 1, 1999
                                                               ---------------
                                                                (IN MILLIONS)
BALANCE SHEET DATA:
Cash........................................................       $ 33.8
Total assets................................................        736.7
Long-term debt, including current portion...................        545.8
Mandatorily redeemable preferred stock......................         86.4
Total shareholders' equity (deficit)........................        (15.4)


------------------

(1) The pro forma information presented is a summary only and should be read in conjunction with "Unaudited Pro Forma Combined Condensed Financial Statements and Unaudited Supplemental Data" included elsewhere in the prospectus.

(2) Gross profit includes foreign exchange losses with respect to the Malaysian Ringgit as detailed in footnote (3) below.


(3) Adjusted EBITDA, for the pro forma periods presented, represents income
    (loss) before income taxes, depreciation, amortization, interest expense and the following adjustments in the chart below. While Adjusted EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements which the Company believes certain investors find to be useful.


                                                              PRO FORMA
                                                   --------------------------------
                                                                 QUARTER ENDED
                                                            -----------------------
                                                                          COMBINED
                                                   FISCAL   OCTOBER 2    OCTOBER 1,
                                                    1999       1998         1999
                                                   ------   ----------   ----------
                                                            (IN MILLIONS)
In-process research and development..............  $  --      $  --        $20.8
Foreign exchange losses..........................   11.4        2.6           --
Cost savings.....................................   11.3        2.8           --
                                                   -----      -----        -----
                                                   $22.7      $ 5.4        $20.8
                                                   =====      =====        =====

   Foreign exchange losses--foreign exchange losses with respect to the Malaysian Ringgit represent losses under contracts entered into by Harris and subsequently terminated. See "Market Risk Management" on page 37 of "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   Cost savings--reflects management's estimate of the effect for a full year of the cost savings related to the closure in January 1999 of one of our facilities ($3.3 million) and additional cost savings which management believes can be achieved as a result of initiatives that were begun during the first quarter of fiscal year 2000 ($8.0 million). These estimated additional cost savings are expected to result from (i) the decrease in royalty payments as we accelerate the use of a new fabrication process that does not rely on third party patents, (ii) the outsourcing of information technology support services currently provided by Harris, (iii) the outsourcing of specialized semiconductor packaging in Malaysia and the related reduction in our workforce and (iv) the downsizing of our European administrative headquarters. While we consider the numerical specificity of the foregoing preliminary estimates and the anticipated cost savings to be reasonable, these estimates and savings are based upon a number of assumptions and estimates that are subject to inherent uncertainty. The actual cost savings could vary from these estimates.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


(4) Total cash interest expense represents the pro forma interest expense less interest on the 11.13% Seller Holding PIK Note, the 13.5% Subordinated Holding PIK Note and amortization of deferred debt issuance costs and accretion of original issue discount as a result of a required allocation of value to the warrants under generally accepted accounting principles.


(5) The ratio of total debt to adjusted EBITDA for the pro forma quarters ended October 2, 1998 and October 1, 1999 is calculated by annualizing adjusted EBITDA for the respective period.


(6) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on debt and amortization of defined debt issuance costs and the portion (about one-third) of rental expense that we believe is representative of the interest component of rental expense. Pro forma fixed charges exceeded pro forma earnings by $35.4 million, $10.9 million and $29.3 million for the pro forma periods fiscal 1999, quarter ended October 2, 1998 and quarter ended combined October 1, 1999, respectively.



(7) Earnings as defined above, fixed charges as defined above plus preferred stock dividends, whether paid or accreted. Pro forma fixed charges and preferred stock dividends exceeded pro forma earnings by $45.6 million, $13.5 million and $31.9 million for the pro forma periods fiscal 1999, quarter ended October 2, 1998 and quarter ended combined October 1, 1999, respectively.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.


ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES--NO ASSURANCE CAN BE GIVEN AS TO THE LIQUIDITY OF ANY TRADING MARKET FOR THE NEW NOTES.



     The old notes are currently eligible for trading in the PORTAL Market, a screen-based market operated by the National Association of Securities Dealers. The PORTAL market is limited to qualified institutional investors as defined by Rule 144A of the Securities Act of 1933. The new notes are new securities for which there is no established market. Intersil does not intend to apply for listing or quotation of the notes on any securities exchange or stock market.



     Credit Suisse First Boston, J.P. Morgan & Co. and Salomon Smith Barney acted as initial purchasers in connection with the offer and sale of the old notes. Some of the initial purchasers have informed us that they intend to make a market in the notes. However, these initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the new notes.



LIMITS ON ABILITY TO RESELL OLD NOTES--FAILURE TO TENDER YOUR OLD NOTES FOR NEW NOTES COULD LIMIT YOUR ABILITY TO RESELL THE OLD NOTES.


     The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


ADVERSE EFFECT ON MARKET FOR OLD NOTES--THE ISSUANCE OF THE NEW NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE OLD NOTES.


     To the extent that old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS MAY LIMIT CASH FLOW AVAILABLE TO INVEST IN THE ONGOING NEEDS OF OUR BUSINESS RATHER THAN SERVICE DEBT WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


     We have a significant amount of indebtedness. The following chart sets forth certain important credit information as of the date, or at the beginning of the periods, specified below regarding Intersil Holding:

                                                                   INTERSIL
                                                                    HOLDING
                                                                 AT OCTOBER 1,
                                                                     1999
                                                               -----------------
                                                                 (IN MILLIONS
                                                                 EXCEPT RATIO)
Total indebtedness..........................................        $545.8
Shareholders' deficit.......................................         (15.4)
Debt to equity (deficit) ratio..............................         (35.4)x


                                                                        PRO FORMA
                                                              -----------------------------
                                                                               COMBINED
                                                              FISCAL YEAR   13 WEEKS ENDED
                                                                 1999       OCTOBER 1, 1999
                                                              -----------   ---------------
                                                                      (IN MILLIONS)
Deficiency of earnings available to cover fixed charges....      $35.4           $29.3


Pro forma interest expense for Intersil Holding for the year ended July 2, 1999 and the combined 13 weeks ended October 1, 1999, would have been $62.7 million and $15.9 million, respectively.

     Our substantial indebtedness could have important consequences to you. For example, it could:

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     o increase the amount of interest expense which we have to pay, because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     o increase our vulnerability to adverse general economic or industry conditions;

     o limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;


     o prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control in our ownership, which would constitute a default under the indenture governing our notes; and



     o place us at a competitive disadvantage compared to our competitors that have less debt.



     See "Description of Certain Indebtedness--Notes," "Capitalization," "Unaudited Pro Forma Consolidated Condensed Financial Statements and Unaudited Other Data" and "Description of Certain Indebtedness."


ADDITIONAL BORROWINGS AVAILABLE--DESPITE CURRENTLY EXPECTED LEVELS OF INDEBTEDNESS, WE AND OUR SUBSIDIARIES WILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.


     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions; and the indebtedness incurred in compliance with these such restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of October 1, 1999, our senior credit facilities provide for additional borrowing of up to about $55.0 million. To the extent new debt is added to our and our subsidiaries' currently anticipated debt levels, the substantial leverage risks described above would increase.


     See "Pro Forma Capitalization," "Selected Historical Consolidated Financial Data," "Description of the Notes" and "Description of Certain Indebtedness."


ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. WE MAY NOT BE ABLE TO GENERATE CASH. IF WE CANNOT OBTAIN THE REQUIRED CASH, WE MAY NOT BE ABLE TO MAKE PAYMENTS UNDER THE NOTES.


     Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.


     Our historical financial results have been, and our future financial results are anticipated to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, certain alternative strategies will require the consent of our senior secured lenders before we engage in any of these strategies.


     See "--Cyclical Industry" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES, LIKE THE OLD NOTES, IS JUNIOR TO OUR AND OUR GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR AND THEIR FUTURE BORROWINGS. FURTHER, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES WILL GENERALLY HAVE PRIORITY WITH RESPECT TO THE ASSETS AND EARNINGS OF SUCH SUBSIDIARIES OVER YOUR CLAIMS.



     The new notes, like the old notes, the Intersil Holding guaranty and the subsidiary guaranties will be subordinated to the prior payment in full of our, Intersil Holding's and the subsidiary guarantors', as the case may be, current and future senior indebtedness to the extent set forth in the indenture. As of July 2, 1999, after giving pro forma effect to the transactions under the Master Transaction Agreement, we would have had about $224.6 million of senior indebtedness, Intersil Holding would have had about $220.0 million of senior indebtedness, consisting of its senior guaranty of our obligations under our senior credit facilities, and the subsidiary guarantors would have had about $220.0 million of senior indebtedness, consisting of their senior guaranty of our obligations under our senior credit facilities. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes only after all payments had been made on our or the guarantors' senior indebtedness. Sufficient assets may not remain after all such payments have been made to make any payments on the notes, including payments on interest when due. The term "Senior Indebtedness" is defined in the "Description of the Notes" section of this offering circular.


     In addition, all payments on the notes and the guaranties will be prohibited in the event of a payment default on certain of our senior indebtedness (including borrowings under the senior credit facilities) and, for limited periods, upon the occurrence of other defaults under such indebtedness.


     We conduct a portion of our business through our subsidiaries. Our foreign subsidiaries are not guaranteeing the notes. Claims of creditors of the non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness, and claims of preferred stockholders (if any) of the non-guarantor subsidiaries will generally have priority with respect to their assets and earnings over the claims of creditors of our company, including holders of the notes, even if the obligations of the subsidiaries do not constitute senior indebtedness. Immediately following the consummation of the transactions under the Master

Transaction Agreement, we anticipate that the non-guarantor subsidiaries will own approximately a quarter of our consolidated assets.


     See "Description of the Notes--Ranking" and "Description of the Notes--Certain Covenants--Limitation on Indebtedness."


ENCUMBRANCES ON ASSETS TO SECURE SENIOR CREDIT FACILITIES--THE NEW NOTES, LIKE THE OLD NOTES, ARE NOT SECURED BY OUR ASSETS AND THOSE OF OUR SUBSIDIARIES, AND THE LENDERS UNDER THE SENIOR CREDIT FACILITIES WILL BE ENTITLED TO REMEDIES AVAILABLE TO A SECURED LENDER WHICH GIVES THEM PRIORITY OVER THE NOTE HOLDERS TO COLLECT AMOUNTS DUE ON OUR DEBT.



     In addition to being subordinated to all of our existing and future senior debt, the new notes, like the old notes, the Intersil Holding guaranty and the subsidiary guaranties will not be secured by any of our assets. Our obligations under the senior credit facilities will be secured by, among other things, a first priority pledge of all of our capital stock, mortgages upon all of the real property owned by us in the United States and by substantially all of the assets of Intersil Holding, our company and each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences will result, foreign) subsidiaries. If we become insolvent or are liquidated, or if payment under the senior credit facilities or in respect of any other secured senior indebtedness is accelerated, the lenders under the senior credit facilities or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the senior credit facilities or such other senior debt). Upon the occurrence of any default under the senior credit facilities (and even without accelerating the indebtedness under the senior credit facilities), the lenders may be able to prohibit the payment of the notes and guaranties under the subordination provisions contained in the indenture governing the notes, or otherwise limit our ability to use our cash flow to make such payments. See "Description of Certain Indebtedness--Senior Credit Facilities" and "Description of the Notes."



RESTRICTIONS AND COVENANTS IN OUR DEBT INSTRUMENTS--RESTRICTIONS IMPOSED BY OUR SENIOR CREDIT FACILITIES AND THE INDENTURE GOVERNING THE NOTES LIMIT OUR ABILITY TO ENGAGE IN OR ENTER INTO BUSINESS, OPERATING AND FINANCING ARRANGEMENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO TAKE ADVANTAGE OF POTENTIALLY PROFITABLE BUSINESS OPPORTUNITIES.


     We cannot assure you that the operating and financial restrictions and covenants in our debt instruments, including the senior credit facilities and the notes, will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest.


     Our senior credit facilities require us to maintain certain financial ratios which become more restrictive over time. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facilities. In the event of any default under our senior credit facilities, the lenders under our senior credit facilities could elect to declare all borrowings outstanding, together with accrued interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on the notes, any of which would be an event of default under the notes.


     See "Description of the Notes" and "Description of Certain Indebtedness."


FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES WHICH WOULD VIOLATE THE TERMS OF THE NOTES.



     Upon the occurrence of a change of control, we will be required to offer to repurchase all outstanding new notes and old notes. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our senior credit facilities will prohibit us from purchasing any notes and provide that the occurrence of a change of control constitute defaults. If we do not obtain a consent of our lenders under our senior credit facilities to repurchase the notes or repay all borrowings under our senior credit facilities, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facilities.


     See "Description of the Notes--Change of Control."


GUARANTY OF OUR PARENT COMPANY, INTERSIL HOLDING CORPORATION--INTERSIL HOLDING CORPORATION DOES NOT HAVE ANY RESOURCES TO SUPPORT ITS GUARANTY OF THE NOTES AND THEREFORE ITS GUARANTY MAY NOT PROVIDE ANY BENEFIT TO THE NOTE HOLDERS.



     Although Intersil Holding has guaranteed the notes on a senior subordinated basis, it currently conducts no business and has no significant assets other than our capital stock and intangible assets. Since all of our capital stock owned by Intersil Holding will be pledged to secure Intersil Holding's guaranty of our obligations under our senior credit facilities, there are currently no resources supporting Intersil Holding's guaranty of the notes besides those to which holders of the notes already have access as our direct creditors. Intersil Holding's guaranty of the notes is subordinated in right of payment to the guaranty by Intersil Holding of our obligations under our senior credit facilities.


     See "Description of the Notes--Guaranties."


CYCLICAL INDUSTRY--DOWNTURNS IN THE BUSINESS CYCLE COULD REDUCE THE REVENUES AND PROFITABILITY OF OUR BUSINESS.



     The semiconductor industry is highly cyclical. In 1998, the semiconductor industry experienced a downturn. Our markets may experience other, possibly more severe and prolonged, downturns in the future. We may also experience significant changes in our operating profit margins as a result of variations in sales, changes in product mix, price competition for orders and costs associated with the introduction of new products.


     The markets for our products depend on continued demand for personal computer, industrial, telecommunications, consumer electronics and automotive goods. There can be no assurance that these end-user markets will not experience changes in demand that will adversely affect our prospects.


NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE--OUR INABILITY TO INTRODUCE NEW PRODUCTS COULD RESULT IN DECREASED REVENUES AND LOSS OF MARKET SHARE TO COMPETITORS; NEW TECHNOLOGIES COULD ALSO REDUCE THE DEMAND FOR OUR PRODUCTS.


     Rapidly changing technology and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Our success in these markets depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. There can be no assurance that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner or that products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. A fundamental shift in technology in our product markets could have a material adverse effect on us.


COMPETITION--OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD REDUCE GROSS PROFIT MARGINS AND THE VALUE OF AN INVESTMENT IN OUR COMPANY.


     The semiconductor industry, and the semiconductor product markets specifically, are highly competitive. Competition is based on price, product performance, quality, reliability and customer service. The gross profit margins realizable in our markets can differ across regions, depending on the economic strength of end-product markets in those regions. Even in strong markets, price pressures may emerge as competitors attempt to gain more share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

RISKS RELATED TO USE OF ESTIMATES IN PRO FORMA FINANCIAL INFORMATION AND ADJUSTED EBITDA--IF ACTUAL RESULTS DIFFER FROM THE ESTIMATES UNDERLYING SOME OF THE PRO FORMA FINANCIAL INFORMATION AND ADJUSTED EBITDA, OUR RESULTS MAY REFLECT HIGHER EXPENSES AND LOWER OPERATING RESULTS.



     The pro forma financial information contained herein assumes that we would have incurred annual expenses of $3.0 million to obtain general and administrative services, either from Harris, under the Transition Services Agreement, or otherwise. Charges under the Transition Services Agreement may exceed historical charges or upon termination of the agreement we might not be able to obtain similar facilities and services on comparable terms. See "The Transactions--Transition Services Agreement. If our actual expenses exceed the estimates, our operating results will be less favorable than those set forth in the pro forma financial statements.



     The Adjusted EBITDA represents income (loss) before income taxes, depreciation, amortization, interest expense and adjustments for in-process research and development, foreign exchange loss and cost savings. It reflects management's estimate of our normalized earnings flow and is an indicator of our anticipated performance. Adjusted EBITDA in this prospectus is based on anticipated cost savings that our management believes are reasonable, including cost savings resulting from a plant closure in January 1999 and certain other cost savings anticipated in connection with other initiatives. We cannot assure you that the anticipated cost savings will be achieved. If our actual savings are less than our estimates or adversely affect our revenues or operations, our results and Adjusted EBITDA will be less than we anticipate and less than the amounts set forth in this prospectus. See "Summary Historical, Pro Forma and Other Data."



FLUCTUATION OF OPERATING RESULTS--OUR OPERATING RESULTS MAY DECREASE DUE TO THE DECLINE OF AVERAGE SELLING PRICES IN THE SEMICONDUCTOR INDUSTRY.


     Intense competition and a general slowdown in the semiconductor industry worldwide have resulted in decreases in the average selling prices of many of our products. We expect that average selling prices for our products will continue to decline in the future. A decline in average selling prices for our products, if not offset by reductions in the costs of providing these products, would decrease our gross profits and could have a material adverse effect on our business, financial condition and results of operation.


CURRENCY EXCHANGE RATE FLUCTUATIONS--FLUCTUATIONS IN THE EXCHANGE RATE OF THE U.S. DOLLAR AND OTHER FOREIGN CURRENCIES COULD INCREASE OPERATING EXPENSES AND NEGATIVELY IMPACT OUR FINANCIAL PERFORMANCE AND RESULTS OF OPERATIONS.



     While we and our subsidiaries transact business primarily in U.S. dollars and most of our revenues are denominated in U.S. dollars, a portion of our costs and revenues are denominated in other currencies, such as the Euro, the Malaysian Ringgit and the Japanese Yen. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our costs of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. From time to time, we have engaged in, and may continue to engage in, exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, any hedging technique that we may implement may not be effective or may result in foreign exchange hedging losses. In the past, we have incurred foreign exchange hedging losses, including $13.3 million during fiscal year 1998 and $11.4 million during fiscal year 1999.



RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS--OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS NOT FACED BY DOMESTIC COMPETITORS WHICH INCLUDE UNFAVORABLE POLITICAL, REGULATORY, LABOR AND TAX CONDITIONS IN OTHER COUNTRIES.



     We cannot be certain to what extent our future operations and earnings may be adversely affected by the risks related to or any other problems arising from operating in international markets. We have significant operations in Kuala Lumpur, Malaysia and additionally generate approximately one-half of our revenue from outside the United States. Risks inherent in doing business on an international level include:



     o unexpected changes in the laws and policies of the United States and of the countries in which we manufacture and sell our products;

     o economic and political instability;





     o trade restrictions; and



     o foreign currency fluctuations.



DEPENDENCE ON SOURCES OF SUPPLY--PRODUCTION TIME AND THE OVERALL COST OF OUR PRODUCTS COULD INCREASE IF WE WERE TO LOSE ONE OF OUR LIMITED NUMBER OF SUPPLIERS OR IF ONE OF THOSE SUPPLIERS INCREASED THE PRICES OF RAW MATERIALS.



     Our results of operations could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. We purchase raw materials, such as silicon wafers, lead frames, mold compound, ceramic packages and chemicals and gases, from a limited number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors.



MANUFACTURING RISKS--DUE TO OUR COMPLEX MANUFACTURING PROCESSES, DELAYS IN PRODUCTION AT NEW FACILITIES, IMPLEMENTING NEW PRODUCTION TECHNIQUES OR IN CURING PROBLEMS ASSOCIATED WITH TECHNICAL EQUIPMENT MALFUNCTIONS MAY LOWER YIELDS AND REDUCE OUR REVENUES.


     Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.


     In addition, as is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have suffered delays in product deliveries or reduced yields. We may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.



CONTROLLING SHAREHOLDERS OF INTERSIL HOLDING--A LIMITED NUMBER OF PERSONS INDIRECTLY CONTROL INTERSIL HOLDING AND MAY EXERCISE THEIR CONTROL IN A MANNER ADVERSE TO YOUR INTEREST.



     Sterling and certain key employees of our company own about 90% of the outstanding voting stock of our parent company, Intersil Holding, which owns all of our outstanding capital stock. By virtue of this stock ownership, they have the power to direct our affairs and will be able to determine the outcome of all matters required to be submitted to shareholders for approval, including the election of a majority of our directors, any merger, consolidation or sale of all or substantially all of our assets, and amendment of our Certificate of Incorporation. Sterling also has a significant equity investment in Fairchild Semiconductor, one of our competitors. See "Business--Competition." Because a limited number of persons control us, transactions could be difficult or impossible to complete without the support of those persons. It is possible that these persons will exercise control over us in a manner adverse to your interests.


     See "Ownership of Capital Stock."


DEPENDENCE ON INTELLECTUAL PROPERTY--WE USE A SIGNIFICANT AMOUNT OF INTELLECTUAL PROPERTY IN OUR BUSINESS. IF WE ARE UNABLE TO PROTECT THIS INTELLECTUAL PROPERTY, WE COULD LOSE OUR RIGHT TO EXCLUSIVE USE OF KEY TECHNOLOGY, RESULTING IN DECREASE REVENUES.



     Our future success and competitive position depend in part upon our ability to obtain and maintain proprietary technology used in our principal products. We rely on intellectual property rights, including, but not limited to, rights existing under patent, trade secret, trademark, maskwork and copyright law, to protect this technology. Some of our technology is not covered by any patent or patent application, and there is risk that:


     o some of the approximately 1,400 patents that we own and other numerous patents that we license from Harris may be invalidated, circumvented, challenged or licensed to others;

     o the license rights granted by Harris, or the patents that we own, will not provide competitive advantages to us; or

     o some of our pending or future patent applications will not be issued within the scope of the claims sought by us, if at all.

Further, others may develop technologies that are similar or superior to our technology, duplicate our technology or design around our patents. In addition, effective patent, trademark, copyright, maskwork and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.


     We also seek to protect our proprietary technology, including technology that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our collaborators, advisors, employees and consultants. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach or that these persons or institutions will not assert rights to intellectual property arising out of this research.



     Some of our current licenses to use others' technology will expire during the next several years, unless extended. In particular, we currently have access to a portfolio of patents under a cross-license agreement that expires in the year 2000. We will then need to negotiate renewals of these agreements or obtain the technology from alternative sources. There is no guarantee that we will be able to obtain renewals on substantially similar terms as those that currently exist.



DEPENDENCE ON INTELLECTUAL PROPERTY ACQUIRED FROM HARRIS--WE HAVE ACQUIRED SUBSTANTIALLY ALL OF OUR INTELLECTUAL PROPERTY FROM HARRIS. TO THE EXTENT OUR USE OF THIS INTELLECTUAL PROPERTY INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WE MAY BE REQUIRED TO CEASE OUR USE OR SALE OF AFFECTED PRODUCTS.


     Under our intellectual property agreement with Harris, Harris has limited, royalty-free, worldwide, nonexclusive license rights (without right to sublicense) to some of our technology. Under our patent assignment and services agreements with Harris, Harris retained the ownership and rights to certain patents for a period of three years after which time the patents will be assigned to us, provided the patents are not the subject of litigation at that time, and with the proviso that any binding obligations on third parties to make royalty or other payments respecting the patents will be retained by Harris. Furthermore, the license agreements under which third parties are licensed to our intellectual property (or intellectual property that is assigned to us) and under which Harris was cross-licensed to the third party's intellectual property, may not be assignable to us. For this situation, Harris agreed to partially indemnify us for limited periods in limited situations against claims that may be made that our activities infringe the intellectual property rights of others. The extent and duration of this indemnification may be insufficient to shield us from the need to make monetary payments to third parties or to facilitate the continued manufacture, use or sale of some affected products.


INTELLECTUAL PROPERTY UPON WHICH WE RELY MAY INFRINGE ON OTHER PARTIES' INTELLECTUAL PROPERTY RIGHTS--WE MAY HAVE TO PAY OTHERS FOR INFRINGING THEIR INTELLECTUAL PROPERTY RIGHTS OR DEFEND OURSELVES IN A LITIGATION, RESULTING IN SIGNIFICANT EXPENSE TO US.



     Vigorous protection and pursuit of intellectual property rights or positions characterize the semiconductor industry. This vigor and pursuit have resulted in significant and often protracted and expensive litigation. We may from time to time be notified of claims that we may be infringing third party patents or other intellectual property rights. For example, a countersuit has been brought against Harris by Ericsson, one of its competitors alleging infringement of four of its patents relating to telephone subscriber line interface circuits and we have been joined as a party. Our liability from this litigation, if any, that arises out of the conduct of the semiconductor business prior to closing is covered by Harris' agreement to provide limited indemnities. We do not believe that the litigation will have a material adverse effect on our business, financial condition or results of operations. It is possible, however, that the litigation will be resolved in a manner that is materially adverse to us. If necessary or desirable, we may, from time to time, seek licenses to patents or other intellectual property rights. However, we cannot be certain that we will obtain these licenses or that the terms of any offered licenses will be acceptable to us, and any acquisition or license could require expenditure of substantial time and other resources. Furthermore, some licenses or other rights to intellectual property of third parties that we use, such as software, may not be freely assignable by Harris to us. Our failure to obtain a license from a third party for technology we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the technology. Litigation could result in significant expense to us, adversely affecting sales of the challenged product or technology and diverting the efforts of our technical and management personnel, whether or not the litigation is determined in our favor. In the event of an adverse outcome in any litigation, we may be required to:


     o pay substantial damages and incur significant attorneys' fees;

     o cease the manufacture, use, sale or importation of infringing products;

     o expend significant resources to develop or acquire non-infringing technology;

     o discontinue the use of some processes; or

     o obtain licenses to intellectual property covering the infringing technology.


RISKS RELATING TO FUTURE ACQUISITIONS--WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS, AND THOSE ACQUISITIONS WHICH WE DO COMPLETE MAY BE DIFFICULT TO INTEGRATE AND RESULT IN INCREASED DEBT AND LIABILITIES.



     We plan to pursue acquisitions of related businesses. We might not be able to identify acquisitions, or, if we complete any acquisition, we may not realize any of the benefits anticipated from these acquisitions. Financing for acquisitions may not be available; and, depending on the terms of these acquisitions, financing could be restricted by the terms of our senior credit facilities and the indenture governing the Notes. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect our financial condition and operating results.


ENVIRONMENTAL LIABILITIES AND OTHER GOVERNMENTAL REGULATIONS--REGULATORY MATTERS COULD FORCE US TO INCUR SIGNIFICANT CAPITAL AND OPERATIONAL COSTS.


     We are subject to various environmental laws and regulations relating to the management, disposal and, under some circumstances, remediation of hazardous materials and wastes and the discharge of pollutants into the air and water. We are also subject to laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous substances. Under the Master Transaction Agreement, Harris agreed to indemnify us for substantially all environmental liabilities related to events or activities occurring prior to the closing of the transactions contemplated by the Master Transaction Agreement. The nature of our ongoing operations exposes us to the risk of liabilities or claims with respect to environmental matters, including those relating to the on- and off-site disposal and release of hazardous materials, and there can be no assurance that material costs will not be incurred in connection with these liabilities or claims.


     Based on our experience, we believe that the future cost of compliance with existing environmental and health and safety laws and regulations (and liability for known environmental conditions even without the Harris indemnity) will not have a material adverse effect on our business, financial condition or results of operations. However, we cannot predict:

     o what environmental or health and safety legislation or regulations will be enacted in the future;

     o how existing or future laws or regulations will be enforced, administered or interpreted; or

     o the amount of future expenditures which may be required to comply with these environmental or health and safety laws or regulations or to respond to future cleanup matters or other environmental claims.

     See "Business--Environmental Matters."

FRAUDULENT CONVEYANCE MATTERS--FEDERAL AND STATE LAWS ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID DEBTS, INCLUDING GUARANTIES, AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US OR THE GUARANTORS.

     If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the notes and the guaranties of the notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under a note or a guaranty could be voided, or claims in respect of a note or a guaranty could be subordinated to all other debts of the debtor or guarantor if, among other things, the debtor or guarantor at the time it incurred the indebtedness evidenced by its note or guaranty:


     o received less than reasonably equivalent value or fair consideration for the incurrence of the debt or guaranty; and


     o one of the following applies:

          o it was insolvent or rendered insolvent by reason of such incurrence;

          o it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or


          o it intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they mature.


In addition, any payment by that debtor or guarantor under its note or guaranty could be voided and required to be returned to the debtor or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair salable value of all of its assets;

     o if the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or


     o it could not pay its debts as they become due.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus.

     These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. These factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing levels; changes in political, social and economic conditions and local regulations; changes in technology and the development of new technology; foreign currency fluctuations; reductions in sales to any significant customers; changes in sales mix; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; the availability, terms and deployment of capital; and our ability to accurately estimate the cost of systems preparation and successfully implement for Year 2000 compliance. Our risks are more specifically described in the "Risk Factors" section of this prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

     We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                          SOURCES AND USES OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive in exchange old notes of like principal amount, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriters are being used in connection with the exchange offer.


     We used the gross proceeds from the sale of the 200,000 units, each consisting of $1,000 principal amount of old notes and one warrant to purchase
27.7778 shares of Class A Common Stock of Intersil Holding, together with the $220.0 million from borrowings under the senior term facilities, and a $120.0 million cash equity contribution to us from Intersil Holding as follows: (i) approximately $520.0 million to pay for the purchase price of the semiconductor business and (ii) $20.0 million to pay fees and expenses relating to the acquisition, the financings in connection with the acquisition and the application of the proceeds of the financings. See "The Transactions."

                                   CAPITALIZATION

     The following table sets forth the capitalization of Intersil and Intersil Holding (on a consolidated basis) as of October 1, 1999. This table should be read in conjunction with "Unaudited Pro Forma Combined Condensed Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Intersil Holding's Consolidated Financial Statements included elsewhere in this prospectus.


                                                       OCTOBER 1, 1999    OCTOBER 1, 1999
                                                       ----------------   ----------------
                                                           INTERSIL       INTERSIL HOLDING
                                                         CORPORATION        CONSOLIDATED
                                                         -----------      ----------------
                                                                            (IN MILLIONS)
Long-term Debt, including Current Portion:
  Senior Credit Facilities:
    Revolving Credit Facility(1) ................           $ 15.0             $ 15.0
    Tranche B Senior Term Facility(2)............            205.0              205.0
  13 1/4% Senior Subordinated Notes(3)...........            199.7              199.7
  13.5% Subordinated Holding PIK Note(4).........               --               30.2
  11.13% Seller Holding PIK Note(5)..............               --               91.4
    Other........................................              4.5                4.5
                                                            ------             ------
         Total long-term debt....................            424.2              545.8
                                                            ------             ------
Mandatorily Redeemable Preferred Stock(6)........               --               86.4

Shareholders' Equity(6):
  Common stock...................................               --                1.0
  Additional paid-in capital(3)(7)...............            212.2                3.2
  Retained deficit...............................            (20.1)             (20.1)
  Accumulated other comprehensive income.........               .4                 .4
                                                            ------             ------
         Total shareholders' equity..............            192.5              (15.5)
                                                            ------             ------
              Total capitalization...............           $616.7             $616.7
                                                            ======             ======


------------------
(1) Represents the drawn portion of $70.0 million available under the Revolving Credit Facility.

(2) The Tranche B Senior Term Facility will mature in 2005 and will require 1% of the original principal amount to be repaid in each of the first five years.

(3) The notes were issued as part of the units, which consist of $200.0 million principal amount of 13 1/4% Senior Subordinated Notes due 2009 and warrants to purchase 5,555,560 shares of Class A Common Stock of Intersil Holding. Reflects the gross proceeds from the units offering of $200.0 million net of $0.3 million ascribed to the warrants. The $0.3 million associated with the sale of the warrants is reflected as an increase to additional paid-in capital of Intersil. The value ascribed to the warrants does not reflect their market value.

(4) Citicorp Mezzanine Partners, L.P. contributed $30.0 million in cash to Intersil Holding in exchange for the 13.5% Subordinated Holding PIK Note due 2010 and warrants to purchase 5,555,560 shares of Class A Common Stock of Intersil Holding. Reflects the gross proceeds of $30.0 million net of $0.3 million ascribed to the warrants. The $0.3 million associated with the sale of the warrants is reflected as an increase to additional paid-in capital of Intersil Holding. The 13.5% Subordinated Holding PIK Note due 2010 is an obligation of Intersil Holding only and is not reflected on the historical or the pro forma financial statements of Intersil.

(5) The 11.13% Seller Holding PIK Note issued to Harris will mature in 2010 and does not require payment of cash interest until then. The 11.13% Seller Holding PIK Note is an obligation of Intersil Holding only and is not reflected in the historical or pro forma financial statements of Intersil, and the proceeds have been contributed to Intersil's capital.


(6) Sterling Holding Company, LLC and senior management, other key employees and certain other investors purchased shares of 12% Series A Cumulative Compounding Preferred Stock and common stock of Intersil Holding, for a total of about $76.5 million in cash and Harris purchased shares of 12% Series A Cumulative Compounding Preferred Stock and common stock of Intersil Holding for about $8.5 million in cash. The total cash preferred stock investment was $85.0 million, and the total cash common stock investment was $5.0 million. See "Ownership of Capital Stock." Intersil has 1,000 shares authorized and 1,000 shares issued and outstanding of its $.01 par value common stock.


(7) Intersil Holding Consolidated Shareholder's Equity is adjusted to eliminate the investment in Intersil of $210.0 million.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma financial statements for Intersil Holding are based on or derived from Intersil Holding's historical predecessor Consolidated Financial Statements included elsewhere in this prospectus. The acquisition of the semiconductor business was consummated on August 13, 1999.


     The Unaudited Pro Forma Combined Statements of Operations of Intersil Corporation and Intersil Holding give effect to the transactions as if they had occurred as of July 4, 1998. The transactions and the related adjustments are described in the accompanying notes. The pro forma financial statements do not purport to represent what Intersil's or Intersil Holding's results of operations or financial position would actually have been had the transactions in fact occurred on the dates specified nor do they purport to project the results of operations or financial position for any future period or at any future date.


     The acquisition of the semiconductor business has been accounted for using the purchase method of accounting. After the acquisition of the semiconductor business, the total purchase cost of the acquisition was allocated to the tangible and intangible assets and liabilities of the semiconductor business based upon their respective fair values. The pro forma adjustments are based upon preliminary estimates that our management believes are reasonable in the circumstances. In the opinion of Intersil Holding's management, all adjustments that are necessary to present fairly the pro forma data have been made. After definitive valuations have been made, the final allocation of the purchase price could differ from the preliminary estimates used herein which would result in changes to the pro forma financial statements; however, any changes are not expected to be material. The purchase price of the acquisition of the semiconductor business is subject to a post-closing adjustment, which has not been finalized.



     The Pro Forma Combined Condensed Financial Statements should be read in conjunction with our Consolidated Financial Statements and notes thereto as of October 1, 1999 and July 2, 1999 and for the fiscal year ended July 2, 1999 the 6 weeks ended August 13, 1999, and the unaudited 13 weeks ended October 2, 1998 and the unaudited 7 weeks ended October 1, 1999, included elsewhere in this registration statement, "Forward Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors--Risks Related to Use of Estimates in Pro Forma Information and Adjusted EBITDA."


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                           FISCAL YEAR ENDED JULY 2, 1999
                                        --------------------------------------------------------------------
                                                 INTERSIL CORPORATION                  INTERSIL HOLDING
                                        ---------------------------------------   --------------------------
                                         HISTORICAL                                             CONSOLIDATED
                                        (PREDECESSOR)   ADJUSTMENTS   PRO FORMA   ADJUSTMENTS    PRO FORMA
                                        -------------   -----------   ---------   -----------   ------------
                                                                   (IN MILLIONS)
Sales:
    Product sales.....................     $532.7         $   --       $532.7       $   --         $532.7
Costs and Expenses:
    Cost of product sales.............      349.8          (10.0)(a)    339.8                       339.8
    Research and development..........       67.0                        67.0                        67.0
    Marketing.........................       66.9                        66.9                        66.9
    Administrative and general........       17.1            3.0 (b)     20.1                        20.1
    Harris corporate expense
       allocation.....................        9.3           (9.3)(b)
    Intangible amortization...........        2.4           10.5 (d)     12.9                        12.9
                                           ------         ------       ------       ------         ------
Operating income......................       20.2            5.8         26.0           --           26.0
    Interest, net.....................       (1.2)          48.5 (c)     47.3         14.1 (f)       61.4
                                           ------         ------       ------       ------         ------
Income (loss) before income taxes.....       21.4          (42.7)       (21.3)       (14.1)         (35.4)
Income taxes (benefit)................       (6.0)         (16.7)(e)    (22.7)        (5.5)(e)      (28.2)
                                           ------         ------       ------       ------         ------
Net income (loss).....................       27.4          (26.0)         1.4         (8.6)          (7.2)
Preferred dividends...................         --             --           --        (10.2)(g)      (10.2)
                                           ------         ------       ------       ------         ------
Net income (loss) to common
  shareholders........................     $ 27.4         $(26.0)      $  1.4       $(18.8)        $(17.4)
                                           ======         ======       ======       ======         ======


 See Accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of
                                  Operations.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                           13 WEEKS ENDED OCTOBER 2, 1998
                                        --------------------------------------------------------------------
                                                 INTERSIL CORPORATION                  INTERSIL HOLDING
                                        ---------------------------------------   --------------------------
                                         HISTORICAL                                             CONSOLIDATED
                                        (PREDECESSOR)   ADJUSTMENTS   PRO FORMA   ADJUSTMENTS    PRO FORMA
                                        -------------   -----------   ---------   -----------   ------------
                                                                   (IN MILLIONS)
Sales:
    Product sales.....................     $122.5                      $122.5                      $122.5
Costs and Expenses:
    Cost of product sales.............       80.5           (2.5)(a)     78.0                        78.0
    Research and development..........       14.8                        14.8                        14.8
    Marketing.........................       16.0                        16.0                        16.0
    Administrative and general........        5.2            0.8 (b)      6.0                         6.0
    Harris corporate expense
       allocation.....................        2.1           (2.1)(b)
    Intangible amortization...........        0.6            2.6 (d)      3.2                         3.2
                                           ------         ------       ------                      ------
Operating income......................        3.3            1.2          4.5                         4.5
    Interest, net.....................       (0.2)          12.1 (c)     11.9          3.5 (f)       15.4
                                           ------         ------       ------       ------         ------
Income (loss) before income taxes.....        3.5          (10.9)        (7.4)        (3.5)         (10.9)
Income taxes (benefit)................       (1.0)          (4.3)(e)     (5.3)        (1.4)(e)       (6.7)
                                           ------         ------       ------       ------         ------
Net income (loss).....................        4.5           (6.6)        (2.1)        (2.1)          (4.2)
Preferred dividends...................         --             --           --         (2.6)(g)       (2.6)
                                           ------         ------       ------       ------         ------
Net income (loss) to common
  shareholders........................     $  4.5         $ (6.6)      $ (2.1)      $ (4.7)        $ (6.8)
                                           ======         ======       ======       ======         ======


 See Accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of
                                  Operations.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                                                             13 WEEKS ENDED OCTOBER 1, 1999
                             -----------------------------------------------------------------------------------------------
                                         6 WEEKS ENDED AUGUST 13, 1999
                             -----------------------------------------------------        7 WEEKS ENDED
                                                                                         OCTOBER 1, 1999
                                                   PRO FORMA                         ------------------------
                               INTERSIL           ADJUSTMENTS                                                     INTERSIL
                              CORPORATION    ----------------------                   INTERSIL      INTERSIL      HOLDING
                              HISTORICAL      INTERSIL     INTERSIL   CONSOLIDATED   CORPORATION    HOLDING     CONSOLIDATED
                             (PREDECESSOR)   CORPORATION   HOLDING     PRO FORMA     HISTORICAL    HISTORICAL    PRO FORMA
                             -------------   -----------   --------   ------------   -----------   ----------   ------------
                                                                      (IN MILLIONS)
Sales:
    Product sales..........      $57.3          $  --       $  --        $57.3         $ 76.6        $  --         $133.9
Costs and Expenses:
    Cost of product
       sales...............       39.6           (1.2)(a)                 38.4           46.6           --           85.0
    Research and
       development.........        8.5                                     8.5            8.4           --           16.9
    Marketing..............        8.2                                     8.2            8.4           --           16.6
    Administrative and
       general.............        2.7            0.3 (b)                  3.0            2.2           --            5.2
    Harris corporate
       expense
       allocation..........        1.2           (1.2)(b)                   --             --           --             --
    Intangible
       amortization........        0.3            1.2 (d)                  1.5            1.4           --            2.9
    In-process R&D charge..         --                                      --           20.8           --           20.8
                                 -----          -----       -----        -----         ------        -----         ------
Operating income (loss)....       (3.2)           0.9          --         (2.3)         (11.2)          --          (13.5)
    Interest, net..........       (0.1)           5.6 (c)     1.6 (f)      7.1            6.8          1.9           15.8
                                 -----          -----       -----        -----         ------        -----         ------
Income (loss) before income
  taxes....................       (3.1)          (4.7)       (1.6)        (9.4)         (18.0)        (1.9)         (29.3)
Income taxes (benefit).....       (0.1)          (1.8)(e)    (0.6)(e)     (2.5)           0.2           --           (2.3)
                                 -----          -----       -----        -----         ------        -----         ------
Net income (loss)..........       (3.0)          (2.9)       (1.0)        (6.9)         (18.2)        (1.9)         (27.0)
Preferred dividends........         --             --        (1.2)(g)     (1.2)            --         (1.4)          (2.6)
                                 -----          -----       -----        -----         ------        -----         ------
Net income (loss) to common
  shareholders.............      $(3.0)         $(2.9)      $(2.2)       $(8.1)        $(18.2)       $(3.3)        $(29.6)
                                 =====          =====       =====        =====         ======        =====         ======


 See Accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of
                                  Operations.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

     The unaudited pro forma consolidated statements of operations give effect to the following adjustments:

(a) The total purchase price of $630.0 million was allocated to the assets and liabilities of the semiconductor business based upon their approximate fair value. The preliminary fair value of the net assets acquired exceeded the purchase price resulting in negative goodwill. This negative goodwill was allocated to property and equipment and identified intangible assets based on their relative fair value as follows:

                                                                               ALLOCATION
                                                              FAIR VALUE OF    OF EXCESS     ADJUSTED
                                                             ASSETS ACQUIRED   FAIR VALUE   FAIR VALUE
                                                             ---------------   ----------   ----------
           Net current assets.............................       $160.9              --       $160.9
           Other amounts..................................          9.0              --          9.0
           Property & equipment...........................        486.0         $(137.5)       348.5
           Developed technology...........................         80.0           (22.6)        57.4
           Customer base..................................         33.0            (9.3)        23.7
           In-process research and development............         29.0            (8.2)        20.8
           Assembled workforce............................         13.5            (3.8)         9.7
                                                                 ------         -------       ------
                                                                  811.4         $ 181.4       $630.0
                                                                                =======       ======
           Purchase price.................................        630.0
                                                                 ------
           Excess fair value..............................       $181.4
                                                                 ======

    As a result of the allocation of negative goodwill to property, plant and equipment, the net book carrying value at August 13, of $403.7 million was reduced by $55.2 million to the fair value of $348.5 million. Therefore, for pro forma purposes, depreciation expense was reduced by $10.0 million, $2.5 million and $1.2 million for the fiscal year ended July 2, 1999, the 13 weeks ended October 2, 1998 and the 6 weeks ended August 13, 1999, respectively.

(b) Historically, Harris allocated corporate headquarters expenses to the semiconductor business based on the semiconductor business' net sales as a percentage of Harris' net sales. This pro forma adjustment represents the elimination of this allocation and our estimate of the cost of replacing these services as a stand-alone company, calculated as follows:

                                                                           13 WEEKS
                                                    FISCAL YEAR ENDED        ENDED         6 WEEKS ENDED
                                                      JULY 2, 1999      OCTOBER 2, 1998   AUGUST 13, 1999
                                                    -----------------   ---------------   ---------------
                                                                        (IN MILLIONS)
           Harris corporate expenses                      $ 9.3              $ 2.1             $ 1.2
              allocation.........................
                                                          -----              -----             -----
           Company's anticipated expenses:
              Finance, legal and professional....           2.0                0.5              0.20
              Human resources/benefits...........           0.5                0.2              0.05
              Other..............................           0.5                0.1              0.05
                                                          -----              -----             -----
                   Total anticipated expenses....           3.0                0.8               0.3
                                                          -----              -----             -----
           Net reduction.........................         $ 6.3              $ 1.3             $ 0.9
                                                          =====              =====             =====





(c) Represents interest expense associated with the indebtedness incurred in connection with the acquisition of the semiconductor business, calculated as follows:


                                                                           13 WEEKS
                                                    FISCAL YEAR ENDED        ENDED         6 WEEKS ENDED
                                                      JULY 2, 1999      OCTOBER 2, 1998   AUGUST 13, 1999
                                                    -----------------   ---------------   ---------------
                                                                        (IN MILLIONS)
           Interest on Notes (13.25% on $200.0
              million)...........................         $26.5              $ 6.6             $ 3.1
           Estimated interest on Senior Term
              Facility (9.30% on $205.0
              million)...........................          19.1                4.8               2.2
           Estimated interest on Revolving Credit
              Facility (8.55% on $15.0
              million)...........................           1.3                0.3               0.1
                                                          -----              -----             -----
                   Total cash interest expense...          46.9               11.7               5.4
           Deferred financing fees...............           1.6                0.4               0.2
                                                          -----              -----             -----
                   Total interest expense........         $48.5              $12.1             $ 5.6
                                                          =====              =====             =====


    A change in the interest rate on the Senior Term Facility and the Revolving Credit Facility of one-eighth of one percent (0.125%) would change interest expense by $0.28 million for the fiscal year ended July 2, 1999, $0.07 million for the thirteen weeks ended October 2, 1998 and $0.03 million for the six weeks ended August 13, 1999.

    Financing fees are composed of $6.0 million on the notes (amortized over 10 years) and $6.2 million on the Senior Term Facility and Revolving Credit Facility (amortized over 6 years).


(d) Represents the adjustment to reflect additional amortization expense for the identified intangible assets. The preliminary appraisal of the acquired business, after adjustment for negative goodwill, included $111.6 million of identified intangible assets including, $57.4 million of developed technology, $23.7 million to customer base, $9.7 million to assembled workforce and $20.8 million of purchased in-process research and development. The purchased in-process research and development related to various products under development that had not yet reached technological feasibility and had no future alternative uses. Pursuant to Regulation S-X, the in-process research and development has been written off against retained earnings and has not been reflected in the pro forma consolidated statement of operations for the unaudited pro forma combined statement of operations for the fiscal year ended July 2, 1999. The remaining identified intangibles are being amortized over the following lives:


                                                                  13 WEEKS
                                           FISCAL YEAR ENDED        ENDED         6 WEEKS ENDED
IDENTIFIED INTANGIBLE  AMOUNT     LIFE       JULY 2, 1999      OCTOBER 2, 1998   AUGUST 13, 1999
---------------------  ------   --------   -----------------   ---------------   ---------------
                                                               (IN MILLIONS)
Developed              $57.4    11 years         $ 5.2              $ 1.3             $0.6
  technology.........
Customer base........   23.7     7 years           3.4                0.8              0.4
Assembled
  workforce..........    9.7     5 years           1.9                0.5              0.2
                                                 -----              -----             ----
                                                 $10.5              $ 2.6             $1.2
                                                 =====              =====             ====

    The purchase price is subject to a post closing adjustment based on the level of working capital on the closing date.


(e) Represents the adjustment of the pro forma income tax provision related to the pro forma pretax adjustments for Intersil and Intersil Holding computed on a stand-alone basis at an effective tax rate of 39% for domestic adjustments.



(f) Represents interest expense associated with Intersil Holding's indebtedness incurred in connection with the acquisition of the semiconductor business, calculated as follows:


                                                                           13 WEEKS
                                                    FISCAL YEAR ENDED        ENDED         6 WEEKS ENDED
                                                      JULY 2, 1999      OCTOBER 2, 1998   AUGUST 13, 1999
                                                    -----------------   ---------------   ---------------
                                                                        (IN MILLIONS)
           Interest on Subordinated Holding PIK
              Note (13.50% on $30.0 million).....         $ 4.1              $ 1.0             $0.5
           Interest on Seller Holding PIK Note
              (11.13% on $90.0 million)..........          10.0                2.5              1.1
                                                          -----              -----             ----
                                                          $14.1              $ 3.5             $1.6
                                                          =====              =====             ====


(g) Represents the adjustment for the accretion of the 12% cumulative dividends on the 85,000 shares of the mandatorily redeemable 12% Series A Cumulative Compounding Preferred Stock, with a stated value of $1,000 per share.

               SELECTED HISTORICAL FINANCIAL DATA AND OTHER DATA


     The following table sets forth selected historical financial data and supplemental data for Intersil Holding and its predecessor. The historical financial data as of and for fiscal years 1997, 1998, 1999 and the 6 weeks ended August 13, 1999 are derived directly from Intersil Holding's predecessor's audited Consolidated Financial Statements included elsewhere in this prospectus, except for revenue categorized by business unit, which is derived from Intersil Holding's predecessor's books and records. The historical financial data as of and for fiscal years ended 1995 and 1996, which are not included in this prospectus, and the 13 weeks ended October 2, 1998 included elsewhere in this prospectus, are derived directly from Intersil Holding's predecessor's unaudited Consolidated Financial Statements. The historical financial data as of and for the 7 weeks ended October 1, 1999 are derived directly from Intersil Holding's unaudited Consolidated Financial Statements included elsewhere in this prospectus. The unaudited Consolidated Financial Statements include all adjustments necessary for the fair presentation of the financial condition and the results of operations for these periods and as of these dates. This information should be read in conjunction with the Consolidated Financial Statements included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                              PREDECESSOR                             PREDECESSOR
                                               ------------------------------------------   --------------------------------
                                                              FISCAL YEARS                  13 WEEKS ENDED    6 WEEKS ENDED
                                               ------------------------------------------   --------------    ---------------
                                                1995     1996     1997     1998     1999    OCTOBER 2, 1998   AUGUST 13, 1999
                                               ------   ------   ------   ------   ------   ---------------   ---------------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenue:
    Analog & Mixed-Signal...................   $379.2   $393.6   $384.4   $390.4   $352.8         $ 79.8           $ 36.3
    Discrete Power..........................    128.2    176.6    154.5    176.4    161.6           38.5             18.0
    Wireless................................      0.0      0.0      6.4     10.0     18.3            4.2              3.0
                                               ------   ------   ------   ------   ------         ------           ------
Total revenue...............................   $507.4   $570.2   $545.3   $576.8   $532.7         $122.5           $ 57.3
                                               ======   ======   ======   ======   ======         ======           ======
Gross profit................................   $178.5   $227.1   $199.3   $207.5   $182.9         $ 42.0           $ 17.7
Research and development....................     50.6     69.4     75.2     75.1     67.0           14.8              8.5
Selling, general and administrative.........     94.6    103.6     99.3     98.2     84.0           21.2             10.9
Harris corporate expense allocation.........      9.1     10.3     10.0     10.0      9.3            2.1              1.2
Intangible amortization.....................      2.3      2.3      2.3      2.3      2.4            0.6              0.3
In-process R&D charge.......................       --       --       --       --       --             --               --
                                               ------   ------   ------   ------   ------         ------           ------
Operating income (loss).....................     21.9     41.5     12.5     21.9     20.2            3.3             (3.2)
Interest, net...............................      0.6     (1.0)    (0.6)    (0.9)    (1.2)          (0.2)            (0.1)
                                               ------   ------   ------   ------   ------         ------           ------
Income (loss) before income taxes...........     21.3     42.5     13.1     22.8     21.4            3.5             (3.1)
Income taxes (benefit)......................     (4.3)     2.6      1.9      9.9     (6.0)          (1.0)            (0.1)
                                               ------   ------   ------   ------   ------         ------           ------
Net income (loss)...........................     25.6     39.9     11.2     12.9     27.4            4.5             (3.0)
Preferred dividends.........................       --       --       --       --       --             --               --
                                               ------   ------   ------   ------   ------         ------           ------
Net income (loss) to common shareholders....   $ 25.6   $ 39.9   $ 11.2   $ 12.9   $ 27.4         $  4.5           $ (3.0)
                                               ======   ======   ======   ======   ======         ======           ======
LOSS PER SHARE:
Basic and diluted...........................
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (IN MILLIONS):
Basic and diluted...........................
SUPPLEMENTAL DATA:
Depreciation................................   $ 44.5   $ 47.6   $ 50.2   $ 65.0   $ 78.2         $ 19.0           $  8.7
Capital expenditures........................   $ 80.4   $141.8   $173.3   $ 90.2   $ 38.6         $ 13.1           $  1.9
Total interest expense......................   $   --   $   --   $   --   $   --   $  0.1         $   --           $   --
Ratio of earnings to fixed
  charges(1)................................      9.5x    21.2x     7.0x    11.9x    10.7x           8.0x              (3)
Ratio of earnings to fixed charges and
  preferred stock dividends(2)..............      9.5x    21.2x     7.0x    11.9x    10.7x           8.0x              (4)
BALANCE SHEET DATA (END OF PERIOD):
Cash........................................   $   --   $   --   $   --   $   --   $   --         $   --           $  1.4
Total assets................................    546.2    647.0    773.3    810.3    761.2          801.0            736.1
Long-term debt, including current portion...       --       --      1.4      4.1      4.6            4.0              4.5
Mandatorily redeemable preferred stock......       --       --       --       --       --             --               --
Total shareholders' equity (deficit)........    456.2    520.9    646.2    699.1    658.9          705.7            657.3













                                                 SUCCESSOR
                                              ---------------
                                               7 WEEKS ENDED
                                              ---------------
                                              OCTOBER 1, 1999
                                              ---------------

STATEMENT OF OPERATIONS DATA:
Revenue:
    Analog & Mixed-Signal...................      $ 46.5
    Discrete Power..........................        26.9
    Wireless................................         3.2
                                                  ------
Total revenue...............................      $ 76.6
                                                  ======
Gross profit................................      $ 30.0
Research and development....................         8.4
Selling, general and administrative.........        10.6
Harris corporate expense allocation.........          --
Intangible amortization.....................         1.4
In-process R&D charge.......................        20.8
                                                  ------
Operating income (loss).....................       (11.2)
Interest, net...............................         8.7
                                                  ------
Income (loss) before income taxes...........       (19.9)
Income taxes (benefit)......................         0.2
                                                  ------
Net income (loss)...........................       (20.1)
Preferred dividends.........................        (1.4)
                                                  ------
Net income (loss) to common shareholders....      $(21.5)
                                                  ======
LOSS PER SHARE:
Basic and diluted...........................      $(0.22)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  (IN MILLIONS):
Basic and diluted...........................       100.0
SUPPLEMENTAL DATA:
Depreciation................................      $  8.7
Capital expenditures........................      $  3.4
Total interest expense......................      $  8.7
Ratio of earnings to fixed
  charges(1)................................          (3)
Ratio of earnings to fixed charges and
  preferred stock dividends(2)..............          (4)
BALANCE SHEET DATA (END OF PERIOD):
Cash........................................      $ 33.8
Total assets................................       736.7
Long-term debt, including current portion...       545.8
Mandatorily redeemable preferred stock......        86.4
Total shareholders' equity (deficit)........       (15.4)


------------------
(1) Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on debt and amortization of deferred debt issuance costs and the portion (about one-third) of rental expense that Intersil Holding believes is representative of the interest component of rental expense.

(2) Earnings as defined above, fixed charges as defined above plus preferred stock dividends, whether paid or accreted.

(3) The deficiency of earnings available to cover fixed charges for the six weeks ended August 13, 1999 and for the seven weeks ended October 1, 1999 is $3.1 million and $19.9 million, respectively.

(4) The deficiency of earnings available to cover fixed charges and preferred stock dividends for the six weeks ended August 13, 1999 and for the seven weeks ended October 1, 1999 is $3.1 million and $21.3 million, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by reference to Intersil Holding's Consolidated Financial Statements, including the notes thereto appearing elsewhere in this prospectus. Except for historical information, the discussions in this section of the prospectus contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed below. Intersil Holding is a holding company whose sole assets are its investment in Intersil's capital stock and certain intangible assets. Intersil Holding is dependent on the receipt of dividends or distributions from Intersil to fund its obligations.

OVERVIEW

     We are a leading systems level designer and manufacturer of analog, mixed signal, discrete power and wireless communications semiconductors. We use our proprietary technologies and design capabilities to provide systems solutions for the communications power management and wireless markets. We sell over 4,500 products to more than 28,000 customers worldwide.

BASIS OF PRESENTATION


     Intersil was formed through a series of transactions, in which Intersil and its parent, Intersil Holding, acquired the Semiconductor Business of Harris on August 13, 1999. Intersil Holding currently has no operations but holds common stock related to its investment in Intersil and certain indebtedness related to the Semiconducter Business acquisition. Intersil and its wholly-owned domestic and foreign subsidiaries include the operations of the Predecessor. Our first quarter of fiscal year 2000 began on July 3, 1999 and ended October 1, 1999.


     The total purchase price of the Semiconductor Business acquisition was $630 million, which included transaction costs of approximately $7.8 million and deferred financing costs of $12.2 million. The consideration paid by Intersil Holding was $520.0 million in cash of which $420.0 million was financed through borrowings from the senior credit facilities, the 13 1/4% Senior Subordinated Notes and 13.5% Subordinated Holding PIK Note and the issuance of a $90.0 million "Pay-In-Kind" (PIK) note to Harris.



     The acquisition was accounted for using the purchase method of accounting and accordingly, the operating results of the Semiconductor Business have been included in Intersil's consolidated financial statements since the date of acquisition. The total purchase price was allocated to the assets and liabilities of the Semiconductor Business based upon their approximate fair value. The fair value of the net assets acquired exceeded the purchase price resulting in negative goodwill of approximately $181 million. This negative goodwill was allocated to the identified intangibles and property and equipment based on their relative fair values. The most significant effects were to decrease property, plant and equipment and to increase certain intangibles and liabilities. Accordingly, certain financial information for the periods prior to August 13, 1999 is not comparable to periods subsequent to August 13, 1999. All income statement information for the first quarter of fiscal year 2000 represents the combined results of the semiconductor business from July 3, 1999 through August 13, 1999 and Intersil Holding from August 14, 1999 through October 1, 1999.

QUARTERLY RESULTS

     The following table sets forth the unaudited historical quarterly net sales and gross profits of our product groups:

                                                                                                    COMBINED
                                                                                                     FISCAL
                                                                                                      YEAR
                                    FISCAL YEAR 1998                    FISCAL YEAR 1999              2000
                            ---------------------------------   ---------------------------------   --------
                              Q1       Q2       Q3       Q4       Q1       Q2       Q3       Q4        Q1
                            ------   ------   ------   ------   ------   ------   ------   ------   --------
                                                 (IN MILLIONS, EXCEPT FOR PERCENTAGES)
Net Sales
Analog & Mixed-Signal.....  $ 96.3   $ 93.9   $ 95.2   $105.0   $ 79.8   $ 86.2   $ 88.5   $ 98.3    $ 82.8
Discrete Power............    44.7     45.2     45.7     40.8     38.5     34.8     42.3     46.0      44.9
Wireless..................     2.9      2.2      2.6      2.3      4.2      3.1      4.6      6.4       6.2
                            ------   ------   ------   ------   ------   ------   ------   ------    ------
    Total.................  $143.9   $141.3   $143.5   $148.1   $122.5   $124.1   $135.4   $150.7    $133.9
                            ======   ======   ======   ======   ======   ======   ======   ======    ======

Gross Profit
Analog & Mixed-Signal.....  $ 34.2   $ 39.4   $ 39.9   $ 46.5   $ 33.0   $ 33.2   $ 38.3   $ 42.1    $ 34.7
Discrete Power............    10.8     12.4     10.6     10.3      8.1      5.0      7.2      9.5      10.8
Wireless..................     0.9      0.1      1.1      1.3      0.9      0.8      1.6      3.2       2.2
                            ------   ------   ------   ------   ------   ------   ------   ------    ------
    Total.................  $ 45.9   $ 51.9   $ 51.6   $ 58.1   $ 42.0   $ 39.0   $ 47.1   $ 54.8    $ 47.7
                            ======   ======   ======   ======   ======   ======   ======   ======    ======
Gross Profit Percentage
Analog & Mixed-Signal.....      36%      42%      42%      44%      41%      39%      43%      43%       42%
Discrete Power............      24       27       23       25       21       14       17       21        24
Wireless..................      31        5       42       57       21       26       35       50        35
    Total.................      32       37       36       39       34       31       35       36        36

     Our first fiscal quarter is generally the weakest due to slow demand from government customers, model year changeovers in the automotive industry and summer holiday seasons, primarily in Europe. Our fourth fiscal quarter is generally the strongest due to strong demand from government customers.


     The semiconductor industry has historically experienced declining selling prices over the past 15 years, and we expect that trend to continue in the future. We expect to realize productivity gains which will offset the decline in average selling prices and therefore we do not anticipate a significant adverse effect on our financial condition.


     Industry demand weakened significantly in the first half of fiscal 1999 due to widespread inventory adjustments which led to excess manufacturing capacity and steep declines in product prices. This trend impacted all three product groups. Our results, and the industry as a whole, began to strengthen in the third fiscal quarter of 1999, with an increase in sales of 9.1% from the second quarter to the third quarter and 11.3% from the third quarter to the fourth quarter.


     As Wireless is an emerging business, gross margins have fluctuated during the start-up period due to timing of sales and variability of yield performance.

RESULTS OF OPERATIONS

     The following table sets forth income statement data for the periods indicated as a percentage of net sales:

                                              FISCAL YEAR                     13 WEEKS ENDED
                                     -----------------------------      --------------------------
                                                                                         COMBINED
                                                                        OCTOBER 2,      OCTOBER 1,
                                     1997        1998        1999          1998            1999
                                     -----       -----       -----      ----------      ----------
Revenue:
  Analog & Mixed-Signal............   70.5%       67.7%       66.2%         65.2%           61.9%
  Discrete Power...................   28.3        30.6        30.4          31.4            33.5
  Wireless.........................    1.2         1.7         3.4           3.4             4.6
                                     -----       -----       -----        ------          ------
     Total.........................  100.0       100.0       100.0         100.0           100.0
                                     -----       -----       -----        ------          ------
Cost and Expenses
  Cost of goods sold...............   63.5        64.0        65.6          65.7            64.4
  Research and development.........   13.8        13.0        12.6          12.1            12.6
  Selling, general and
     administrative................   20.0        18.8        17.5          19.0            17.0
  Intangible amortization..........    0.4         0.4         0.5           0.5             1.3
  In-process research and
     development...................     --          --          --            --            15.5
                                     -----       -----       -----        ------          ------
     Operating income..............    2.3         3.8         3.8           2.7          (10.8)
  Interest, net....................   (0.1)       (0.2)       (0.2)         (0.2)            6.4
                                     -----       -----       -----        ------          ------
Income (loss) before income
  taxes............................    2.4         4.0         4.0           2.9           (17.2)
Income taxes (benefit).............    0.3         1.8        (1.1)         (0.8)            0.1
                                     -----       -----       -----        ------          ------
Net income (loss)..................    2.1%        2.2%        5.1%          3.7%          (17.3)%
                                     =====       =====       =====        ======          ======

Q1 FISCAL 2000 COMPARED WITH Q1 FISCAL 1999

  Net Sales

     Net sales for the first quarter of fiscal year 2000 increased 9.3% to $133.9 million from $122.5 million in the first quarter of fiscal year 1999. The quarter over quarter growth is the result of improved demand across all business units, primarily as a result of improved market conditions. Wireless sales growth of 48% was driven by increased market acceptance of our PRISM(Registered) products.

     Geographically, 48.7%, 22.8% and 28.5% of product sales were derived in North America, Europe and Asia, respectively, during the first quarter of fiscal year 2000, compared to 55.6%, 25.1%, and 19.3% in the first quarter of fiscal year 1999.

  Gross Margin


     Cost of goods sold consists primarily of purchased materials, labor and overhead (including depreciation) associated with product manufacturing, plus royalty, warranty and sustaining engineering expenses pertaining to products sold. Gross margin on product sales increased 13.6% to $47.7 million in the first quarter of fiscal year 2000 from $42.0 million in the first quarter of fiscal year 1999. As a percent of sales, gross margin was 35.6% in the first quarter of fiscal year 2000 and 34.3% in the first quarter of fiscal year 1999. This increase was substantially due to greater capacity utilization, from 60% in Q1 Fiscal 1999 to 76% in Q1 Fiscal 2000, and increased manufacturing efficiencies resulting from cost reductions related to head count reductions, as well as a decrease in depreciation expense resulting from a revaluation of our property, plant and equipment due to purchase accounting.

  Operating Expenses

     R&D expenses consist primarily of salaries and selected costs of employees engaged in product/process research, design and development activities, as well as related subcontracting activities, prototype development, cost of design tools and technology license agreement expenses. R&D expenses increased 14.2% to $16.9 million in the first quarter of fiscal year 2000 from $14.8 million in the first quarter of fiscal year 1999. As a percent of sales, R&D expenses remained relatively flat at 12.6% in the first quarter of fiscal year 2000 from 12.1% in the first quarter of fiscal year 1999. R&D expense included continued investment in the PRISM(Registered) chip set and in the Discrete Power integrated circuits area, focusing in the categories of communications and computing, which led our growth of new product revenue during fiscal year 1999.

     In connection with the acquisition, we allocated $20.8 million of the purchase price to in-process R&D projects. This allocation represents the estimated fair value based on risk-adjusted cash flows related to the incomplete products. At the date of acquisition, the development of these projects had not yet reached technological feasibility and the in-process R&D had no alternative future uses. Accordingly, these costs were expensed as a one-time charge to earnings in the first quarter of fiscal year 2000.

     In making the purchase price allocation, we relied on present value calculations of income, an analysis of project accomplishments and completion costs and an assessment of overall contribution and project risk. The amounts assigned to the in-process R&D were determined by identifying significant research projects for which technological feasibility had not been established.


     The amounts assigned to the in-process R&D were determined by identifying significant research projects for which technological feasibility had not been established. The fair values assigned to each of the significant projects and the stage of completion are reported below.



                                                                   FAIR VALUE         STAGE OF
PRODUCT                                                           (IN MILLION)       COMPLETION
-------                                                           -------------      ----------
SMPS IGBT...................................................          $ 2.4              60%
PRISM II....................................................            2.4              90%
HIP 6601/2/3................................................            1.5              75%
HC 1540.....................................................            0.4              80%
HC 7581.....................................................            3.4              60%
HIP 6210/6220...............................................            2.4              50%
DC to DC Power Converters...................................            2.2              35%
Gen III Radiation Hardened MOSFETs..........................            8.0              60%
Other.......................................................            6.3              38%
                                                                      -----              --
  Total.....................................................          $29.0
                                                                      =====



     A discussion of the most significant projects follows:


  SMPS IGBT


     SMPS IGBT refers to a project researched and in development in our discrete power product line area. AC to DC power supplies are designed to use high voltage power metal oxide semiconductor field effect transistors, or MOSFETs, to convert an AC voltage into a DC voltage. The new switch mode power supply, or SMPS, family of insulated gate bipolar transistors, or IGBTs, will combine the fast speed, unclamped inductive switching and low gate charge speed of the power MOSFET with the high current density and low forward voltage drop of the IGBT. The result will be a lower cost and more efficient product than currently available high voltage MOSFET products.


  PRISM II

     PRISM II refers to a project researched and in development in our wireless product line area. PRISM II will be a complete silicon solution for the design of Wireless Local Area Networks, or WLANs. Comprised of five highly integrated chips incorporating advanced silicon germanium technology, PRISM II will deliver all required analog and digital circuitry for the physical and medium access controller layers, while providing a complete "antenna-to-computer" solution for high data rate WLANs. The product will provide end-users in the computer market with a low cost, small and lightweight medium for WLAN connection.

  HIP6601/2/3


     HIP6601/2/3 refers to another chipset family researched and in development in our analog and mixed signal product line area. HIP6601/2/3 will be designed to support the next generation Intel and AMD processors that will be used in file servers, desktops and workstations. The HIP6601, HIP6602 and HIP6603 will be a family of similar controllers and drivers designed to support various high performance CPU power supply conversion requirements.


  HC1540

     HC1540 refers to an integrated circuit and relay researched and in development in our analog and mixed signal product line area. HC1540 will be a high voltage, switch for use in the telecom industry.

  HC7581

     HC7581 refers to a new subscriber line interface circuit, or SLIC, researched and in development in our analog and mixed signal product line area. SLICs are required in all telecom exchange systems to interface with signals entering into telecommunication systems.

  HIP6210/6220

     HIP6210/6220 refer to a chipset researched and in development in our analog and mixed signal product line area. HIP6210/6220 are designed to support the personal computer market by saving energy. These chips will sense different power requirement levels and regulate the flow of the power based on essential needs.

  DC to DC Power Converters

     DC to DC power converters refer to a project researched and in development in our space and defense group. The DC to DC power converter will be the first in a series of radiation-hardened, high reliability power supplies. This power supply source will be smaller in size, of less weight and more efficient than currently available technology. The initial market will be for usage in satellites. However, a variety of other commercial and military space applications are envisioned.

  Gen III Radiation Hardened MOSFETs


     Gen III radiation hardened metal oxide semiconductor field effect transistors, or MOSFETs, refer to a project researched and in development in our discrete power product line area. This technology will reduce the die size used in commercial satellites by 50% while maintaining a high degree of radiation hardness. Launch costs of commercial satellites are directly proportional to a satellite's size and weight. The die size reduction will enable us to place our silicon in packages that are smaller and lighter thereby providing the end-user with a more economical printed circuit board.


     The value assigned to purchased in-process R&D was determined by estimating the costs to develop the purchased in-process R&D into commercially viable products and discounting the net cash flows to their present value.

     Remaining development efforts for these in-process R&D projects include various phases of design, development and testing. The anticipated completion dates for the in-process R&D projects will occur within the next one and one half years, after which we expect to begin generating economic benefits from the technologies. Expenditures to complete these projects are expected to total approximately $12.1 million in fiscal year 2000, and $1.3 million in fiscal year 2001.

     These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur. We expect to continue these development efforts and believe we have a reasonable chance of successfully completing the R&D programs.

However, there is risk associated with the completion of the projects and there is no assurance that any will meet with either technological or commercial success.

     SG&A costs, which include marketing, selling, administrative and general expenses, and Harris corporate expense allocation, decreased 3.0% to $22.7 million in the first quarter of fiscal year 2000 from $23.4 million in the first quarter of fiscal year 1999. The decrease in SG&A was primarily due to increased efficiencies resulting from a reorganization of the internal sales force and external sales representative firms in fiscal year 1999 and reduction of administrative expenses including headcount reductions. Operating expenses include allocated charges by Harris to us for legal, financial and other administrative expenses of $1.2 million for the six weeks of the first quarter of fiscal year 2000 and $2.1 million for all of the first quarter of fiscal year 1999. Certain intangible assets were recorded on the opening balance sheet of Intersil as part of purchase accounting. These assets will be amortized over their useful lives ranging from five to eleven years.

  Interest Expense

     In connection with the acquisition of the semiconductor business, we and Intersil Holding entered into new credit facilities. See "--Liquidity and Capital Resources." Interest expense related to this debt for Intersil Holding during the first quarter of fiscal year 2000 was $8.6 million, excluding interest income of $0.1 million.

  Tax Expense

     The tax benefit for the combined first quarter of fical year 2000 is not comparable to the first quarter of fiscal year 1999, due to the different tax structures of the semiconductor business and Intersil Holding.

  Backlog

     We had backlog at October 1, 1999 of $180.8 compared to $174.0 million at July 2, 1999.

FISCAL 1999 COMPARED WITH 1998

  Net Sales


     Net sales for fiscal year 1999 decreased 7.6% to $532.7 million from $576.8 million in fiscal year 1998. This decrease is the result of continued soft market conditions and resulting adverse effects on semiconductor demand. This trend continued through the second quarter of fiscal 1999. We believe that the principal causes for the decline were initially high inventory levels of our products at our distributors which decreased 17% from fiscal year 1998 to fiscal year 1999, as well as high inventory at customers. This was followed by an overall drop in global semiconductor demand of 8.5% in calendar year 1998. Particularly hard hit were our Discrete Power products where prices of power metal oxide semiconductor field effect transistors, or MOSFETs, declined by nearly 15%. Additionally, distributors and major OEMs reduced the amount of pipeline inventory in the channel, taking advantage of the shorter lead-times and lower prices. During the third fiscal quarter of 1999, we began to experience an increase in new orders, which resulted in a 9.1% increase in sales in the third quarter versus the preceding quarter. The positive trend continued into the fourth quarter with an increase in sales of 11.3% from the third quarter.


     Geographically, 53.5%, 24.6% and 21.9% of product sales were derived in North America, Europe and Asia, respectively, during fiscal year 1999, compared to 53.8%, 28.0%, and 18.2% in fiscal year 1998.

  Gross Margin

     Gross margin on product sales declined 11.9% to $182.9 million in fiscal year 1999 from $207.5 million in fiscal year 1998. As a percent of sales, gross margin was 34.3% in fiscal year 1999 and 36.0% in fiscal year 1998. This decrease was substantially due to price pressure worldwide for our Discrete Power products and a $13.2 million increase in our depreciation expense resulting from the additional capital expenditures that went into our 8-inch wafer fab in Mountaintop, Pennsylvania. Our gross margin decline was partially offset by a series of cost reduction initiatives which resulted in lower operating costs and improved pricing and terms with our suppliers of raw materials.

  Operating Expenses

     R&D expenses decreased 10.8% to $67.0 million in fiscal year 1999 from $75.1 million in fiscal year 1998. During fiscal year 1999, we focused our resources on targeted applications and reduced programs that did not support our emphasis. Major investment continued on the PRISM(Registered) chip set which addresses the wireless local area network market. R&D for products designed for the power management market was principally focused on computing and communications which led our growth of new product revenue during fiscal year 1999.

     SG&A costs decreased 13.7% to $93.3 million in fiscal year 1999 from $108.1 million in fiscal year 1998. The decrease in SG&A was primarily due to increased efficiencies resulting from a reorganization of the internal sales force and external sales representative firms and reduction of administrative expenses including headcount reductions. Operating expenses include allocated charges by Harris to us for legal, financial and other administrative expenses of $9.3 million for fiscal year 1999 and $10.0 million for fiscal year 1998.

  Tax Expenses

     The tax benefit of $6.0 million in fiscal year 1999 was primarily driven by changes in the Malaysian tax system, resulting in fiscal year 1999 income not being subject to tax.

  Backlog

     We had backlog at July 2, 1999 of $174.0 million compared to backlog of about $188.5 million at July 3, 1998. The decrease in backlog was primarily due to shorter industry lead-times.

FISCAL 1998 COMPARED WITH 1997

  Net Sales

     Net sales for fiscal year 1998 increased 5.8% to $576.8 million from $545.3 million in fiscal year 1997. The increase was principally due to a 14% increase in Discrete Power sales over the prior year primarily due to increased output from our new 8-inch wafer fab in Mountaintop, Pennsylvania.

     Geographically, 53.8%, 28.0%, and 18.2% of product sales were derived in North America, Europe and Asia/Pacific, respectively, in fiscal year 1998, compared to 55.4%, 26.6%, and 18.0% in fiscal year 1997.

  Gross Margin

     Gross margin in fiscal year 1998 increased 4.1% to $207.5 million from $199.3 million in fiscal year 1997. The increase in gross margin was primarily due to higher revenue and improved manufacturing efficiencies offset partially by a $14.8 million increase in depreciation expense resulting from the expansion of the Mountaintop, Pennsylvania 8-inch wafer fab. As a percentage of revenue, our gross margin decreased to 36.0% in fiscal year 1998 compared to 36.5% for fiscal year 1997 due primarily to the increased depreciation.

  Operating Expenses

     R&D expenses were $75.1 million, or 13.0% of sales in fiscal year 1998, compared to $75.2 million, or 13.8% of sales in fiscal year 1997. During fiscal year 1998, we continued to direct about two-thirds of our R&D investment to our wireless and analog products.

     SG&A expenses in fiscal year 1998 decreased 1.1% to $108.1 million, compared to $109.3 million in fiscal year 1997. The decrease in SG&A as a percent of sales from 20.0% to 18.7% was primarily due to our increased operating efficiency and efforts to reduce selling and administrative expenses. Operating expenses include charges by Harris for our share of legal, financial and other administrative expenses of $10.0 million for fiscal year 1998 and $10.0 million for fiscal year 1997.

  Tax Expenses

     The favorable tax rate in fiscal year 1997 was primarily due to fluctuations in foreign income and a reinvestment allowance on capital expenditures in Malaysia.

  Backlog

     We had backlog at July 3, 1998 of about $188.5 million compared to backlog of about $223.2 million at June 27, 1997. The decline in backlog was primarily due to shorter industry lead times.

LIQUIDITY AND CAPITAL RESOURCES

     In connection with the acquisition of the semiconductor business, we and Intersil Holding entered into new credit facilities, which provide for a Senior Term Facility of $205.0 million and a Revolving Credit Facility in an aggregate amount up to $70.0 million. Both the Senior Term Facility and the Revolving Credit Facility will mature in 2005.


     The Senior Term Facility is subject to amortization payments which require 1.0% of the original principal amount to be repaid in each of the first five years. The Revolving Credit Facility is available until 2005 unless sooner terminated. As of October 1, 1999, $15.0 million of the Revolving Credit Facility was outstanding.


     Our principal capital requirements are to fund working capital needs, to meet required debt payments and to complete planned maintenance and expansion. We anticipate that our operating cash flow, together with available borrowings under the Revolving Credit Facility, will be sufficient to meet our working capital, capital expenditure and interest requirements on our debt obligations for the foreseeable future. As of October 1, 1999, Intersil Holding's total debt, preferred stock and shareholder's deficit was $545.8 million, $86.4 million and $15.4 million, respectively. Intersil Holding also has additional borrowing availability of $55.0 million for working capital and capital expenditure requirements under the Revolving Credit Facility.


     The senior credit facilities, along with the PIK Notes and the notes, restrict the payment of dividends and the making of loans by Intersil to Intersil Holding. Under the senior credit facilities and the subordinated credit facility and indentures governing the PIK Notes and the notes, Intersil generally may not pay dividends or advance funds to Intersil Holding except up to $5,000,000 in any fiscal year to repurchase stock of employees, officers and directors, up to $500,000 in any fiscal year to pay operating and other overhead expenses, any payment under a tax sharing agreement with its affiliates and management fees not to exceed the amount of employee compensation. As Intersil Holding is a holding company, the exceptions to the general prohibition on dividends and distributions are expected to be sufficient to fund Intersil Holding's obligations.


  Receivables and Inventories


     Trade accounts and the current portion of notes receivable less the allowance for collection losses totaled $84.8 million at October 1, 1999 compared to $100.7 million at July 2, 1999. This decrease was due to continued emphasis on improving the receivable collection cycle and higher sales in the fourth quarter of fiscal year 1999. Inventories remained relatively flat during the first quarter of fiscal year 2000, with a slight increase due to the increased sales demand, from $153.8 million at July 2, 1999 to $156.4 million at October 1, 1999. The inventory decrease from the end of fiscal year 1998 of $23.8 million was a result of a management initiative to reduce our inventory through portfolio management and streamlining of processes, resulting in less excess and obsolete inventory.



     Distributor reserves have fluctuated from year to year based on the level of inventory of distributions. In late fiscal year 1998, inventories at distributors declined and the reserve was reduced accordingly. From fiscal year 1998 to fiscal year 1999, the reserve has remained relatively flat.


  Capital Expenditures

     Capital expenditures for the first quarter of fiscal year 2000 were $4.3 million. During fiscal year 1999, capital expenditures were $38.6 million compared to $90.2 million in fiscal year 1998. This decrease was due primarily to the completion of our expansion of the Mountaintop, Pennsylvania 8-inch wafer fab during fiscal year 1998. Our previous owner invested approximately $303.9 million in capital expenditures since the beginning of fiscal 1997 for upgrading our existing facilities with state-of-the-art manufacturing equipment and for the building and equipping of the world's first 8-inch wafer fab for discrete power semiconductors. As a result, we do not anticipate substantial capital expenditures in the foreseeable future. During the fiscal year 2000, we intend to spend about $38.0 million in capital expenditures.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes standards for recording derivative financial instruments and the recognition of gains or losses resulting from changes in the fair values of those instruments. We plan to adopt the new standard no later than the first quarter of fiscal year 2001. However, we have not yet determined the anticipated impact of FAS No. 133.

MARKET RISK MANAGEMENT


     We, in the normal course of doing business, are exposed to the risks associated with foreign currency exchange rates and changes in interest rates. We employ established policies and procedures governing the use of financial instruments to manage our exposure to these risks.



     We use foreign exchange contracts and options to hedge both balance sheet and off-balance sheet foreign currency commitments. Specifically, these foreign exchange contracts offset foreign currency denominated inventory and purchase commitments from suppliers, and accounts receivable from, and future committed sales to customers and intercompany loans. We believe the use of foreign currency financial instruments should reduce the risks that arise from doing business in international markets. Our policy, effective August 1999, is to hedge firm foreign currency exposure up to six months of anticipated requirements. At October 1, 1999, we had open foreign exchange contracts with a notional amount of $14.0 million, all of which were to hedge off-balance-sheet commitments. At August 13, 1999 we had open foreign exchange contracts with a notional amount of $6.1 million, all of which were to hedge off-balance-sheet commitments. At July 2, 1999, we had open foreign exchange contracts with a notional amount of $22.0 million, all of which were to hedge off-balance-sheet commitments. At July 3, 1998, we had open foreign exchange contracts with a notional amount of $166.4 million, all of which were to hedge off-balance-sheet commitments. Additionally, for the fiscal year ended July 2, 1999, we purchased and sold $120.7 million of foreign exchange forward and option contracts, compared to $139.4 million for the prior year. See Note O "Financial Instruments" in the Notes to Financial Statements for further information with respect to commitments to buy or sell foreign currencies. Our hedging activities provide only limited protection against currency exchange risks. Factors that could impact the effectiveness of our hedging programs include accuracy of sales estimates, volatility of currency markets, and the cost and availability of hedging instruments. A 10% adverse change in currency exchange rates for our foreign currency derivatives held July 2, 1999, would have an impact of approximately $6.8 million on the fair value of these instruments. This qualification of exposure to the market risk associated with foreign exchange financial instruments does not take into account the offsetting impact of changes in the fair value of our foreign denominated assets, liabilities, and firm commitments.



     Additionally, we use foreign exchange contracts to hedge anticipated foreign cash flow commitments up to 6 months. Hedges on anticipated foreign cash flow commitments do not qualify for deferral and therefore, gains and losses on changes in the fair market value of the foreign exchange contract are recognized in income. We are exposed to market risks related to fluctuations in interest rates on our variable rate debt, which consists of borrowings at October 1, 1999, of $205.0 million under our Tranche B Senior Term Facility and $15.0 million borrowed under the Revolving Credit Facility. Intersil Holding and Intersil together also have fixed rate debt of approximately $325.8 million comprised primarily of the 13.25% Senior Subordinated Notes and PIK Notes. We are not currently utilizing any type of derivative financial instrument to control our interest rate risk.


     For fixed rate debt, changes in interest rates generally affect the fair market value, but not earnings or cash flows. Conversely, for variable rate debt, changes in interest rates generally do not influence fair market value, but do affect future earnings and cash flows. We manage our interest exposure by using a combination of fixed and variable rate debt. Holding the variable rate debt balance constant, each one percentage point increase in interest rates occurring on the first day of the year would result in an increase in interest expense for fiscal year 2000 of approximately $2.2 million.

                               INDUSTRY OVERVIEW

     Semiconductors, which consist of integrated circuits and discrete semiconductors, are the critical components used to create an increasing variety of electronic products and systems. Integrated circuits operate at low power levels and perform multiple functions to process and convey information in electronic signal form. Integrated circuit capability is largely defined by circuit density, which increases as its components are miniaturized. In contrast to integrated circuits, discrete semiconductors perform a single function and often have multiple uses in many different end-user applications.

SEMICONDUCTOR CLASSIFICATIONS


     The following table sets forth the worldwide semiconductor total available market, or TAM, for each of five product functions of the semiconductor industry according to WSTS. Our products fit within the Analog and Discrete Power classifications listed in the table.


                          WORLDWIDE SEMICONDUCTOR TAM


                        1990    1991    1992    1993     1994     1995     1996     1997     1998    CAGR
                        -----   -----   -----   -----   ------   ------   ------   ------   ------   ----
                                                      (DOLLARS IN BILLIONS)
Analog...............   $ 7.8   $ 8.3   $ 8.7   $10.7   $ 13.6   $ 16.6   $ 17.0   $ 19.8   $ 19.1   11.8%
Discrete Power.......     4.3     4.4     4.5     5.2      6.3      8.2      7.8      8.1      7.4    7.0
Microcomponents......     9.2    11.4    13.9    19.1     23.8     33.4     39.8     47.8     47.3   22.8
Memory...............    11.8    12.2    14.8    21.3     32.5     53.5     36.0     29.3     23.0    8.7
Other................    17.5    18.2    17.9    21.1     25.7     32.7     31.3     32.2     28.8    6.4
                        -----   -----   -----   -----   ------   ------   ------   ------   ------
Total................   $50.6   $54.5   $59.8   $77.4   $101.9   $144.4   $131.9   $137.2   $125.6   12.1
                        -----   -----   -----   -----   ------   ------   ------   ------   ------
                        -----   -----   -----   -----   ------   ------   ------   ------   ------


     Analog integrated circuits are used to shape or condition electrical signals, to amplify electrical signal strengths, to convert electrical signals to and from digital "one or zero" levels, to regulate voltage levels and to provide interfaces between other products within an electrical system. Power semiconductors can be either discrete power devices or analog integrated circuits. Discrete devices perform a single function, such as switching electricity on and off. Analog integrated circuits perform multiple functions such as controlling and regulating currents. Microcomponents include microprocessors and microcontrollers that process data according to instructions embedded within the semiconductors themselves. These are considered the "brains" of the electronic system and are at the center of the system architecture. Memory are devices that store data and instructions. The "other" category includes all electronic devices whose functions do not include one of the four previously mentioned product functions.

ANALOG

     Analog signals are not discrete binary numerical values, but rather continuously variable electrical signals that represent continuous data variables or wave signals, such as sound waves. The analog market is split into two major segments: standard linear and mixed signal. The standard linear market is comprised of building block products such as amplifiers, voltage regulators, data conversion, interface circuits and comparators. These products are used in all end systems, from computers and telecommunications, to industrial, automotive and consumer applications. The mixed signal market consists of more complex analog products, which also contain some digital circuitry for timing, information control and data flow. Mixed signal products are often developed for specific applications, such as video encoding, hard disk drive control, data transmission, motor control and power management.

DISCRETE POWER

     Discrete power semiconductors, such as a transistor or diode (a device that allows current to flow in only one direction), typically contain one active element. These devices perform a single function such as efficiently switching electricity on and off. Examples of discrete power semiconductors include power metal oxide semiconductor field effect transistors, or MOSFETs, and insulated gate bipolar transistors, or IGBTs. MOSFETs are semiconductors that convert, switch or otherwise shape or condition electricity. IGBTs typically serve the switch function in power conversion applications that require higher current and voltage than power MOSFETs can handle efficiently. IGBTs combine the ease of voltage-driven power MOSFET technology with the conduction efficiency of bipolar transistor technology.

INDUSTRY TRENDS

     As the performance of semiconductor devices has increased and size and cost have decreased, demand for semiconductors has expanded beyond their original primary applications in computer systems to applications in telecommunications systems, automotive products, consumer products and industrial automation and control systems. In addition, system users and designers have driven the demand for systems with increased functionality, higher levels of performance, greater reliability and shorter design cycle times, all in smaller packages at lower costs. These demands have resulted in increased semiconductor dollar content of electronic products. The demand for electronic systems has also expanded geographically with the emergence of new markets, particularly in the Asia/Pacific region. We believe that future demand for semiconductors will be driven by the growing trend towards use of the Internet and portable electronics, including consumer electronics, computers and cellular telephones, and the resulting need for semiconductors that can manage connectivity and power for longer periods of use and that require less space.

     Today, nearly every form of communication is being revolutionized by the growing use of digital communications to move all types of data, voice and video around the world. Different technologies, protocols and media have evolved which are uniquely suited to particular applications in this rapidly evolving environment. Advances in broadband communications are accelerating the reach of cost effective, fast data highways to both homes and offices. Communications semiconductors will be used extensively in broadband communication networks/facilities, portable communications devices, and in servers and infrastructure supporting the Internet. Each of these technologies requires specific transport and access hardware devices, including handsets and base stations for wireless telephony, switches and routers for telecommunications and data networking, set-top boxes for cable and satellite communications, and digital cable and digital subscriber line, or xDSL, modems for Internet access.


     The advent of the Internet as a communications medium has dramatically increased business and consumer demand for high-speed access to multimedia and entertainment content. As business and consumers increasingly rely on the Internet and intranets, many existing networks are under significant stress. A bandwidth constraint has emerged, particularly at the "last mile" of network infrastructures, challenging users and industry participants in a number of communications segments. In response to growing network demands, telecommunications, data communications and cable network operators are making significant investments to alleviate congestion and support emerging high bandwidth, integrated data, voice and video services. Specific technologies addressing bandwidth capacity constraints include cable modems and xDSL, including asymmetric digital subscriber line, or ADSL, for residential applications, high speed digital subscriber line, or HDSL, symmetric digital subscriber line, or SDSL, and T1/E1 for high speed network access in commercial applications, and ATM and SONET, for network backbone transmission. The importance of the Internet as a communications medium and the increased ability to deliver access to content available through the Internet will increase the demand for home and small business networking solutions, provided these networking solutions are cost-effective.


     In addition, these solutions depend on enhanced performance capabilities of advanced electronic systems. As electronic systems continue to increase in performance and sophistication, they demand more complex power management solutions. The latest generation personal computers rely on advances in power conversion to operate at ever-lower voltages in order to reduce power consumption, increase efficiency and, in notebook personal computers, prolong battery life. Further, advanced electronic systems outside of communications applications also have greater power management requirements. All of these systems, including efficient power supplies for communications and computing networks and engine and chassis management in automobiles, require advanced power management semiconductors for more complex digital signal processors and microcontrollers and for efficient power inverters.

     The growth in Internet infrastructure, portable battery-powered computing and communication devices and continually faster microprocessors are driving the development of, and demand for, successively more efficient power management integrated circuits and discrete power semiconductors. As a result of these industry trends, we have strategically focused on designing and manufacturing high performance analog and mixed-signal and discrete power semiconductors for solving communications, data conversion, wireless data and power management problems.

                                    BUSINESS

GENERAL

     We design, manufacture and market analog and wireless integrated circuits and discrete power semiconductors for rapidly growing communications products and other applications. The majority of our revenue is derived from sales of our analog and mixed-signal products developed primarily for the communications and power management markets. Additionally, we use our proprietary technologies and design capabilities to provide systems solutions for rapidly growing wireless applications. We own about 1,400 patents and have substantial expertise in the design and manufacturing of components that perform many of the essential functions relating to the supply, distribution and regulation of electric power in electronic products. Our core competencies include analog mixed signal, digital signal processor, radio frequency, discrete power and radiation hardening technologies. Our products range from components performing highly complex functions, such as our PRISM(Registered) chip sets for wireless data communications, to components serving as simple building blocks for electronic circuits, such as our IGBTs, for power management applications.

OUR BUSINESS STRATEGY

     Our business strategy emphasizes the following key elements:

     o Focus on High Growth, Higher Margin End-User Markets. In light of the rapid expansion of communication applications and the increased requirement for power management in electronic systems, we focus our investments in these areas. We believe these markets have attractive growth characteristics and enable us to draw on our core competencies. Accordingly, we are pursuing opportunities in communications, wireless and power management. In addition, while we will continue to offer legacy products such as certain automotive integrated circuits, defense products and microcontrollers, we do not intend to invest in the development of new products in these areas.


     o Focus on Partnering with Industry Leaders. We partner with industry leaders in each of our target end-user markets to take our strong engineering and design capabilities to commercial levels. Our customer base of industry leaders illustrates the acceptance of our products to date, and we continue to partner with these customers and others to develop and market our next generation products.


     o Provide Systems Level Solutions to Our Customers. We design and develop our semiconductors with a systems level approach that we believe enhances the value of our products as they are designed into and incorporated in our customers' electronic systems. This approach yields early integration of our products into our customers' products, provides opportunities for current design wins, and ultimately increases revenue as our solutions are incorporated within a targeted end application.

     o Maintain High Quality Customer Service. Quality customer service is critical to our customer retention and sales growth. Through our customer relations initiatives, we believe we distinguish ourselves from our competitors. Additionally, our sales force and authorized representatives and distributors are expanding customer information programs and augmenting our comprehensive customer support efforts.

PRODUCTS AND TECHNOLOGY

     We design, develop and manufacture a broad range of products used in a wide variety of microelectronic applications in the communications, wireless and power management end-user markets. Our products are organized into three principal product groups: Analog & Mixed-Signal, Discrete Power, and Wireless.

                                        ANALOG &                   DISCRETE
                                      MIXED-SIGNAL                  POWER                   WIRELESS
                                -------------------------  ------------------------  ----------------------
FISCAL YEAR 1999 REVENUES....   $352.8 million             $161.6 million            $18.3 million

PERCENTAGE OF REVENUES.......   66.2%                      30.3%                     3.5%

KEY CUSTOMERS................   Siemens                    Asustek                   Nokia
                                Compaq                     Emerson                   Sony
                                Dell                       Compaq                    Siemens
                                Intel                      Bosch                     3Com
                                Cisco

  ANALOG & MIXED-SIGNAL


     Our Analog & Mixed-Signal portfolio represented 66.2% of our fiscal year 1999 revenue. We deliver leading-edge analog, mixed signal, digital signal processors and groups of semiconductors that are designed to work together, also known as chip set solutions, for today's fastest-growing communications markets. Our design focus targets such opportunities as wired networks, subscriber line interface circuits, or SLICs, which interface analog and digital signals for telecom systems, and high-speed converters for flat-panel LCD monitors. The three analog product lines include the following:


     Signal Processing Products. We have a portfolio of linear, mixed-signal and digital signal processor integrated circuits optimized for high-speed communications and multimedia application-specific products.


     Communications Analog & Mixed-Signal integrated circuits are primarily targeted at wired and wireless voice and data communications infrastructure applications. We have developed a complete portfolio of digital signal processing products and a line of 8-, 12- and 14-bit high speed data acquisition converter integrated circuits for cellular basestations, wireless data links, wireless local loop and broadband wireless access, which we refer to as the wireless infrastructure market. These products, designated CommLink(Trademark), enable our customers to increase the amount of data that can be transmitted, enabling the addition of high speed data transmission to cellular communications networks. These integrated circuits enable faster wireless data links between remote basestations and also enable more efficient cable "headends"--the ground station for the satellite links and broadband wireless access--which is sometimes called Wireless Cable or LMDS. Our products support cellular standards including Generation 2 Digital such as IS-95 CDMA and GSM, Generation 2.5 such as Edge and IS-95+, and Generation 3 Wideband CDMA. We utilize both systems level engineering and integrated circuit expertise to offer superior products for wireless communications systems. This combination of expertise enabled us to introduce the industry's first digital signal processing-based single chip, the HSP50016, which provided the technology base used to separate telephone calls for cellular basestations. We continue that leadership with the recently announced HSP50216 Quad programmable down converter for use in Generation 2.5 cellular basestation designs.


     New generations of high performance digital signal processing communications integrated circuits require ever increasing performance from the analog-to-digital and digital-to-analog converters that convert digital signals to analog radio frequency signals for wireless applications. We currently market a broad family of 6- to 14-bit, CMOS analog-to-digital and digital-to-analog converters in multiple speed ranges and functional combinations in order to service wireless infrastructure applications.

     With more than 15 years of experience in the design and development of SLICs, we continue to expand our family portfolio of SLICs. SLICs, which are used in many telephone applications, serve two primary functions. First, they interface analog voice signals with digital processors. Second, they serve the simple, yet essential, function of ringing a telephone to signal an incoming call. Recently, we introduced an advanced ringing SLIC, which combined both functions into a single SLIC. Thus, the ringing SLIC acts as both an interface into the telephone and also rings the telephone. Our newest ringing SLIC product, a voice over internet protocol or VoIP product, enables the use of analog phones in the emerging Internet telephony market. Our SLIC family portfolio of advanced telecom linecard solutions are ideal for today's universal telecom exchange systems, including Plain Old Telephone Service, or POTS, Private Branch Exchanges, Central Office, Loop Carrier, Fiber in the Loop and Wireless Local Loop.

     Included in our broad portfolio are operational amplifiers, which are referred to as op amps, interface integrated circuits and multimedia and professional video integrated circuits. These include the industry standard BiCMOS high speed op amp and the low power instrumentation converter. This portfolio is sold to a broad range of customers in industrial, medical, computer, avionics and test and measurement instrumentation markets, primarily through distribution partners. These products typically have long life cycles and are designed into our customers' products thereby ensuring us long-term sales. Our end-user markets include wireless communications, video and image processing, high-speed satellite communications, test/measurement equipment and medical instrumentation.

     Power Management Integrated Circuits. We develop power system architectures and provide a portfolio of computer products, file server/storage system products, networking and VoIP products. Our power management products for computing applications operate in a voltage range of 1 to 30 volts and are designed into desktop personal computers, file servers and workstations. We have also developed new power management circuits for server networks supporting the Internet.

     Our highly successful HIP6000 family of pulse width modulator controller integrated circuits are used in about 30% of all personal computers that use Pentium, Pentium II and Pentium III class processors.


     We recently introduced an advanced architecture which delivers multiphase power to microprocessors. This is a requirement for Intel and AMD microprocessors above MHz. This new platform of products consists of three controllers (HIP6301, HIP6302 and HIP6303) and three gate drivers (HIP6601, HIP6602 and HIP6603). We also offer a complete advanced configuration power interface solution for instant on and sleep mode capability used to save energy in personal computers.


     We provide complete power solutions for the file server and redundant array of independent disks, or RAID, market. Internet growth, especially e-commerce, is driving the need for high reliability/availability in these applications. Our family of hot plug products allows repair and maintenance of a file server and RAID without a complete shutdown of the file server.


     We are currently expanding our space-qualified portfolio by offering our Starpower(Trademark) family of radiation hardened power management products for commercial satellite applications. We are developing what we believe will be an industry-leading radiation hardened DC/DC Converter power module line.


     Our power management integrated circuits are also used in industrial control and automotive engine management systems.


     Defense. We are a leading supplier of radiation hardened and high-reliability semiconductor solutions for today's defense market. We have a history of success in custom products for many defense programs, and continue to supply programs such as Minuteman III, GPS, SINCGARS, SADARM, Sparrow, AMRAAM and Aegis. Our radiation hardened integrated circuit product portfolio includes logic, memories, signal processing components, microprocessors and custom devices, providing system designers with a full complement of products for radiation hardened systems. We also have a set of legacy digital product lines which serve both defense and commercial systems, with microprocessor, microcontroller, memory and data communications products.


DISCRETE POWER

     Our power portfolio represented 30.3% of our revenue for fiscal year 1999.

     We have designed a portfolio of high value products for power system architectures. We combine systems-level expertise with proprietary technologies that increase the likelihood that our products will be designed directly into our customers' products and achieve rapid and lasting market acceptance.

     In 1980, we invented IGBTs, or insulated gate bipolar transistors, and hold some of the fundamental patents that cover their production. We continue to develop next-generation IGBTs and recently introduced our new 600V SMPS, or switch mode power supply Series IGBT family of high-speed, high efficiency IGBTs specifically tailored for operation in today's switched mode power supplies. Our portfolio also includes radiation hardened N- and P-channel metal oxide semiconductor field effect transistors, or MOSFETs, for high-reliability applications such as satellites.


     Our computing discrete power products portfolio includes low voltage MOSFETs. These MOSFETs are designed to specifically enhance the performance of the power supply when used in conjunction with our power integrated circuits. Our industrial and automotive power discrete product portfolio includes IGBTs, MOSFETs, and high-speed rectifiers for motor drive and motor control, power supply, automotive, instrumentation, robotic, welding, and other high-reliability industrial applications. Our power management integrated circuits and discretes allow us to provide a complete power management solution for our customers. We supply our discrete power products to Asustek, Bosch, Compaq and Emerson and other customers who use our products for personal computer motherboard power, diesel fuel injection, body and chassis controls and industrial power supplies.

WIRELESS

     Our Wireless portfolio represented 3.5% of our revenue for fiscal year 1999. We are the leading developer of semiconductor solutions for the emerging wireless local area networking market. Our PRISM(Registered) family of chip sets address the growing demand for wireless networking for use in both the home and business. We believe we are the only supplier of an integrated wireless networking product solution, including reference designs and software.

     The PRISM II chip set is comprised of five highly integrated semiconductors. They are the 2.4GHz power amplifier, RF/IF up and down converter, quadrature modulator/demodulator, baseband processor and the medium access controller. These integrated circuits represent design and manufacturing competence in radio frequency, or RF, mixed signal and digital technologies. The 2.4GHz power amplifier, RF/IF up and down converter, and the quadrature modular/demodulator are designed and manufactured using a high performance RF silicon germanium process technology. The baseband processor and medium access controller are designed and manufactured using mixed signal and digital process technologies.

     Because we design all components of our wireless chip set, including reference designs and software, we believe we provide our customers with the best available performance and value. Providing our customers with a turnkey wireless data radio solution enables them to have the fastest time to market for their systems which we believe is a critical competitive advantage in this emerging market. More than 40 companies, including Nokia, Compaq, Samsung, Aironet and Sony, have adopted use of the PRISM(Registered) chip set in their products. We recently announced our PRISM II chip set, our second-generation chip set capable of delivering high-speed wireless networking at data rates of 11 megabits-per-second. The PRISM II chip set incorporates advanced integrated circuit design with silicon germanium process technology which makes the PRISM II chip set five times faster while reducing power consumption by 50% compared to the original the PRISM(Registered) chip set. Since the introduction of the PRISM II chip set, we are developing relationships with original equipment manufacturers, including among others, Compaq, Zoom, Nokia, Nortel, Siemens and 3Com, for use of the PRISM II chip set in a variety of wireless local area network applications for home and business.

CUSTOMERS AND APPLICATIONS

     We seek to capitalize on our core competencies by focusing on three targeted end markets: Communications, Power Management and Wireless.

     Our Communications end market includes signal processing and data communications, industrial and satellite products. Applications in this area are video including cable television systems and digital video, telephony including central office switching solutions, digital cellular telephones, ISDN controllers, modems and PBX systems, networking applications and space applications including commercial and military satellites and avionics. We sell to, among others, Cisco, Lucent, Alcatel, Dell and IBM.

     Our Power Management end market includes computing, automotive and industrial products. Applications in this area are computing applications including file servers, monitors, PC motherboards, printers and workstations, automotive applications including entertainment systems, electronic power steering and engine management systems and industrial automation and control. We sell to, among others, Asustek, Bosch, Dell, Emerson, IBM, Intel and Siemens.

     Our Wireless end market and its related applications comprises wireless local area networks. We sell to, among others, 3Com, Compaq, Nokia, Northern Telecom, Samsung, Siemens and Sony.

     Outside of our targeted end markets, our remaining category includes automotive integrated circuits and defense products. Applications in this category include automotive applications including fuel injection and ignition circuits and defense applications including smart munitions and tactical and strategic missiles. We sell to, among others, DaimlerChrysler, Siemens, Boeing, Lockheed Martin and Raytheon.

  SALES, MARKETING AND DISTRIBUTION

     In fiscal 1999, we derived about 66% of our sales from original equipment manufacturer, or OEM, customers through our global sales organizations and 34% of our sales through distributors. We operate sales organizations in the Americas, Europe and the Asia/Pacific region with about 240 employed salespersons. Our sales organizations are supported by logistics organizations. Product orders flow to our manufacturing facilities, where the product is made. Products are then shipped to the customer either directly or indirectly via our warehouses in the United States and Europe.

     We have dedicated direct sales organizations operating in the Americas, Europe and Asia/Pacific regions that serve our major OEM customers. We have strategically located our sales offices near these major OEM customers. We also have a large network of distributors and manufacturers' representatives to distribute our products around the world. We believe that maintaining a small, highly focused, direct sales force selling products for each of our targeted product areas, combined with an extensive network of distributors and manufacturer's representatives, is the most efficient way to serve our customer base. Our sales force is segmented by end-user markets, thereby ensuring each salesperson has an end-user market expertise and focus. We also maintain a dedicated marketing organization, which supports each product area on a regional basis.

     Typically, distributors handle a wide variety of products, including products that compete with our products, and fill orders for many customers. Some of our sales to distributors are made under agreements allowing for market price fluctuations and/or the right of return on some unsold merchandise. Virtually all distribution agreements contain an industry standard stock rotation provision allowing for minimum levels of inventory returns. In our experience, these inventory returns can usually be resold. Manufacturers' representatives generally do not offer products that compete directly with our products, but may carry complementary items manufactured by others. Manufacturers' representatives do not maintain a product inventory; instead, their customers place large quantity orders directly with us and are referred to distributors for smaller orders.

  RESEARCH AND DEVELOPMENT

     Manufacturing technology is a key determinant in the improvement of semiconductor products. Each new generation of process technology has resulted in products with higher speed, greater performance and lower costs of production. Infrastructure investments made in recent years will enable us to continue to achieve high volume, high-reliability and low-cost production using leading edge process technology. Our research and development efforts are focused on new product development and improvements in process technology in our growth areas which include communications, power management and wireless.

     Our expenditures for research and development in fiscal years 1997, 1998 and 1999 were $75.2 million, $75.1 million and $67.0 million, respectively. Each of our product areas maintain independent research and development organizations. We work closely with our major customers in many research and development situations to increase the likelihood that our products will be designed directly into the customers' products and achieve rapid and lasting market acceptance.

MANUFACTURING

     We fabricate wafers at three locations in the United States--Mountaintop, Pennsylvania, Palm Bay, Florida, and Findlay, Ohio. Each of the plants has two wafer manufacturing clean rooms. We also use a number of outside wafer fabrication foundries for the manufacture of device types where we do not have the necessary technologies resident in house. We also utilize advanced manufacturing processes of outside foundries for many of our PRISM(Registered) products.

     Our principal assembly and test facility is located in Kuala Lumpur, Malaysia. Established in 1974, this facility has 524,000 square feet on 22 acres of land. It has the capacity to assemble and test 350 million units of plastic integrated circuits, 25 million hermetically sealed ceramic packaged integrated circuit units and 500 million power semiconductor units each year. We also have limited assembly and test capability in Palm Bay, Florida. We use a number of assembly and test subcontractors for device types and packages that cannot be assembled and tested in Kuala Lumpur.

     Our previous owner made significant capital expenditures to increase capacity and improve our manufacturing efficiency. As a result, our wafer fabs and assembly and test facilities are among the most productive and efficient in the industry. We believe we can continue to maintain competitive cost, further increase productivity and enhance our process efficiency by investing in people and assets, where necessary.


     We utilize an extensive set of manufacturing processes to fabricate our products, including technologies such as: ULTRAFET(Registered), IGBT, BiCMOS, Power BiCMOS, High Frequency Bipolar, CMOS and Rad Hard Processes. The table below sets forth some information regarding our manufacturing facilities, products, wafer diameter and annual wafer capacity:


                            MANUFACTURING FACILITIES


                                                                                           ANNUAL CAPACITY
      LOCATION                     PRODUCTS/FUNCTIONS              WAFER DIAMETER      (6" EQUIVALENT WAFERS)
      --------                     ------------------              --------------    ---------------------------
FABRICATION
 FACILITIES:
Mountaintop,            MOSFETs, IGBTs, Rectifiers, Rad Hard             6", 8"                420,000
 Pennsylvania           Discretes

Findlay, Ohio           Standard Linear/Interface                            5"                120,000
                        integrated circuits,
                        Power integrated circuits

Palm Bay, Florida       Analog, Power integrated circuits,               4", 6"                175,000
                        Telecom SLICs, Rad Hard integrated
                        circuits

ASSEMBLY AND TEST
 FACILITIES:
Kuala Lumpur,           Assembly and testing of most of our
 Malaysia               products

Palm Bay, Florida       Assembly and testing of some of our
                        products used in military applications





     Our manufacturing processes use many raw materials, including silicon wafers, copper lead frames, mold compound, ceramic packages and various chemicals and gases. We obtain our raw materials and supplies from a large number of sources on a just-in-time basis. Although supplies for the raw materials used by us are currently adequate, shortages could occur in various essential materials due to interruption of supply or increased demand in the industry.

BACKLOG


     Our sales are made pursuant to purchase orders that are generally booked from one to six months in advance of delivery. Backlog is influenced by several factors including market demand, pricing and customer order patterns in reaction to product lead times. Although quantities actually purchased by customers may vary between booking and delivery to the extent customer needs or industry conditions change, our backlog has historically been a reliable indicator of our future revenues. Our backlog was about $223.2 million at June 27, 1997, about $188.5 million at July 3, 1998, $174.0 million at July 2, 1999 and $180.8 million at October 1, 1999. We expect to ship the backlog at October 1, 1999 within twelve months of that date.



     Approximately 30% of our revenue is generated under annual, fixed-price contracts with key customers. These contracts allow us to schedule production capacity in advance and allow our customers to manage their inventory levels consistent with just-in-time principles while shortening the cycle times required to produce ordered products. However, quantity and price agreements under these contracts are, as a matter of industry practice, difficult to maintain and implement.


SEASONALITY


     A lower percentage of our products is sold to the computer end-user or into the computer market than the percentage of products sold by other semiconductor manufacturers to the computer end-user or into the computer market. Sales in the computer market fluctuate more than in other semiconductor markets. As a result, we experience less seasonal fluctuation than the semiconductor industry as a whole. We typically experience lower revenue in the first fiscal quarter, primarily due in large part to slow demand from government customers, changeovers in automotive models and customer demand adjustments as a result of summer and holiday seasons around the world, particularly Europe. Revenue usually has a seasonal peak in our fourth fiscal quarter due to our customers' need to meet government delivery requirements.


COMPETITION

     Markets for our products are highly competitive. Although only a few companies compete with us in all of our product lines, we face significant competition within each of our product lines from major international semiconductor companies. Some of our competitors may have substantially greater financial and other resources with which to pursue engineering, manufacturing, marketing and distribution of their products. Competitors include manufacturers of standard semiconductors, application specific integrated circuits and fully customized integrated circuits, as well as customers who develop their own integrated circuit products.

     We compete in different product lines to various degrees on the basis of price, technical performance, product features, product system compatibility, customized design, availability, quality and sales and technical support. Our ability to compete successfully depends on elements both within and outside of our control, including successful and timely development of new products and manufacturing processes, product performance and quality, manufacturing yields and product availability, intellectual property protection obtained by us and our competitors, customer service, pricing, industry trends and general economic trends.

     The following chart sets forth our principal competitors by business unit:

      BUSINESS UNIT                             PRINCIPAL COMPETITORS
      -------------                             ---------------------
Analog & Mixed-Signal                       Analog Devices, Burr Brown, Linear
                                            Technology, Maxim, Semtech,

Discrete Power                              International Rectifier, ON
                                            Semiconductor, Siliconix,
                                            STMicroelectronics

Wireless                                    Lucent, Philips, Proxim

TRADEMARKS AND PATENTS

     We own rights to a number of trademarks and patents that are important to our business. Among others, we consider Intersil, PRISM(Registered), ULTRAFET(Registered) and CommLink to be trademarks that are material to our operations.


     Our corporate policy is to protect proprietary products by obtaining patents for these products when practicable. We currently possess about 1,400 patents.


EMPLOYEES

     Our worldwide workforce consisted of 5,778 employees (full- and part-time) as of October 1, 1999 of whom 793 were represented by collective bargaining arrangements. Of our employees, 4,743 were engaged in manufacturing, 511 were engaged in engineering, 323 were engaged in marketing and sales, 100 were engaged in administration and 101 were engaged in management information systems. Of our employees, 3,519 were employed in the Analog & Mixed-Signal area; 1,897 were employed in the Discrete Power area; and 362 were employed in the Wireless area. We believe that our relations with our employees are satisfactory.

PROPERTIES

     In the United States, our corporate headquarters as well as some manufacturing and warehouse operations are located in about 846,000 square feet of space in properties owned by us in Palm Bay, Florida. Additional manufacturing, warehouse and office facilities are housed in about 445,000 square feet and 270,000 square feet of space in properties owned by us in Mountaintop, Pennsylvania and Findlay, Ohio, respectively.

     In Kuala Lumpur, Malaysia, we own about 524,000 square feet of manufacturing and warehouse space located upon land leased by us under three long-term ground leases. The initial term of these leases will expire in 2086. The improvements located upon the leased land are owned by us.

     Our primary engineering activity takes place in Palm Bay, Florida and at our other manufacturing facilities. In addition to this, we have engineering activities taking place in leased facilities in Durham, North Carolina (Research Triangle Park), Branchburg, New Jersey and San Antonio, Texas.

     We maintain regional sales offices in Palm Bay, Florida; Burlington, Massachusetts; Dallas, Texas; San Jose, California; Munich, Germany; Milan, Italy; Camberly, United Kingdom; and Taipei, Taiwan and other sales offices around the world. All our offices are leased generally under short term leases, except our offices in Palm Bay, Florida.

     We believe that our facilities around the world, whether owned or leased, are well-maintained. Our manufacturing facilities contain sufficient production capacity to meet our needs for the foreseeable future.

ENVIRONMENTAL MATTERS


     Our operations are subject to environmental laws and regulations in the countries in which we operate that regulate, among other things, air and water emissions and discharges at our manufacturing facilities; the management and disposal of hazardous substances and wastes; the investigation and remediation of environmental contamination; and the release of contaminants into the environment at or from properties operated by us and at other sites. As with other companies engaged in like businesses, the nature of our operations exposes us to the risk of environmental liabilities or claims. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations. Our costs to comply with environmental regulations were about $4.5 million, $6.3 million and $7.4 million in each of fiscal years 1997, 1998 and 1999, respectively.



     Our facilities in Findlay, Ohio have ongoing remediation projects to respond to some releases of hazardous substances that occurred prior to the consummation of the acquisition of Harris' semiconductor business. Our facilities in Mountaintop, Pennsylvania have groundwater and subsurface soil contamination from past operations, some of which occurred prior to Harris' acquisition of those facilities, for which remediation has been conducted, and additional remediation may be required. In addition, Harris' facilities in Palm Bay, Florida, a portion of which includes our business, are listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act. Remediation activities are ongoing in Palm Bay in accordance with Consent Decrees entered into by Harris with the United States Environmental Protection Agency. Under the Master Transaction Agreement, Harris has agreed to indemnify us for the cost of such projects at all of our facilities, including at Findlay, Ohio, Mountaintop, Pennsylvania, Kuala Lumpur, Malaysia and Palm Bay, Florida to the extent these costs are not currently allocated in the current balance sheet for the Semiconductor Business. Based on the historical costs of these projects and because the remediation projects are in advance stages, we do not believe that the future cleanup costs will be material, even without the indemnity.


     Future laws or regulations and changes in existing environmental laws or regulations may subject our operations to different, additional or more stringent standards. While historically the cost of compliance with environmental laws has not had a material adverse effect on our results of operations, business or financial condition, we cannot predict with certainty our future costs of compliance because of changing standards and requirements. We cannot assure you that material costs will not be incurred in connection with the future compliance with environmental laws or with future cleanup costs related to currently unknown contamination.

LEGAL PROCEEDINGS


     From time to time we are involved in legal proceedings arising in the ordinary course of business. A countersuit brought against Harris by Ericsson, a competitor of Harris in which patent infringement claims have been asserted is currently pending in the Sherman Division of the United States District Court for the Eastern District of Texas. The action was initially instituted by Harris against Ericsson on August 17, 1998 in Dallas, Texas. Ericsson countersued Harris, claiming infringement by Harris of four of its patents relating to telephone subscriber line interface circuits. On September 1, 1999, Ericsson joined us in this action. Ericsson seeks an injunction plus damages, including lost profits and/or a reasonable royalty, costs of suit, treble damages, prejudgment interest and attorneys' fees. However, to the extent our liability from this litigation, if any, arises out of the conduct of the semiconductor business by Harris prior to closing, this liability will be covered by Harris' agreement in connection with the acquisition of the semiconductor business to provide us with certain indemnities. We believe that there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, results of operations or cash flows.

                                 THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     We issued and sold the old notes to the initial purchasers on August 13, 1999. The initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the old notes are subject to transfer restrictions, our company, Intersil Holding, and the initial purchasers entered into a registration rights agreement dated August 13, 1999 under which we agreed:



     o on or before November 11, 1999, to prepare and file with the Securities and Exchange Commission the registration statement of which this prospectus is a part;



     o on or before January 12, 2000, to use our best efforts to cause the registration statement to become effective under the Securities Act;



     o upon the effectiveness of the registration statement, to offer the new notes in exchange for surrender of the old notes; and


     o to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes.


The registration statement is intended to satisfy in part our obligations regarding the old notes under the registration rights agreement.


     Under existing interpretations of the Securities and Exchange Commission, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

     o it is acquiring the new notes in the ordinary course of its business;

     o it has no arrangement or understanding with any person to participate in the distribution of the new notes; and

     o it is not an affiliate of Intersil, as such terms are interpreted by the Securities and Exchange Commission.


However, broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement regarding resales of such new notes. The Securities and Exchange Commission has taken the position that broker-dealers receiving new notes in the exchange offer may fulfill their prospectus delivery requirements regarding new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow broker-dealers receiving new notes in the exchange offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."


TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES



     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the exchange offer), we will accept for exchange old notes which are properly tendered on or prior to the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date of the exchange offer shall be 5:00 p.m., New York City time, on February 17, 2000, unless extended by us, in our sole discretion.

     As of the date of this prospectus, $200.0 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about January 18, 2000 to all holders of old notes known to us. Our obligation to accept old notes for exchange under the exchange offer is subject to conditions as set forth under "-- Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and accordingly delay acceptance for any exchange of any old notes, by giving notice of the extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

     Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to us of old notes by a holder of old notes as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange under the exchange offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to United States Trust Company of New York at one of the addresses set forth below under "-- Exchange Agent" on or prior to the expiration date of the exchange offer. In addition, the exchange agent must receive:

     o certificates for the old notes along with the Letter of Transmittal, or

     o prior to the expiration date of the exchange offer, a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company in accordance with the procedure for book-entry transfer described below, or

     o the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of old notes, Letters of Transmittal and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send Letters of Transmittal or old notes to us.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

     o by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the Letter of Transmittal; or

     o for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.


     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. If old notes are registered in the name of a person other than a signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the old notes guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on such beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's old notes, either (1) make appropriate arrangements to register ownership of the old notes in the owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.



     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date of the exchange offer (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date of the exchange offer (including the Letter of Transmittal and the instructions to such Letter of Transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity regarding any tender of old notes for exchange, nor shall any of them incur any liability for failure to give notification.



     If the Letter of Transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.


     By tendering, each holder of old notes will represent to us in writing that, among other things:


     o the new notes acquired under the exchange offer are being obtained in the ordinary course of business of the holder and any beneficial holder;



     o neither the holder nor any beneficial holder has an arrangement or understanding with any person to participate in the distribution of the new notes; and



     o neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in distribution of the new notes.



     If any holder or any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes to be acquired under the exchange offer, the holder or any other person (1) may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.



     If the holder is a broker-dealer, the holder must represent that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered, and will issue the new notes promptly after acceptance of the old notes. See "-- Conditions to Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral and written notice to the exchange agent.


     The new notes will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes, from August 13, 1999. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 1999. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.



     In all cases, issuance of new notes for old notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of (1) certificates for the old notes or a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal and (3) all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to an account maintained with the Depository Trust Company) as promptly as practicable after the expiration of the exchange offer.


BOOK-ENTRY TRANSFER


     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile of the Letter of Transmittal with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder has strictly complied with the guaranteed delivery procedures described below.



     We understand that the exchange agent has confirmed with The Depository Trust Company that any financial institution that is a participant in The Depository Trust Company's system may utilize The Depository Trust Company's Automated Tender Offer Program to tender old notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that The Depository Trust Company establish an account for the old notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account in accordance with The Depository Trust Company's Automated Tender Offer Program procedures for transfer. However, the exchange of the old notes so tendered will only be made after timely confirmation of such book-entry transfer and timely receipt by the exchange agent of, in addition to any other documents required, an appropriate Letter of Transmittal with any required signature guarantee and an agent's message, which is a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a confirmation of a book-entry transfer, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering old notes which are the subject of such confirmation of a book-entry transfer and that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES


     If a registered holder of the old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:


     o the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;


     o prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and


     o the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must:

     o specify the name of the person having tendered the old notes to be withdrawn;


     o identify the old notes to be withdrawn (including the principal amount of the old notes); and



     o where certificates for old notes have been transmitted specify the name in which the old notes are registered, if different from that of the withdrawing holder.



If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States unless the holder is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.



     If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with The Depository Trust Company for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the expiration date of the exchange offer.


CONDITIONS TO THE EXCHANGE OFFER


     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of the old notes for exchange or the exchange of new notes for the old notes, we determine that:


     o the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     o we have not received all applicable governmental approvals; or

     o any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.


     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at such time any stop order shall be threatened or in effect regarding the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.


EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the exchange agent for the exchange offer. All executed Letters of Transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

  By Hand, up to 4:30 p.m.:         By Registered or Certified  Mail:         By Overnight Courier & By Hand
 United States Trust Company            United States Trust Company              after 4:30 p.m. on the
         of New York                            of New York                            expiration
        111 Broadway                           P.O. Box 844                            date only:
         Lower Level                       Attn: Corporate Trust               United States Trust Company
    Attn: Corporate Trust                        Services                              of New York
          Services                            Cooper Station                    770 Broadway, 13th Floor
  New York, New York 10006                  New York, New York                  New York, New York 10003
                                                10276-0844                    Attn: Corporate Trust Services
                                              By Facsimile:
                                             (212) 420-6211

                                          Confirm by Telephone:
                                             (800) 548-6565


     Delivery other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.


     The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.


ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying amount as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the new notes.

TRANSFER TAXES


     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES


     Holders of old notes who do not exchange their old notes for new notes in the exchange offer will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes as a consequence of the issuance of the old notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Old notes not exchanged in accordance with the exchange offer will continue to accrue interest at 13 1/4% per annum and will otherwise remain outstanding in accordance with their terms. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. In general, the old notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. However, (i) if any initial purchaser so requests that the old notes not eligible be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer or (ii) if any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) is not eligible to participate in the exchange offer or, in the case of any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) that participates in the exchange offer, does not receive new notes in exchange for old notes that may be sold without restriction under state and federal securities laws (other than due solely to the status of the holder as an affiliate of us within the meaning of the Securities Act), we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the old notes held by such persons.



     Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that new notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by the holders (other than (i) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes. If any holder has any arrangement or understanding regarding the distribution of the new notes to be acquired in accordance with the exchange offer, the holder (i) could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each such broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." We have not requested the staff of the Securities and Exchange Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.



     In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                THE TRANSACTIONS


     The following contains summaries of the material agreements which we entered into in connection with the acquisition of the semiconductor business. The acquisition of the semiconductor business was funded in part by the proceeds of the sale of units, consisting of the notes of Intersil and the warrants of Intersil Holding. The descriptions in the summaries of the terms and provisions of the agreements are complete in all material respects, but for detailed information you should read the agreements themselves, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.


MASTER TRANSACTION AGREEMENT

     In accordance with the Master Transaction Agreement:


     o Harris transferred to us and Intersil Holding portions of the semiconductor business in exchange for (a) $520.0 million in cash and (b) a subordinated promissory note of Intersil Holding referred to as the 11.13% Seller Holding PIK Note, in the principal amount of $90.0 million, which permits Intersil Holding to pay interest in the form of additional notes, which we call pay-in-kind, or PIK, notes;


     o Harris paid about $9.0 million in cash to Intersil Holding to purchase shares of 12% Series A Cumulative Compounding Preferred Stock and common stock of Intersil Holding;

     o Intersil Holding sold to Sterling Holding Company, LLC, referred to as Sterling, and to senior management and other key employees, referred to as the Management Investors, and certain other investors shares of its 12% Series A Cumulative Compounding Preferred Stock and common stock for a total of about $81.0 million in cash;


     o Intersil Holding contributed cash in the amount of about $90.0 million to our capital as well as assets with a fair market value of about $90.0 million;


     o Citicorp Mezzanine Partners, L.P. contributed $30.0 million in cash to Intersil Holding in exchange for a subordinated promissory note of Holdings, referred to as the 13.5% Subordinated Holding PIK Note due 2010, and warrants to purchase 5,555,560 shares of Class A Common Stock of Intersil Holding;

     o Intersil Holding contributed cash in the amount of $30.0 million received from Citicorp Mezzanine Partners, L.P. to our capital; and

     o We borrowed $220.0 million available under our new senior credit facilities and received the gross proceeds of $200.0 million from the sale of 200,000 units, each unit consisting of $1,000 principal amount of old notes of Intersil and one warrant to purchase 27.7778 shares of Class A Common Stock of Intersil Holding.


     Under the terms of the Master Transaction Agreement, Intersil Holding and Intersil purchased from Harris portions of the semiconductor business for a purchase price that is further subject to a post-closing adjustment. The assets purchased by us include, among other things, some properties located at Palm Bay, Florida, Mountaintop, Pennsylvania, Findlay, Ohio and Kuala Lumpur, Malaysia (see "Business--Properties"), as well as, with some exceptions and limitations, all of the manufacturing equipment, motor vehicles, office furniture, inventory, governmental permits and licenses and other assets necessary to operate our business. In addition, purchased assets include:


     o contractual rights and obligations which primarily relate to the semiconductor business;

     o intellectual property rights; and


     o all of the capital stock and membership interests of four domestic and 12 foreign entities (corporations and limited liability companies) owned by Harris. We acquired eleven of the twelve foreign entities or their assets either directly or through a foreign subsidiary wholly owned by us. The twelfth foreign entity, a corporation which operates our assembly and test facility in Kuala Lumpur, Malaysia, was acquired by a British Virgin Islands corporation that is wholly owned by our wholly-owned Malaysian subsidiary. The acquisition of this twelfth foreign entity was made under a separate transaction agreement and was financed with funds both contributed by us and loaned by our wholly-owned Cayman Islands subsidiary to our Malaysian subsidiary (the loan proceeds from the Cayman Islands subsidiary consisting of funds contributed to this subsidiary by
       us) which in turn were loaned and contributed to the British Virgin Islands corporation.



     Among the liabilities we did not assume are the environmental liabilities relating to the operations of the semiconductor business and the transferred Harris subsidiaries prior to closing. The agreement provides that

Harris must indemnify us for any damages arising from these excluded liabilities. The agreement also provides that we must offer to employ all our employees on substantially the same terms and conditions as they were employed immediately before the acquisition of the semiconductor business. In addition, the agreement contains a provision that, subject to some limitations, forbids Harris for a period of five years after the consummation of the acquisition of the semiconductor business from engaging in business competing with most of our products in existence on the date the transactions were consummated.



     Under the terms of the Master Transaction Agreement, Harris entered into with us the Intellectual Property Agreement, the Patent Assignment and Services Agreement, the License Assignment Agreement, the Harris Trademark License Agreement, the Secondary Trademark Assignment and License Agreement, the Transition Services Agreement, the Shareholders' Agreement, the Registration Rights Agreement and the Royalty Agreement. See "Description of Capital Stock--Shareholders' Agreement" and "--Registration Rights Agreement."


INTELLECTUAL PROPERTY AGREEMENT


     Under the Intellectual Property Agreement, Harris assigned to us its entire ownership, right, title and interest in some intangible property rights existing under laws respecting copyright, maskwork and trade secret, which intangible property rights are owned by Harris and that were specific to the operations of the semiconductor business. Harris also granted to us a royalty-free, non-exclusive, worldwide license, with a limited right to sublicense, under certain copyrights, maskworks and trade secrets to make, have made, use and sell certain products, which copyrights, maskworks and trade secrets are specific to the products or are used in the semiconductor business. The Intellectual Property Agreement lists those licenses to software that are unassignable without the permission of the licensor.


PATENT ASSIGNMENT AND SERVICES AGREEMENT

     Under the Patent Assignment and Services Agreement, Harris assigned to us, subject to pre-existing license rights, about 1,400 patents. Harris also granted us a worldwide, royalty-free, non-exclusive license, without the right to sublicense, under some other applicable patents, for the life of such patents, to make, have made, use and sell certain of our products. Harris retained the rights to some patents for up to three years before assigning their entire right, title and interest therein to us (provided that the patents are not in litigation at the time, and no royalties are owed on licenses to the patents). During the interim preceding the assignment of these retained patents, Harris granted us a worldwide, royalty-free, non-exclusive license thereto, without the right to sublicense.

LICENSE ASSIGNMENT AGREEMENT


     Under the License Assignment Agreement, Harris assigned to us its entire right, title and interest in and to certain license agreements by and between Harris and third party licensors and licensees, which license agreements may be assigned without the consent of the third parties. The agreement provides that Harris will use commercially reasonable efforts, as requested by us in writing, to provide us with the economic benefit of certain other license agreements between Harris and third party licensors and licensees, which license agreements are material to the semiconductor business and require the consent of the third parties to assign. Harris will assign to us any revenue received under certain other royalty bearing license agreements between Harris and various third parties, which agreements require the consent of the third party licensees to assign, and will use commercially reasonable efforts to obtain the consent of the third party licensees to these assignments.



     The agreement also provides that Harris will, at our written request and to the extent that Harris is authorized to do so and that the license is relevant to our business as of the Closing Date, grant us a sublicense under the License Agreement between Harris and Lemelson Medical, Education & Research Foundation, Limited Partnership dated April 30, 1999. The agreement with Lemelson Medical and subsequent sublicenses will authorize us to use the inventions identified in up to one hundred eighty patents and patent applications concerning chemical manufacturing, optical measurement and tracking of production lots, all of which are technologies used in manufacturing semiconductors. The License Assignment Agreement further provides that Harris will assign all remaining rights in the retained license agreements to us. The assignment of each such retained license agreement is to occur at the time that all the amounts that are due, or are to become due under that retained license agreement, have been paid to Harris. In the event that a retained license agreement cannot be assigned at that time, Harris will use commercially reasonable efforts, as requested by us, to provide us with the economic benefit of that retained license agreement. The assignment of, or commercially reasonable efforts to provide us the economic benefit of, each such retained license agreement is to occur at the time that all the amounts that are due, or are to become due under the retained license agreement, have been paid to Harris. The agreement still further provides that we accept the assignments or transfers effected under the License Assignment Agreement and assume the liabilities of Harris to each of the license agreements so assigned or transferred.


HARRIS TRADEMARK LICENSE AGREEMENT

     Under the Harris Trademark License Agreement, Harris granted to us non-exclusive, royalty-free licenses recognizing transitional use of some visible trademarks and product-embedded trademarks, which embedded trademarks will not be eliminated until the relevant product is discontinued.


AGREEMENT COVERING PRISM(REGISTERED) REVENUES



     Under an agreement covering PRISM(Registered) revenues, we agreed to pay Harris 2% of the revenue generated by the sales of the PRISM(Registered) chip sets for a period of five years after the closing of the transactions consummated under the Master Transaction Agreement.


SECONDARY TRADEMARK ASSIGNMENT AND LICENSE AGREEMENT


     Under the Secondary Trademark Assignment and License Agreement, Harris assigned to us some trademarks related to products of the semiconductor business and we granted back to Harris worldwide, non-exclusive, royalty-free licenses recognizing transitional use of some visible trademarks assigned by Harris to us. The agreement further provides that Harris will cooperate with us, at our expense, in any judicial or administrative proceedings contemplated or commenced by us under any of the trademarks assigned to us under this agreement.


TRANSITION SERVICES AGREEMENT

     Under the Transition Services Agreement, Harris will provide a number of business support services to us that will assist in the conversion of the semiconductor business to an independent entity. From the consummation of the acquisition for, in most instances, up to 8 months, Harris is obligated to make available to us:

     o data processing and communication services;

     o financial and administrative support; and

     o human resources and benefits services.

Generally, the agreement provides that Harris will invoice us for the cost of services provided, plus 5%, with some charges based on a fixed cost and other charges based on Harris' actual incurred costs.

Under the Transition Services Agreement, we have also agreed to provide Harris with certain services for a period of 18 months and certain products for a period of 24 months related to the suppression products business. For the services and products to be provided by us to Harris, Harris has agreed to pay 5% on top of all costs except third-party costs.

OPTION AGREEMENT


     Under an Option Agreement, we granted to Intersil Prism, LLC an option to purchase assets to be used in the manufacture and sale of semiconductor solutions for the high-speed wireless local area networking market for a fixed purchase price equal to the purchase price paid by us for the assets plus associated capital expenses, research and development expenses and interest at ten percent (10%) per annum. The option itself was granted for a purchase price of $1,000,000 and is exercisable for eighteen months from August 13, 1999, subject to extension for an additional eighteen month period upon payment of a $2,000,000 fee or for the period necessary to obtain any required approvals without any fee. However, because the exercise of the option would be prohibited by the terms of the indenture governing the notes, the option may not be exercised while the notes are outstanding unless we obtain a consent from the noteholders. If the holder of the option exercises it, holders of the warrants issued as part of the unit offering and the warrants issued to Citicorp Mezzanine Partners, L.P. (or the holders of the Class A Common Stock issued upon exercise of the warrants) may participate in the purchase of these assets upon payment of their pro rata share of the option purchase price and the option exercise price.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information regarding the persons who are members of our Board of Directors, key employees or executive officers. Each of our directors has served as director since our formation on June 2, 1999 and will continue to hold office until the relevant company's next annual meeting of shareholders or until a successor has been elected and qualified. Each of our officers has served as officer since our formation and will hold office until the relevant company's first meeting of directors after its next annual meeting of shareholders.



NAME                                        AGE                          TITLE
----                                        ---                          -----
Gregory L. Williams.......................  46    Chief Executive Officer, Director
W. Russell Morcom.........................  53    Vice President, General Manager, Discrete Power
George L. Gidzinski.......................  44    Vice President, General Manager, Analog and Mixed
                                                  Signal Business Unit
Daniel J. Heneghan........................  44    Vice President, Chief Financial Officer and
                                                  Secretary
Ray D. Odom...............................  46    Vice President, General Manager, Space & Defense
                                                  Products
Larry W. Sims.............................  42    Vice President, Marketing and Sales
James A. Urry.............................  45    Director
Gary E. Gist..............................  53    Director


     Gregory L. Williams, Chief Executive Officer, Director. Mr. Williams is our Chief Executive Officer. From October, 1998, to August, 1999, Mr. Williams was President of the semiconductor business at Harris. From January to October 1998, Mr. Williams was Vice President and General Manager of the Power Products Division at Harris. From 1984 to 1998, Mr. Williams also served as Vice President and Assistant General Manager of the Semiconductor Components Group, Vice President and General Manager of the Power Products Division, and Vice President and Director of Automotive World Marketing at Motorola Semiconductor, and from 1977 to 1984, Mr. Williams served with General Electric Company.

     W. Russell Morcom, Vice President, General Manager, Discrete Power. Mr. Morcom is our Vice President and General Manager, Discrete Power. From 1997 to August, 1999, Mr. Morcom was Vice President and General Manager, Operations and Quality of the semiconductor business at Harris. From 1991 to 1997, Mr. Morcom was Vice President and General Manager, Semiconductor Products Division of the semiconductor business of Harris.

     George L. Gidzinski, Vice President, General Manager, Analog and Mixed Signal Business Unit. Mr. Gidzinski is our Vice President and General Manager, Analog and Mixed Signal Business Unit. From 1998 until August, 1999, Mr. Gidzinski was Vice President and General Manager of the Power Products Business of the semiconductor business at Harris. From 1995 to 1998, Mr. Gidzinski served as Vice President of Intelligent Power Products of the semiconductor business at Harris and from 1991 to 1995, Mr. Gidzinski served as Vice President of Worldwide Marketing of the semiconductor business at Harris.


     Daniel J. Heneghan, Vice President, Secretary and Chief Financial
Officer. Mr. Heneghan is our Vice President, Secretary and Chief Financial Officer. From 1996 to August, 1999, Mr. Heneghan was Vice President and Controller of the semiconductor business at Harris. From 1994 to 1996, Mr. Heneghan was Vice President of Digital Products of the semiconductor business at Harris. Mr. Heneghan also served at various times as Division Controller of the semiconductor business at Harris, Director of Planning at Harris, Director of Finance at Harris and Senior Financial Analyst with Royal Crown Cola.



     Ray D. Odom, Vice President, General Manager, Space and Defense
Products. Mr. Odom is our Vice President and General Manager, Space and Defense Products. From July, 1998 to August, 1999, Mr. Odom was Vice President and General Manager, Space and Defense Products of the semiconductor business at Harris. From July, 1997 to June, 1998, Mr. Odom was Director, Space and Defense Products, of the semiconductor business at Harris. From July 1994 to June 1997, Mr. Odom was Director of Palm Bay

Manufacturing of the semiconductor business at Harris. From February 1991 to June 1994, Mr. Odom was Director of Manufacturing of the Military and Aerospace Division of the semiconductor business at Harris.


     Larry W. Sims, Vice President, Marketing and Sales. Mr. Sims is our Vice President, Marketing and Sales. From August, 1998 to August, 1999, Mr. Sims was Vice President, Sales of the semiconductor business at Harris. Prior to joining Harris, Mr. Sims served in various sales management positions at Motorola Semiconductor.


     James A. Urry, Director. Mr. Urry is one of our directors. Mr. Urry has been with Citibank, N.A. since 1981 serving as a Vice President since 1986. He has been a Vice President of Citicorp Venture Capital Ltd., which is an affiliate of ours, since 1989. He is also a Director of Airxcel, Inc., AmeriSource Health Corporation, CORT Business Services, Brunner Mond Holdings, CLARK Material Handling Corporation, Hancor Holding Corporation, IKS Corporation, Palomar Technological Companies and York International Corporation.


     Gary E. Gist, Director. Mr. Gist is one of our directors. Mr. Gist is the President and Chief Executive Officer of, and has been with, Palomar Technological Companies since 1995, a corporation made up of a diverse group of companies that focus on designing and manufacturing electronic products including the following companies: HID Corporation, AML Wireless Systems, Inc., Palomar Display Products, Inc., Palomar Products, Inc. and Palomar Technologies, Inc. Prior to 1995, he was Division Manager of the Technology Products Division of Hughes Industrial Electronics Company.


     Our Board of Directors will consist of five directors, determined as follows: our chief executive officer, one individual designated by Sterling, up to two independent directors designated by Sterling (to the extent permitted by applicable law as determined in Sterling's sole discretion) and, in the event the Board includes two independent directors designated by Sterling, one additional individual designated by Sterling. The holders of a majority of the outstanding shares of Class A Common Stock (including any shares of Class A Common Stock held by Sterling) have the right to veto the election of any independent directors designated by Sterling. Under our Shareholders' Agreement each of our stockholders (representing 100% of the ownership of the Class A Common Stock) agree to take all action necessary (including voting his, her or its shares, calling special meetings and executing and delivering written consents) to ensure our Board of Directors will be composed at all times as described in this paragraph.


DIRECTOR COMPENSATION AND ARRANGEMENTS

     Those directors who are employed by us or by Citicorp Venture Capital Ltd. do not receive compensation for their services as directors. Compensation for other directors has not yet been determined. Members of the Board of Directors are elected according to the voting agreements outlined in the Securities Purchase and Holders Agreement.

     EXECUTIVE COMPENSATION


     The following table sets forth certain information concerning the compensation received by our five most highly compensated officers for services rendered in fiscal year 1999.



                           SUMMARY COMPENSATION TABLE


                                FISCAL YEAR 1999



                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                               -----------------------
                                                                                 AWARDS      PAYOUTS
                                                                               ----------   ----------
                                            ANNUAL COMPENSATION                SECURITIES
                                --------------------------------------------   UNDERLYING                 ALL OTHER
          NAME AND                                           OTHER ANNUAL       OPTIONS        LTIP      COMPENSATION
     PRINCIPAL POSITION         SALARY($)   BONUS($)(1)   COMPENSATION($)(2)     (#)(3)     PAYOUTS($)      ($)(4)
     ------------------         ---------   -----------   ------------------   ----------   ----------   ------------
Gregory L. Williams .........    318,615       20,531            6,925           25,000            0        12,207
  Chief Executive Officer

W. Russell Morcom ...........    170,000      113,623           10,798            6,000       70,875        57,114
  Vice President--General
  Manager--Discrete Power

George L. Gidzinski .........    133,269       46,683            3,264            5,000       28,350        15,128
  Vice President--General
  Manager--Analog and Mixed
  Signal Business Unit

Daniel J. Heneghan ..........    121,980       44,121            1,920            3,500       24,924        23,774
  Vice President--Chief
  Financial
  Officer--Secretary

Larry W. Sims ...............    185,769      117,953           47,174                0            0         1,889
  Vice President--Marketing
  and Sales


------------------

(1) This category includes Annual Incentive Plan bonus for all officers and a sales incentive compensation bonus for Mr. Sims. It also includes awards for Mr. Williams and for Mr. Heneghan of $50 each, a bonus of $7,108 for Mr. Heneghan and disruption and signing bonuses, totaling $65,000, for Mr. Sims.



(2) Except for Mr. Sims, none of the executive officers named in the Summary Compensation Table received personal benefits in excess of the lesser of $50,000 or 10% of annual salary and bonus for fiscal year 1999. Mr. Sims' personal benefits for fiscal year 1999 included relocation expenses and applicable taxes. The other amounts reported represent dividend equivalent payments on outstanding performance shares granted under Harris' Stock Incentive Plan for which the performance period had not expired.



(3) All options granted were for Harris common stock under Harris' Stock Incentive Plan. We did not assume Harris' obligations under the Stock Incentive Plan.



(4) Amounts reported include:



    (A) Contributions to the Harris Retirement Plan for fiscal 1999: Mr. Williams--$3,959; Mr. Heneghan--$19,659; Mr. Gidzinski--$14,984; Mr.
        Sims-- $1,293; and Mr. Morcom--$17,703.



    (B) Contributions to Harris' Supplemental Executive Retirement Plan for fiscal 1999: Mr. Williams--$5,943; Mr. Heneghan--$3,700; Mr. Gidzinski--$0; Mr. Sims--$0; and Mr. Morcom--$38,677.



    (C) The taxable portion of premiums on life insurance provided by Harris for fiscal 1999: Mr. Williams--$2,305; Mr. Heneghan--$415; Mr. Gidzinski-- $144; Mr. Sims--$596; and Mr. Morcom--$734.

     The following table provides information with respect to individual grants made by Harris of options for shares of Harris common stock to the named executive officers during fiscal year 1999.



                                                                                                     POTENTIAL
                                                                                                     REALIZABLE
                                                         INDIVIDUAL GRANTS                            VALUE AT
                                     ---------------------------------------------------------     ASSUMED ANNUAL
                                       NUMBER OF      PERCENT OF                                   RATE OF STOCK
                                      SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION
                                      UNDERLYING        GRANTED                                      FOR OPTION
                                       TERM (4)      TO EMPLOYEES    EXERCISE OR                      TERM(4)
                                        OPTIONS        IN FISCAL      BASE PRICE    EXPIRATION   ------------------
               NAME                  GRANTED(#)(1)    YEAR(%)(2)        ($/SH)       DATE (3)     5%($)     10%($)
               ----                  -------------   -------------   ------------   ----------   -------   --------
Gregory L. Williams................     25,000           3.17          34.0625       11/11/99    51,788    104,405
W. Russell Morcom..................      6,000            .76          34.0625       11/11/99    12,429     25,057
George L. Gidzinski................      5,000            .63          34.0625       11/11/99    10,358     20,881
Daniel J. Heneghan.................      3,500            .44          34.0625       11/11/99     7,250     14,617
Larry W. Sims......................          0              0                0              0         0          0


------------------

(1) All options granted were for Harris common stock pursuant to the Harris Stock Incentive Plan. We did not assume Harris' obligations under the Stock Incentive Plan.

(2) A total of 789,340 options were granted to Harris employees under the Harris Stock Incentive Plan in fiscal year 1999.

(3) Under the terms of the Harris Stock Incentive Plan, the options expire 10 years after they are granted; however, in the event a grantee ceases to be an employee of Harris, the options expire 90 days after the date the grantee ceases to be an employee of Harris.

(4) Represents the potential realizable value of the underlying shares of Harris common stock at the expiration date based on an assumed annual appreciation rate of 5% and 10%, each compounded annually. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the options exercised, so there can be no assurance that the actual value realized will be at or near the value estimated in the table.

     The following table provides information with respect to the named executive officers concerning the exercise of Harris options during fiscal year 1999, and unexercised Harris options held as of the end of fiscal year 1999.


                                                                                   NUMBER OF        VALUE OF
                                                                                  SECURITIES      UNEXERCISED
                                                                                  UNDERLYING      IN-THE-MONEY
                                                                                  UNEXERCISED      OPTIONS AT
                                                                                  OPTIONS AT      FISCAL YEAR-
                                                                                 FISCAL YEAR-         END
                                                   SHARES           VALUE         END (#)(3)         ($)(4)
                                                ACQUIRED ON        REALIZED      EXERCISABLE/     EXERCISABLE/
                    NAME                       EXERCISE(#)(1)       ($)(2)       UNEXERCISABLE   UNEXERCISABLE
                    ----                       --------------   --------------   -------------   --------------
Gregory L. Williams..........................          0                 0            0/25,000        0/132,813
W. Russell Morcom............................      3,186            45,201       19,500/10,500   231,469/44,906
George L. Gidzinski..........................      1,200            12,300         2,846/6,800         0/31,775
Daniel J. Heneghan...........................      2,000            12,799         2,500/5,000    13,031/22,938
Larry W. Sims................................          0                 0                   0                0


------------------

(1) Options exercised were for Harris common stock.

(2) Represents the difference between the market price per share of Harris common stock on the date of exercise and the exercise price.

(3) All unexercised options were for Harris common stock.

(4) Represents the difference between the market price per share of Harris common stock at fiscal year end and the exercise price.

EMPLOYMENT AGREEMENTS

     In connection with the Transactions, we and Intersil Holding entered into an employment agreement with Mr. Williams for him to serve as our Chief Executive Officer and a member of our Board of Directors. His employment agreement provides for an annual base salary of $425,000, subject to increases and annual performance bonuses at the discretion of the Board of Directors. The agreement also provides for Mr. Williams to receive our standard benefits. The term of the agreement is 60 months, subject to automatic renewal for successive one year terms, unless either we give or Mr. Williams gives prior notice of non-renewal. Mr. Williams is subject to a noncompetition covenant during the term of his agreement and for a period of one year following termination or expiration of the agreement.

RETIREMENT AND SAVINGS PROGRAM

     We provide retirement benefits to substantially all employees primarily through a retirement plan having profit-sharing and savings elements. Contributions by us to the retirement plan are based on profits and employees' savings with no other funding requirements. We are able to make additional contributions to the fund at our discretion. We also have non-contributory defined benefit pension plans which are fully funded.

     Retirement benefits also include an unfunded limited healthcare plan for U.S.-based retirees and employees on long-term disability. We accrue the estimated cost of these medical benefits, which are not material, during an employee's active service life.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Citicorp Mezzanine Partners, L.P. contributed $30.0 million in cash to Intersil Holding in exchange for the 13.5% Subordinated PIK Note and a warrant to purchase about 5.6 million shares of Intersil Holding's Class A Common Stock. Intersil Holding contributed the $30.0 million from Citicorp Mezzanine Partners, L.P. to Intersil as a capital contribution. The general partner of Citicorp Mezzanine Partners, L.P. is an affiliate of Citicorp Venture Capital Ltd. Citicorp Venture Capital Ltd. owns an interest in Sterling, a stockholder of Intersil Holding.



     Under the Master Transaction Agreement, the shareholders of Intersil Holding entered into a Shareholders' Agreement containing certain agreements among the shareholders regarding the capital stock and corporate governance of Intersil and Intersil Holding. See "Description of Capital Stock--Shareholder's Agreement."



     Intersil Holding, along with Intersil, purchased from Harris selected portions of the semiconductor business. Harris entered into with us various agreements, including the Intellectual Property Agreement, the Patent Assignment, the Secondary Trademark Assignment and License Agreement, the Transition Services Agreement, the Registration Rights Agreement and the Royalty Agreement. See "The Transactions."



     The terms of the agreements listed above were the result of arms-length negotiations and in our opinion are no less favorable to Intersil and Intersil Holding than those that could be obtained from non-affiliated parties.

                             OWNERSHIP OF CAPITAL STOCK


     We are a wholly owned subsidiary of Intersil Holding. The following table sets forth information regarding the beneficial ownership of the Intersil Holding preferred stock and Intersil Holding common stock. This table does not include (a) shares of Intersil Holding Class A Common Stock issuable upon conversion of Intersil Holding Class B Common Stock or (b) shares of Intersil Holding Class B Common Stock issuable upon conversion of Intersil Holding Class A Common Stock. A number of our employees are expected to participate in an Employee Stock Option Plan under which they will be offered the opportunity to acquire Intersil Holding Class A Common Stock which would equal in the aggregate up to an additional 3% of the Intersil Holding common stock outstanding. See "--Employee Stock Option Plan." In addition, we granted to certain senior managers a sign-on bonus in the aggregate amount of about $574,000, in the form of options to purchase preferred stock of Intersil Holding. The option price is about $250 per share. The table includes shares or options that may be acquired by our employees under the Employee Stock Option Plan and the shares of preferred stock that may be acquired by certain senior managers upon exercise of the preferred stock options granted to these senior managers. The table does not include shares of Intersil Holding Class A Common Stock issuable upon conversion of the warrants and the warrants issued in connection with the 13.5% Subordinated Holding PIK Note.



                                               NUMBER AND PERCENT OF SHARES OF INTERSIL HOLDING
                                     --------------------------------------------------------------------
                                     PREFERRED STOCK          CLASS A STOCK             CLASS B STOCK
                                     ----------------      --------------------      --------------------
NAME OF BENEFICIARY                  NUMBER   PERCENT        NUMBER     PERCENT        NUMBER     PERCENT
-------------------                  ------   -------      ----------   -------      ----------   -------
Sterling Holding Company, LLC
(1)(4) ............................  73,650    87.31%      11,088,837    41.69%      69,615,203    91.10%
c/o Intersil Corporation
2401 Palm Bay Road NE
Palm Bay, FL 32905

Harris Corporation ................  8,456     10.02%       2,263,028     8.51%       6,797,375     8.90%
1025 W. NASA Boulevard
Melbourne, Florida 32919

Gregory L. Williams ...............    407      0.48%       3,347,315    12.59%              --       --

W. Russell Morcom .................    515      0.61%       1,025,247     3.85%              --       --

George L. Gidzinski ...............    104      0.12%         684,564     2.57%              --       --

Daniel J. Heneghan ................    121      0.14%         582,634     2.19%              --       --

Larry W. Sims .....................    245      0.29%         835,916     3.14%              --       --

James A. Urry(2) ..................    705      0.84%              --       --               --       --

Gary E. Gist(3)....................     --        --               --       --               --       --

All directors, officers and other    2,958      3.51%      10,245,327    38.52%              --       --
management investors as a group (17
persons)(3) .......................


------------------

(1) An affiliate of Credit Suisse First Boston Corporation owns an interest in Sterling and could have the right to acquire up to 1,510,068 shares of Class A Common Stock and 1,410 shares of Intersil Holding preferred stock from Sterling in exchange for its interest in Sterling.



(2) James A. Urry, who is one of our directors, is affiliated with Sterling in the capacities described under "Management--Directors and Executive Officers" and footnote (4) below. All shares reported for Mr. Urry are held by Sterling, but do not include all shares held by Sterling, which Mr. Urry may be deemed to beneficially own as a result of his affiliation with Sterling. Mr. Urry disclaims beneficial




                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    ownership of all shares held by Sterling, except for those shares reported for Mr. Urry, which Mr. Urry has the right to acquire in exchange for an ownership interest in Sterling.



(3) Gary E. Gist owns an interest in Sterling and could have the right to acquire up to 119 shares of Class A Common Stock, 50,217 shares of Class B Common Stock and 93.96 shares of Intersil Holding preferred stock from Sterling in exchange for his interest in Sterling.

(4) Citicorp Venture Capital Ltd. owns an interest in Sterling and could have the right to acquire up to 62,184,690 shares of Intersil Holding common stock, consisting of 49% of the outstanding Class A Common Stock and the remainder of which would be shares of Class B Common Stock, and 55,472 shares of the preferred stock from Sterling in exchange for its interest in Sterling. Citicorp Mezzanine Partners, L.P., the general partner of which is an affiliate of Citicorp Venture Capital, contributed $30.0 million in cash to Intersil Holding in exchange for the 13.5% Subordinated Holding PIK Note due 2010 and warrants to purchase 5,555,560 shares of our Class A Common Stock. Intersil Holding contributed the $30.0 million to Intersil as a capital contribution.




     Sterling owns 88.3% of preferred stock, 47.0% of Class A Common Stock and 91.1% of Class B Common Stock of Intersil Holding and also owns 22.7% of Class A Common Stock and 100% of Class B Common Stock of Fairchild Semiconductor International, Inc. Fairchild Semiconductor Corporation is a wholly owned subsidiary of Fairchild Semiconductor International, Inc. See
"Business--Competition."

                            DESCRIPTION OF CAPITAL STOCK

INTERSIL HOLDING PREFERRED STOCK


     Intersil Holding's Certificate of Incorporation provides that Intersil Holding may issue 2,000,000 shares of preferred stock, 1,000,000 of which is designated as 12% Series A Cumulative Compounding Preferred Stock. Intersil Holding preferred stock has a stated value of $1,000 per share and is entitled to annual dividends when, as and if declared, which dividends are cumulative, whether or not earned or declared, and accrue at a rate of 12%, compounding annually. As of the date of this prospectus, 83,432 shares of Intersil Holding preferred stock were outstanding. The vote of a majority of the outstanding shares of the Intersil Holding preferred stock, voting as a separate class, is required to (1) create, authorize or issue any other class or series of stock entitled to a preference ahead of the Intersil Holding preferred stock regarding any dividend or upon distribution or any liquidation, distribution of assets, dissolution or winding up of Intersil Holding, or increase the authorized amount of any other class or series, or (2) amend Intersil Holding's Certificate of Incorporation if the amendment would adversely affect the relative rights and preferences of the holders of the Intersil Holding preferred stock. Except as described in the immediately preceding sentence or as otherwise required by law, the Intersil Holding preferred stock is not entitled to vote. Intersil Holding may not pay any dividend upon (except for a dividend payable in Junior Stock, as defined below), or redeem or otherwise acquire shares of, capital stock junior to the Intersil Holding Preferred Stock (including the Intersil Holding common stock) ("Junior Stock") unless all cumulative dividends on the Intersil Holding preferred stock have been paid in full. Upon liquidation, dissolution or winding up of Intersil Holding, holders of Intersil Holding preferred stock are entitled to receive out of the legally available assets of Intersil Holding, before any amount shall be paid to holders of Junior Stock, an amount equal to $1,000 per share of Intersil Holding preferred stock, plus all accrued and unpaid dividends to the date of final distribution. If the available assets are insufficient to pay the holders of the outstanding shares of Intersil Holding preferred stock in full, the assets, or the proceeds from the sale of the assets, will be distributed ratably among the holders. The Intersil Holding preferred stock is not mandatorily redeemable prior to June 30, 2011. Intersil Holding may optionally redeem, in whole or in part, the Intersil Holding preferred stock at any time at a price per share of $1,000, plus accrued and unpaid dividends to the date of redemption. At the option of Intersil Holding, the Intersil Holding preferred stock may be exchanged for junior subordinated debentures of Intersil Holding.


INTERSIL HOLDING COMMON STOCK


     The Certificate of Incorporation of Intersil Holding provides that Intersil Holding may issue 250,000,000 shares of Intersil Holding common stock, divided into two classes consisting of 125,000,000 shares of Intersil Holding Class A Common Stock and 125,000,000 shares of Intersil Holding Class B Stock. As of the date of this prospectus 100,009,770 shares of Intersil Holding common stock were outstanding. The holders of Intersil Holding Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Except as required by law, the holders of Intersil Holding Class B Common Stock have no voting rights. Under the Certificate of Incorporation of Intersil Holding, either class of Intersil Holding common stock is convertible into an equal number of shares of the other class of Intersil Holding common stock. In the case of a conversion from Intersil Holding Class B Common Stock, which is nonvoting, into Intersil Holding Class A Common Stock, which is voting, the holder of shares to be converted must be permitted under applicable law to hold the total number of shares of voting stock which would be held upon conversion.


WARRANTS RELATING TO THE ISSUANCE OF THE UNITS


     Intersil Holding originally issued and sold warrants, referred to as the Warrants, to Credit Suisse First Boston Corporation, J.P. Morgan Securities, Inc. and Salomon Smith Barney Inc. pursuant to a private placement by Intersil Holding and Intersil of 200,000 units, each unit consisting of one old note and one Warrant to purchase 27.7778 shares of Class A Common Stock, par value $.01, of Intersil Holding at an exercise price (the "Exercise Price") of $0.001. The Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant may be subject to adjustment. The Warrants initially entitle the holders to acquire, in the aggregate, 5,555,560 shares of Class A Common Stock.

     The Warrants may be exercised at any time after the first anniversary of the issue date of the units; provided, however, that the holder of Warrants will be able to exercise the Warrants only if a shelf registration statement relating to the Class A Common Stock underlying the Warrants is effective or the exercise of those Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. Intersil Holding has filed a shelf registration statement to cover the Warrants for resale and in the issuance of the Class A Common Stock upon exercise of the Warrants, but the Securities and Exchange Commission has not yet declared it effective. Unless earlier exercised, the Warrants will expire on August 15, 2009 (the "Expiration Date"). Intersil Holding will give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants. If Intersil Holding fails to give the expiration notice, the Warrants will nevertheless expire and become void on the Expiration Date.



     At Intersil Holding's option, fractional shares of Class A Common Stock may not be issued upon exercise of the Warrants. If any fraction of a share of Class A Common Stock would, except for the foregoing provision, be issuable upon the exercise of any of the Warrants (or specified portion of the Warrants), Intersil Holding will pay an amount in cash equal to the current market value per share of Class A Common Stock, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by that fraction, computed to the nearest whole cent.


     Certificates for Warrants have been and will be issued in fully registered form only. No service charge will be made for registration of transfer or exchange upon surrender of any Warrant certificate at the office maintained for that purpose by United States Trust Company of New York, as Warrant Agent. Intersil Holding may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant certificates.

     The holders of unexercised Warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as stockholders of Intersil Holding in respect of any stockholders meeting for the election of directors of Intersil Holding or any other purpose, or to exercise any other rights whatsoever as stockholders of Intersil Holding.

     In the event a bankruptcy, reorganization or similar proceeding is commenced by or against Intersil Holding, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by Intersil Holding with approval of the bankruptcy court. As a result, holders of the Warrants may, even if sufficient funds are available, not be entitled to receive any consideration or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy, reorganization or similar proceeding.

WARRANTS RELATING TO THE 13.5% SUBORDINATED HOLDING PIK NOTE


     Intersil Holding issued to Citicorp Mezzanine Partners, L.P. warrants to purchase Intersil Holding Class A Common Stock. These warrants entitle the holder to purchase up to 5,555,560 shares of Class A Common Stock of Intersil Holding upon exercise of the warrants beginning on August 13, 2001 and ending on August 15, 2009 at an exercise price of $0.001 per share, subject to certain anti-dilution adjustments in certain circumstances. If Intersil Holding prepays in full the 13.5% Subordinated Holding PIK Note due 2010 within 24 months after issuance, these warrants will be exercisable for 3,333,336 shares of the Intersil Holding Class A Common Stock. See "Description of Certain Indebtedness--13.5% Subordinated Holding PIK Note due 2010."


SHAREHOLDERS' AGREEMENT


     The shareholders of Intersil Holding entered into a Securities Purchase and Holders Agreement (the "Shareholders' Agreement") containing certain agreements among the shareholders regarding the capital stock and corporate governance of us and Intersil Holding.



     According to the Shareholders' Agreement, our board of directors and the board of directors of Intersil Holding must be composed of up to five directors as follows: our chief executive officer; one individual designated by Sterling; up to two independent directors designated by Sterling (to the extent permitted by applicable law as determined by Sterling in its sole discretion), subject to the right of the majority of holders of the outstanding shares of Intersil Holding Class A Common Stock to veto the election of any such independent director, provided that in the event that Sterling concludes that it is unable to designate, or elects not to designate for any reason, one or more of such independent directors or the election of any such independent director is not approved by the holders of a majority of the outstanding shares of Intersil Holding Class A Common Stock, these directorship(s) shall not be filled by the remaining members of the Board of Directors but shall remain vacant until the election of a director designated by Sterling to fill such vacancy in accordance with the Shareholders' Agreement. When our Board of Directors includes two independent directors, Sterling shall have the right to designate one additional individual. However, if Sterling at any time owns of record in excess of 50% of the Intersil Holding Class A Common Stock then outstanding, then our Board of Directors shall consist of our chief executive officer and up to four individuals designated by Sterling in its sole discretion.



     The Shareholders' Agreement contains provisions which, with some exceptions, restrict the ability of the shareholders to transfer any Intersil Holding common stock or Intersil Holding preferred stock. If holders of more than 50% of the Intersil Holding common stock approve the sale of Intersil or Intersil Holding, each shareholder has agreed to consent to the sale and, if the sale includes the sale of stock, each shareholder has agreed to sell all of such shareholder's Intersil Holding common stock and Intersil Holding preferred stock on the terms and conditions approved by holders of a majority of the Intersil Holding common stock then outstanding. In the event Intersil Holding proposes to issue and sell (other than in a public offering under a registration statement declared effective by the Securities and Exchange Commission) any shares of Intersil Holding common stock or any securities containing options or rights to acquire any shares of Intersil Holding common stock or any securities convertible into Intersil Holding common stock to Citicorp Venture Capital Ltd., Sterling or any of their respective affiliates, Intersil Holding must first offer to each of the other shareholders a pro rata portion of these shares. These preemptive rights are not applicable to the issuance of shares of Intersil Holding common stock upon the conversion of shares of one class of Intersil Holding common stock into shares of the other class. Subject to certain limitations, neither Sterling, nor any of its respective affiliates, may sell any of its shares of Intersil Holding preferred stock or Intersil Holding common stock without offering the other shareholders a pro rata opportunity to participate in the sale.



     The Shareholders' Agreement also provides for additional restrictions on transfer of shares by our executive officers and other employees, which we refer to as our management investors, including the right of Intersil Holding to repurchase some of the management investors' shares of Intersil Holding common stock upon termination of the shareholder's employment prior to August 2004, at a formula price, and the grant of a right of first refusal in favor of Intersil Holding in the event a management investor elects to transfer its shares of Intersil Holding common stock or Intersil Holding preferred stock. Our directors are not bound by the additional restrictions on management investors except to the extent that they are also officers of Intersil Holding.


1999 EQUITY COMPENSATION PLAN


     Intersil Holding adopted the 1999 Equity Compensation Plan, effective August 13, 1999 (the "Plan"). Under to the Plan, Intersil Holding will be able to grant to our salaried officers and key employees options for up to 3,000,000 shares of Intersil Holding Class A Common Stock. The Plan will authorize Intersil Holding to grant either (1) options intended to constitute incentive stock options under the Internal Revenue Code of 1986, as amended, (2) non-qualified stock options, (3) shares of restricted stock, (4) stock appreciation rights or (5) phantom share awards. Under the Plan, a committee of the Board of Directors of Intersil Holding will determine the exercise price of each option granted, provided that the minimum exercise price is equal to the fair market value of the underlying stock on the date the option is granted. The maximum term of any option will be ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted will be exercisable at the determination of the Board of Directors of Intersil Holding, and the options will vest ratably over about five years. Within any one-year period, an employee may not receive options to purchase more than 1,000,000 shares of Intersil Holding Class A Common Stock. Options to acquire 2,350,000 shares of Intersil Holding Class A Common Stock were granted, effective as of August 14, 1999.


     In addition to options, the committee may award restricted stock, stock appreciation rights and phantom share awards under the Plan.

     A grant of restricted stock represents the right to become the owner of that stock upon the lapse of restrictions, which will usually require the performance of substantial additional services to Intersil Holding by the recipient of the grant. If the restrictions are not satisfied, the restricted stock is forfeited. If the restrictions are satisfied, the individual in question becomes the owner of those shares. In the interim, the individual is entitled to any dividends that may be paid on the restricted shares and is allowed to vote them. The individual cannot, however, sell, assign or otherwise transfer the subject shares.


     A stock appreciation right entitles the recipient to a payment, in cash or in shares of Intersil Holding Class A Common Stock of an amount equal to the excess of the fair market value of Intersil Holding Class A Common Stock on the date the stock appreciation right is exercised over the "exercise price" of the stock appreciation right, which will usually be the fair market value of the subject Intersil Holding Class A Common Stock on the date the stock appreciation right is granted.

     A phantom stock award entitles the recipient to a payment in cash or in shares of Intersil Holding Class A Common Stock of an amount equal to the appreciation in the value of the underlying Intersil Holding Class A Common Stock over the period from the grant of the phantom share award to the date of settlement specified in the award.

     The terms and conditions of grants of restricted stock, stock appreciation rights and phantom stock awards will be governed by the Plan and by the terms of the agreement making the grant or award, as determined by the committee of the Board of Directors.

     Any Intersil Holding Class A Common Stock awarded as restricted stock, awarded upon exercise of a stock appreciation right or awarded in settlement of a phantom stock award will count against the 3,000,000 share overall limit under the Plan and against the 1,000,000 individual annual limit.

REGISTRATION RIGHTS AGREEMENT


     In connection with their entry into the Shareholders' Agreement, Intersil Holding, Sterling, the management investors, Harris and the other shareholders of Intersil Holding entered into a Registration Rights Agreement (the "Registration Rights Agreement"). According to the Registration Rights Agreement, upon the written request of Sterling and subject to Intersil Holding's option to defer action for 180 days, Intersil Holding will prepare and file a registration statement with the Securities and Exchange Commission concerning the distribution of all or part of the shares held by Sterling and use its best efforts to cause such registration statement to become effective. If at any time Intersil Holding files a registration statement for the Intersil Holding common stock because of a request by Sterling or otherwise, Intersil Holding will use its best efforts to allow the other parties to the Registration Rights Agreement to have their shares of Intersil Holding common stock (or a portion of their shares under circumstances set forth in the Registration Rights Agreement) included in the registered offering of Intersil Holding common stock. Intersil Holding is not bound by this requirement if it is filing a registration statement on Form S-8, Form S-4 or any similar form filed in connection with an exchange offer or an offering solely to Intersil Holding's employees or existing shareholders, or a registration statement registering a unit offering consisting of a public offering of debt and equity securities of Intersil Holding in which
(i) not more than twenty percent of the gross proceeds received from the sale of those securities is attributed to the equity securities and (ii) after the public offering, Intersil Holding does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934. Most registration expenses of the selling shareholders will be paid by Intersil Holding. Intersil Holding will not pay expenses relating to underwriting commissions, brokerage fees and transfer taxes applicable to the shares sold by the shareholders or in certain cases the fees and expenses of any accountants or other representatives retained by a selling shareholder.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


     The following is a summary of certain indebtedness of Intersil and of Intersil Holding. To the extent such summary contains descriptions of documents relating to the senior credit facilities and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request to us.


SENIOR CREDIT FACILITIES


     General. In connection with the transactions we entered into the senior credit facilities with a syndicate of certain financial institutions, as lenders, Credit Suisse First Boston, as the Administrative Agent, Salomon Smith Barney Inc., as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. The description below is only a summary of the principal terms of the senior credit facilities and related loan documents.


     The senior credit facilities provide for up to $275.0 million of aggregate borrowing capacity for Intersil, consisting of:

     o a secured $205.0 million funded term loan (the "Tranche B Senior Term Facility"); and

     o a secured $70.0 million revolving line of credit, $15.0 million of which was funded at closing of the acquisition of the semiconductor business (the "Revolving Credit Facility").

     Use of the Senior Credit Facilities. We used the proceeds from the senior credit facilities, together with $30.0 million of proceeds from the 13.5% Subordinated Holding PIK Note due 2010, $90.0 million of proceeds from the 11.13% Seller Holding PIK Note due 2010, the proceeds of the unit offering and the equity contribution from Intersil Holding, (i) to fund the acquisition of the semiconductor business, (ii) to pay related fees and expenses and (iii) for general corporate purposes.


     Guaranties; Security. Our obligations under the senior credit facilities are unconditionally guaranteed, jointly and severally, by Intersil Holding and each of our existing and subsequently acquired or organized domestic subsidiaries. Our obligations and those of the guarantors under the senior credit facilities are secured by a pledge of all of our capital stock and by substantially all of the assets of Intersil Holding, Intersil and each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences will result, foreign) subsidiaries. No foreign subsidiary is required to guarantee the senior credit facilities and less than two-thirds of the capital stock of certain foreign subsidiaries is required to be pledged to secure the senior credit facilities.



     Amortization; Interest; Fees; Maturity. The Senior Term Facility is subject to certain specified amortization payments required to be made in quarterly installments until final payment is made upon maturity. The Revolving Credit Facility is available until 2005 unless terminated earlier under the terms of the senior credit facilities.



     Our borrowings under the senior credit facilities bear interest at a rate equal to, at our option, either (i) the base rate (which is based on the prime rate most recently announced by the Administrative Agent or the Federal Funds rate plus one-half of 1%) or (ii) the applicable London interbank offered rate, in each case plus the applicable margin. In addition, the senior credit facilities are subject to a commitment fee of 0.50% per annum of the undrawn portion of the Revolving Credit Facility, and letter of credit fees regarding each letter of credit outstanding under the senior credit facilities equal to
(i) the applicable margin over the Adjusted LIBOR Rate (as defined in the Credit Agreement) in effect for loans under the Revolving Credit Facility and (ii) 0.25% per annum on the face amount of all outstanding letters of credit.


     Prepayments. The loans under the Senior Term Facility are required to be prepaid with certain asset and capital stock sales and dispositions, certain incurrences of indebtedness, certain offerings of common equity securities and by certain percentages of our annual Excess Cash Flow (as defined in the Credit Agreement). Voluntary prepayments may be made in whole or in part without premium or penalty.

     Covenants and Events of Default. The senior credit facilities contain, among other things, covenants restricting our ability and our subsidiaries' ability to dispose of assets, merge, pay dividends, repurchase or redeem capital stock and indebtedness (including the notes), incur indebtedness or guaranties, create liens, enter into agreements with negative pledge clauses, make certain investments or acquisitions, enter into sale and leaseback transactions, enter into transactions with affiliates, change our business or make fundamental changes, and otherwise restrict corporate actions. The senior credit facilities also contain a number of financial maintenance covenants.

     The senior credit facilities also include events of default usual for these types of credit facilities and transactions, including but not limited to nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties, cross defaults and cross acceleration, bankruptcy, material judgments, ERISA, actual or asserted invalidity of the guaranties or the security documents and certain changes of control of Intersil. The occurrence of any event of default could result in the acceleration of Intersil's and the guarantors' obligations under the senior credit facilities, which could materially and adversely affect you.

SUBSIDIARY CREDIT FACILITIES


     Certain of our subsidiaries may incur indebtedness. It is expected that the debt instruments evidencing such indebtedness will contain customary terms and conditions, covenants and events of default.


13.5% SUBORDINATED HOLDING PIK NOTE DUE 2010


     In connection with the Transactions, Intersil Holding issued to Citicorp Mezzanine Partners, L.P. the 13.5% Subordinated Holding PIK Note due 2010 in the original principal amount of $30.0 million. The 13.5% Subordinated Holding PIK Note due 2010 matures on July 15, 2010 and bears interest at an annual rate equal to 13.5%. To the extent any Intersil Holding Senior Debt prohibits Intersil Holding from paying interest due on the 13.5% Subordinated Holding PIK Note due 2010 in cash, the interest shall be paid by adding the interest to the then outstanding principal amount of the 13.5% Subordinated Holding PIK Note due 2010. This amount shall accrue interest as a portion of the principal amount of the 13.5% Subordinated Holding PIK Note due 2010 from the applicable interest payment date. Under the terms of the 13.5% Subordinated Holding PIK Note due 2010, interest on the 13.5% Subordinated Holding PIK Note due 2010 may not be deductible until paid. The 13.5% Subordinated Holding PIK Note due 2010 is subordinated to Intersil Holding obligations (including guarantees, if any, from time to time) under the senior credit facilities, the notes and certain other indebtedness of Intersil Holding, other than indebtedness which by its terms is pari passu or junior in right of payment to the 13.5% Subordinated Holding PIK Note due 2010. The 13.5% Subordinated Holding PIK Note is senior to the 11.13% Seller Holding PIK Note. Intersil Holding may prepay the 13.5% Subordinated Holding PIK Note due 2010 at any time in whole or in part at 100% of the principal amount thereof plus (a) accrued and unpaid interest to the date of prepayment and (b) certain prepayment premiums set forth in the 13.5% Subordinated Holding PIK Note due 2010. See "Ownership of Capital Stock--Warrant."


11.13% SELLER HOLDING PIK NOTE DUE 2010


     In connection with the Transactions, Intersil Holding issued to Harris the Seller Holding PIK Note due 2010 in the original principal amount of $90.0 million. The Seller Holding PIK Note matures in 2010 and bears interest at an annual rate equal to 11.13%. Intersil Holding may pay interest on the 11.13% Seller Holding PIK Note by issuing additional 11.13% Seller Holding PIK Notes. Intersil Holding may redeem the 11.13% Seller Holding PIK Note at any time in whole or in part at 100% of the principal amount plus accrued and unpaid interest to the date of redemption. In addition, upon a "change in control" Intersil Holding is required to redeem the 11.13% Seller Holding PIK Note at face value subject to some conditions. The 11.13% Seller Holding PIK Note contains some covenants in favor of the holder, including but not limited to:
(1) restrictions on the payment by Intersil Holding and its subsidiaries of dividends and the purchase, redemption or prepayment by Intersil Holding and its subsidiaries of its capital stock or indebtedness which, by its terms or by operation of law, ranks junior in right of payment to the 11.13% Seller Holding PIK Note and (2) restrictions on subsidiaries entering into agreements (other than with respect to the 11.13% Seller Holding PIK Note) restricting their ability to pay dividends or make certain other distributions to Intersil Holding or any subsidiary of Intersil Holding. The 11.13% Seller Holding PIK Note is subordinated to Intersil Holding's obligations (including guaranties, if any, from time to time) under our senior credit facilities and the notes and is subordinated to certain other indebtedness of Intersil Holding, other than indebtedness which by its terms is junior in right of payment to the 11.13% Seller Holding PIK Note (the "Intersil Holding Senior Debt"). Until the Intersil Holding Senior Debt is paid in full, Intersil Holding may not make any payment of principal or interest to the 11.13% Seller Holding PIK Note Holder: (1) following the maturity of any Intersil Holding Senior Debt (either by lapse, acceleration or otherwise) that has not been paid in full; (2) following a payment default on Intersil Holding Senior Debt or (3) following a nonpayment default on Intersil Holding Senior Debt (until (a) the non-payment default shall have been cured or waived, (b) certain events of default relating to bankruptcy under the 11.13% Seller Holding PIK Note shall have occurred, (c) the senior credit facilities or notes shall have become due and payable upon acceleration or (d) 180 days shall have elapsed after notice of the non-payment default has been received by Intersil Holding). Except for certain events of bankruptcy, the consent of 11.13% Seller Holding PIK Note holders holding 25% or more of the principal amount of the 11.13% Seller Holding PIK Note is required to accelerate the payment of principal upon an event of default. If any Intersil Holding Senior Debt is outstanding at the time of an acceleration of the 11.13% Seller Holding PIK Note, the 11.13% Seller Holding PIK Note becomes due and payable upon the earlier of acceleration of the Intersil Holding Senior Debt or thirty days following notice of acceleration of the 11.13% Seller Holding PIK Note being given to the agent for Intersil Holding Senior Debt holders. An event of default under the 11.13% Seller Holding PIK Note includes, among other things, failure to pay principal or interest when due, failure to comply with the material terms of the 11.13% Seller Holding PIK Note following notice, failure to pay certain material indebtedness of Intersil Holding and certain events of bankruptcy or insolvency.


12% JUNIOR SUBORDINATED DEBENTURES DUE 2011


     At Intersil Holding's option, Intersil Holding may issue 12% Junior Subordinated Debentures due 2011 to holders of Intersil Holding preferred stock in exchange for shares of Intersil Holding preferred stock in the original principal amount of $1,000 per share of Intersil Holding preferred stock plus an amount per share equal to the full accrued and unpaid cumulative dividends thereon. The 12% Junior Subordinated Debentures due 2011 will mature on June 30, 2011 and will bear interest at an annual rate equal to 12%. To the extent any Intersil Holding Senior Debt prohibits Intersil Holding from paying interest due on the 12% Junior Subordinated Debentures due 2011 in cash, the interest shall be paid by adding the interest to the then outstanding principal amount of the 12% Junior Subordinated Debentures due 2011. The amount shall accrue interest as a portion of the principal amount of the 12% Junior Subordinated Debentures due 2011 from the applicable interest payment date. The 12% Junior Subordinated Debentures due 2011 will be subordinated to Intersil Holding's obligations (including guaranties, if any, from time to time) under the senior credit facilities, the notes, the 11.13% Seller Holding PIK Note and certain other indebtedness, other than indebtedness which by its terms is pari passu or junior in right of payment to the 12% Junior Subordinated Debentures due 2011. The 12% Junior Subordinated Debentures due 2011 contain certain covenants in favor of the holder that are no more burdensome, in any material respect, to us than our covenants under the notes. Intersil Holding may prepay the 12% Junior Subordinated Debentures due 2011 at any time in whole or in part at 100% of the principal amount plus accrued and unpaid interest to the date of prepayment.

                            DESCRIPTION OF THE NOTES

GENERAL

     Intersil issued the old notes under an indenture, dated as of August 13, 1999 (the "Indenture"), between itself and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     Certain terms used in this description are defined under the caption "--Certain Definitions." In this description, the word "Company" refers only to Intersil Corporation and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of these notes. You may request copies of these agreements at our address set forth under "Where You Can Find More Information."

BRIEF DESCRIPTION OF THE NOTES

  The Notes

     These notes:

          o are unsecured senior subordinated obligations of the Company;

          o are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

          o are senior in right of payment to any future Subordinated Obligations of the Company; and


          o are subject to registration with the SEC under the Registration Rights Agreement.


  The Guaranties

     The Holdings Guaranty and each Subsidiary Guaranty:

          o unconditionally guarantee the obligations of the Company under the Notes; and

          o are senior subordinated obligations of Holdings and the relevant Subsidiary Guarantor, as the case may be.

PRINCIPAL, MATURITY AND INTEREST


     The Company issued the notes initially in the principal amount of $200.0 million. The Company will issue the notes in denominations of $1,000 and any integral multiple of $1,000. The notes will mature on August 15, 2009. Subject to our compliance with the covenant described under the caption "--Certain Covenants--Limitation on Indebtedness," we are permitted to issue more notes under the Indenture in an unlimited principal amount ("Additional Notes"). Any such Additional Notes that are actually issued will be treated as issued and outstanding notes (and as the same class as the initial notes) for all purposes of the Indenture and this "Description of the Notes," unless the context indicates otherwise.


     Interest on these notes will accrue at the rate of 13 1/4% per annum and will be payable semiannually in arrears on February 15 and August 15, commencing on February 15, 2000. The Company will make each interest payment to the holders of record of these notes on the immediately preceding February 1 and August 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     Interest on these notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the notes under the Registration Rights Agreement.


OPTIONAL REDEMPTION

     Except as set forth below, we will not be entitled to redeem the notes at our option prior to August 15, 2004.


     On and after August 15, 2004, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 in the years indicated below:


   YEAR                                                           PERCENTAGE
   ----                                                           ----------
   2004........................................................    106.625%
   2005........................................................    104.969
   2006........................................................    103.313
   2007........................................................    101.656
   2008 and thereafter.........................................    100.000


     In addition, prior to August 15, 2002, we may at our option on one or more occasions redeem notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes (which includes Additional Notes, if any) originally issued at a redemption price of 113 1/4% of the principal amount of notes, plus accrued and unpaid interest on the notes, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that



          (1) at least 65% of such aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates) and



          (2) each redemption occurs within 90 days after the date of the related Equity Offering.


SELECTION AND NOTICE OF REDEMPTION


     If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion shall deem to be fair and appropriate.


     Notes redeemed in part will be redeemed only in principal amounts of $1,000. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.


     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount to be redeemed. We will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancelation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


GUARANTIES


     Holdings and each of the Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the notes. Each Subsidiary Guaranty will be limited as necessary to prevent the Subsidiary Guaranty from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors--Fraudulent Conveyance Matters."



     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to the other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of the payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of the indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero.



     Under the Indenture, Holdings or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation;" provided, however, that if the other Person is not the Company, Holdings' obligations under the Holdings Guaranty or the Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by the other Person.


     A Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty:


          (1) upon the sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor; or



          (2) upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;


in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture.

RANKING

  Notes and Guaranties versus Senior Indebtedness

     The indebtedness evidenced by the notes, the Holdings Guaranty and the Subsidiary Guaranties are senior subordinated obligations of the Company, Holdings and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the notes and the payment of the Holdings Guaranty and any Subsidiary Guaranty is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full in cash when due of all Obligations with respect to Senior Indebtedness of the Company, Holdings or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company, Holdings and such Subsidiary Guarantor under the Credit Agreement.

     As of July 2, 1999, after giving pro forma effect to the Transactions:

          (1) the Senior Indebtedness of the Company would have been approximately $224.6 million, consisting primarily of $220.0 million of secured indebtedness under the Credit Agreement;

          (2) the Senior Indebtedness of Holdings would have been $220.0 million, consisting of the Holdings' senior guaranty of the Company's obligations under the Credit Agreement; and

          (3) the Senior Indebtedness of the Subsidiary Guarantors would have been $220.0 million, consisting of the Subsidiary Guarantors' senior guaranty of the Company's obligations under the Credit Agreement.


     In addition, the Company would have had additional availability of $55.0 million for borrowings of Senior Indebtedness under the Credit Agreement. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness."


  Guaranties versus Other Liabilities of Subsidiaries


     A portion of the operations of the Company are conducted through its subsidiaries. None of our foreign subsidiaries are guaranteeing the notes. Claims of creditors of the non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by the non-guarantor subsidiaries, and claims of preferred stockholders, if any, of the non-guarantor subsidiaries generally will have priority regarding the assets and earnings of the non-guarantor subsidiaries over the claims of creditors of the Company, including holders of the notes, even if the obligations do not constitute Senior Indebtedness.

The notes, the Holdings Guaranty and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders of the non-guarantor subsidiaries of the Company. See "Risk Factors--Subordination."



     Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, the limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by the subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "--Certain Covenants--Limitation on Indebtedness." Therefore, our subsidiaries, including in particular the non-guarantor subsidiaries, could have substantial liabilities.


  Notes and Guaranties versus Other Senior Subordinated Indebtedness


     Only Indebtedness of the Company, Holdings or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes, the Holdings Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes, the Holdings Guaranty and each Subsidiary Guaranty will in all respects rank junior to all other Senior Subordinated Indebtedness of the Company, Holdings and the relevant Subsidiary Guarantor, respectively.


     The Company, Holdings and each Subsidiary Guarantor have agreed in the Indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

  Payment of Notes

     We are not permitted to pay principal of, premium, if any, or interest on, the notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if either of the following (each, a "Payment Default") occurs:


          (1) any Obligations relating to Senior Indebtedness are not paid in full when due; or



          (2) any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms;



unless, in either case, the Payment Default has been cured or waived and any acceleration has been rescinded in writing or the Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the notes without regard to the foregoing if the Company and the Trustee receive written notice approving the payment from the Representative of the Senior Indebtedness relating to which the Payment Default has occurred and is continuing.



     During the continuance of any default (other than a Payment Default) relating to any Designated Senior Indebtedness where the maturity may be accelerated immediately without further notice (except notice as may be required to effect acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of default from the Representative of the holders of Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if the Payment Blockage Period is terminated:



          (1) by written notice to the Trustee and the Company from the Person or Persons who gave the Blockage Notice;



          (2) because no defaults continue in existence which would permit the acceleration of the maturity of any Designated Senior Indebtedness at the time; or



          (3) because the Designated Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of the Designated Senior Indebtedness or the Representative of the holders have accelerated the maturity of the Designated Senior Indebtedness, or any Payment Default otherwise exists, we are permitted to resume payments on the notes after the end of the Payment Blockage Period. The notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults relating to Designated Senior Indebtedness during the period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a Representative of holders of Bank Indebtedness may give another Blockage Notice within the period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect.


     Upon any payment or distribution by the Company upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:


          (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations relating to such Senior Indebtedness before the Noteholders are entitled to receive any payment or distribution; and



          (2) until all Obligations with respect to Senior Indebtedness are paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear.


     If a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.


     If payment of the notes is accelerated because of an Event of Default, we or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of the holders of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of the acceleration and, thereafter, may pay the notes only if the Indenture otherwise permits payment at that time.



     The obligations of Holdings under the Holdings Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by Holdings or by a Subsidiary Guarantor under the Holdings Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Holdings or the Subsidiary Guarantor, as the case may be. The terms of the subordination provisions described above regarding the Company's obligations under the notes apply equally to Holdings and a Subsidiary Guarantor and the obligations of Holdings and the Subsidiary Guarantor under the Holdings Guaranty or a Subsidiary Guaranty, as the case may be.


     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company, Holdings or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Holdings or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.


     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes under the provisions described under "--Defeasance," if the foregoing subordination provisions were not violated at the time the respective amounts were deposited under the defeasance provisions.

BOOK-ENTRY, DELIVERY AND FORM

     The old notes were, and the new notes will be, issued in the form of one or more global notes (the "Global Note") deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.


     The Depository has advised Intersil as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in the securities through electronic book-entry changes in accounts of the participants, consequently eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.



     Intersil expects that under procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (regarding participants' interest), and the participants and the indirect participants (regarding the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.



     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or the nominee, as the case may be, will be considered the sole legal owner and holder of any related notes evidenced by the Global Note for all purposes of the notes and the indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take action, and that the participants would authorize beneficial owners owning through participants to take action or would otherwise act upon the instructions of beneficial owners owning through them.


     We will make payments of principal of, premium, if any, and interest on notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.


     We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between participants or indirect participants and the owners of beneficial interests in the Global Note owning through participants or indirect participants.



     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Trustee nor Intersil will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


CERTIFICATED NOTES


     Subject to conditions, the notes represented by the Global Note are exchangeable for certificated notes in definitive form of like tenor in denominations of $1,000 and integral multiples of the notes if:


          (1) the Depository notifies Intersil that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to appoint a qualified successor within 90 days;

          (2) we in our discretion at any time determine not to have all the notes represented by the Global Note; or


          (3) a default entitling the holders of the notes to accelerate the maturity of the notes has occurred and is continuing.



     Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in those names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, the certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, regarding such certificated notes, to the provisions of such legend.


REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS


     We agreed under the Registration Rights Agreement with the Initial Purchasers, subject to certain exceptions,



          (1) by November 11, 1999, to file a registration statement (the "Exchange Offer Registration Statement") with the SEC relating to a registered offer (the "Registered Exchange Offer") to exchange the notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the notes (except that the Exchange Notes will not contain terms relating to transfer restrictions);



          (2) to use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by January 12, 2000;



          (3) upon the effectiveness of the Exchange Offer Registration Statement, to offer the new notes in exchange for surrender of the notes; and



          (4) to keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the notes.



     For each note surrendered to us under the Registered Exchange Offer, we will issue a new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue from the last


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interest payment date on which interest was paid on the note surrendered in exchange for the new note or, if no interest has been paid on such note, from the date of its original issue.

     Under existing SEC interpretations, the new notes would be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of the Company, as these terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving new notes in the Registered Exchange Offer will have a prospectus delivery requirement regarding resales of the new notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements regarding new notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement.

     Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the new notes.

     A Holder of notes (other than certain specified holders) that wishes to exchange the notes for new notes in the Registered Exchange Offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of the new notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.


     In the event that:

          (1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer, or


          (2) for any other reason the Registered Exchange Offer is not consummated by February 10, 2000, or


          (3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that notes held by it are not eligible to be exchanged for new notes in the Registered Exchange Offer, or

          (4) certain holders are prohibited by law or SEC policy from participating in the Registered exchange offer or may not resell the new notes acquired by them in the Registered exchange offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

          (1) promptly file a shelf registration statement (the "Shelf Registration Statement") covering resales of the notes or the new notes, as the case may be;

          (2) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and


          (3) keep the Shelf Registration Statement effective until the earlier of (A) the time when the notes covered by the Shelf Registration Statement can be sold under Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (B) two years from the Issue Date.



     We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom the Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the new notes, as the case may be. A holder selling the notes or new notes under the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection


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

with the sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to the holder (including certain indemnification obligations).


     We will pay additional cash interest on the notes, subject to certain exceptions,


          (1) if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to November 11, 1999,



          (2) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to January 12, 2000,



          (3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,


          (4) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 45th day after such filing obligation arises,

          (5) if obligated to file the Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 140th day after the obligation to file a Shelf Registration Statement arises, or


          (6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of notes or new notes in accordance with and during the periods specified in the Registration Rights Agreement (each event referred to in clauses (1) through (6), a "Registration Default").



     Additional cash interest will accrue on the notes and the new notes at the rate of 0.50% per annum (increasing by 0.50% per annum at the end of each 90-day period thereafter) from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, however, that in no event shall such additional interest exceed 2.0% per annum. The interest is payable in addition to any other interest payable from time to time regarding the notes and the new notes.



     All references in the Indenture, in any context, to any amount of interest or any other amount payable on or regarding any of the notes shall be deemed to include payment of any additional interest under the Registration Rights Agreement.



     If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement of it provided that we have accepted all notes validly tendered in accordance with the terms of the Registered Exchange Offer.


CHANGE OF CONTROL


     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase the Holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):



          (1) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that the person shall be deemed to have "beneficial ownership" of all shares that any person has the right to acquire, whether the right is exercisable immediately or only after the passage of time or the satisfaction of any other conditions), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the "parent entity"), if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of


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

              more than 50% of the voting power of the Voting Stock of the parent entity); provided, however, that notwithstanding the foregoing, CVC shall be deemed to beneficially own a majority of the voting power of the Voting Stock of Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors hold in the aggregate no less than a majority of the economic interests in Sterling (or a successor);



          (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors (A) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) who were elected to the Board of Directors under the Stockholders' Agreement, as amended, modified or supplemented from time to time) cease for any reason to constitute a majority of the Board of Directors then in office; or



          (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless (i) in the transaction the securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after the transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee, or (ii) after giving effect to the transaction the Permitted Holders "beneficially own" (as determined in clause (1) above) at least 35% of the total voting power of the Voting Stock of the surviving Person or transferee, as the case may be).


     Within 30 days following any Change of Control (but subject to compliance with the immediately succeeding paragraph), the Company shall mail a notice to each Holder with a copy to the Trustee stating:


          (1) that a Change of Control has occurred and that the Holder has the right to require the Company to purchase the Holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);



          (2) the circumstances and relevant facts regarding the Change of Control;



          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date the notice is mailed); and


          (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     If the terms of the Credit Agreement prohibit the Company from making the foregoing offer upon a Change of Control or from purchasing any notes pursuant thereto, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:


          (1) repay in full all indebtedness outstanding under the Credit Agreement or offer to repay in full all indebtedness and repay the indebtedness of each lender who has accepted the offer; or


          (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Notes as described above.


     The Company must first comply with the covenant described above before it will be required to purchase notes in the event of a Change of Control; provided, however, that the Company's failure to comply with the covenant described in the preceding sentence or to make a Change of Control offer because of any such failure shall constitute a Default described in clause (4) under "--Defaults" below (and not under clause (2) under "--Defaults" below). As a result of the foregoing, a holder of the Notes may not be able to


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

compel the Company to purchase the notes unless the Company is able at the time to refinance all indebtedness outstanding under the Credit Agreement or obtain requisite consents under the Credit Agreement.



     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes in connection with the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.



     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness." These restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in these covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.



     The Credit Agreement will prohibit us from purchasing any notes, and will also provide that the occurrence of certain change of control events regarding the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay the borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with this covenant would constitute a Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In these circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of notes.



     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under the indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.


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

CERTAIN COVENANTS


     The Indenture contains covenants including, among others, the following:


     Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.25 to 1.00 if the Indebtedness is Incurred prior to August 15, 2001 or
2.50 to 1.00 if such Indebtedness is Incurred thereafter.


     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:


          (1) Indebtedness of the Company or any Restricted Subsidiary Incurred under the Revolving Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $70.0 million and (B) the sum of 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and 85% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries;



          (2) Indebtedness of the Company Incurred under the Term Loan Facilities; provided, however, that, after giving effect to any Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $205.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date regarding the Indebtedness under paragraph (a)(3)(A) of the covenant described under "Limitation on Sales of Assets and Subsidiary Stock;"



          (3) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of the Indebtedness by the issuer; provided, further, however, that any Indebtedness of the Company or a Subsidiary Guarantor shall be unsecured Subordinated Obligations of the obligor;


          (4) Indebtedness consisting of the Notes and the Exchange Notes (other than Additional Notes);

          (5) Indebtedness outstanding on the Issue Date, including, without limitation, Indebtedness assumed or to be assumed in respect of the Harris Loan Obligations (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);


          (6) Refinancing Indebtedness in respect of Indebtedness Incurred under paragraph (a) or pursuant to clause (4), (5), (7) or this clause (6);



          (7) Indebtedness of a Person Incurred and outstanding on or prior to the date on which the Person was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions where the Person was acquired by the Company or a Restricted Subsidiary); provided, however, that after giving pro forma effect thereto, (a) the Consolidated Coverage Ratio increases as a consequence of such incurrence and related acquisition and (b) after giving effect thereto, the Consolidated Coverage Ratio is at least 1.5 to 1.0;



          (8) Hedging Obligations of the Company or any Restricted Subsidiary under Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

          (9) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;


          (10) Indebtedness consisting of the Subsidiary Guaranties and the Guarantees of Indebtedness Incurred pursuant to paragraph (a) or under clause (1), (2), (4), (5), (6), (7) above and (16) below;



          (11) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that the Indebtedness is satisfied within five business days of Incurrence;



          (12) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Refinancing Indebtedness in respect of any Indebtedness Incurred pursuant to this clause (12) in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (12) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) 3.5% of Total Assets; provided, however, that, in the case of any Capital Lease Obligations, the assets subject to the related capital lease are not owned or used by the Company or any Restricted Subsidiary on the Issue Date;



          (13) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with the disposition;


          (14) Indebtedness of a Foreign Subsidiary Incurred to finance the working capital of such Foreign Subsidiary;


          (15) Indebtedness of the Company issued to directors, employees, officers or consultants of the Company or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that by its terms is subordinated to the notes, is not secured by any assets of the Company or its Restricted Subsidiaries and does not require cash payments on or prior to the Stated Maturity of the Notes and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred under this clause (15) and then outstanding, does not exceed $5.0 million; and



          (16) Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of the Incurrence (other than Indebtedness permitted by clauses (1) through (15) above or paragraph (a) above), does not exceed $40.0 million.



     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness under the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless the Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guaranty, as applicable, to at least the same extent as the Subordinated Obligations.



     (d) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify the item of Indebtedness and only be required to include the amount and type of the Indebtedness in one of the above clauses and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness (other than trade payables incurred in the ordinary course of business) that is not Senior Indebtedness unless contemporaneously an effective provision is made to secure the notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with the Secured Indebtedness for so long as the Secured Indebtedness is secured by a Lien.



     (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness is denominated in a different currency, the amount of the Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of the Indebtedness; provided, however, that if any Indebtedness denominated in a different currency is subject to a Currency Agreement relating to U.S. dollars, covering all principal, premium, if any, and interest payable on the Indebtedness, the amount of the Indebtedness expressed in U.S. dollars will be as provided in the Currency Agreement. The principal of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) the U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of the excess will be determined on the date the Refinancing Indebtedness is Incurred.



     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or the Restricted Subsidiary makes the Restricted Payment:


          (1) a Default shall have occurred and be continuing (or would result therefrom);


          (2) the Company is not able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or



          (3) the aggregate amount of the Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum (without duplication) of:



             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);



             (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by the plan or trust is financed by Indebtedness of the plan or trust to the Company or any Subsidiary or Indebtedness Guaranteed by the Company or any Subsidiary) and the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) of property (other than cash) constituting Temporary Cash Equivalents or a Related Business and received by the Company or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital (other than any property received from a Subsidiary or that was financed by the Company or any Restricted Subsidiary);

             (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon the conversion or exchange); and



             (D) an amount equal to the sum of (i) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of the Investments by such Person, proceeds realized on the sale of the Investment or proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent the Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in the Subsidiary) of the fair market value of the net assets of the Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in the Person or Unrestricted Subsidiary.


     (b) The provisions of the foregoing paragraph (a) shall not prohibit:


          (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by the plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary of the Company or Indebtedness Guaranteed by the Company or any Subsidiary of the Company); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;



          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred under the covenant described under "--Limitation on Indebtedness;" provided, however, that the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;



          (3) any purchase or redemption of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or the Restricted Subsidiary, as the case may be, which is permitted to be Incurred under the covenant described under "--Limitation on Indebtedness;" provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;



          (4) any purchase or redemption of Subordinated Obligations from the balance of Net Available Cash after an offer for the notes under the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;



          (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes under the covenant described under "--Change of Control" above (including the purchase of the notes tendered), any purchase or redemption of Subordinated Obligations required under the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount of the notes, plus any accrued and unpaid interest;

     provided, however, that (A) at the time of such purchase or redemption no Default shall have occurredand be continuing (or would result therefrom),
     (B) the Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness" after giving pro forma effect to the Restricted Payment and
     (C) the purchase or redemption shall be included in the calculation of the amount of Restricted Payments;



          (6) dividends paid within 60 days after the date of declaration if at the date of declaration the dividend would have complied with this covenant; provided, however, that at the time of payment of the dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that the dividend shall be included in the calculation of the amount of Restricted Payments;



          (7) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), under the terms of the agreements (including employment and consulting agreements) or plans (or amendments thereto) approved by the Board of Directors under which the individuals purchase or sell or are granted the option to purchase or sell, shares of the common stock; provided, however, that the aggregate amount of the repurchases shall not exceed the sum of $5.0 million and the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of the Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above); provided further, however, that (A) the repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from the sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;



          (8) dividends or advances to Holdings in an amount necessary to pay holding company expenses, the amount not to exceed $500,000 in any fiscal year of the Company; provided, however, that the dividends and advances shall be excluded in the calculation of the amount of Restricted Payments;



          (9) any payment by the Company to Holdings under a Tax Sharing Agreement; provided, however, that the amount of any the payment shall not exceed the amount of taxes that the Company would have been liable for on a stand-alone basis; provided further, however, that the payment shall be excluded in the calculation of the amount of Restricted Payments;



          (10) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary provided that the fair market value (as determined in good faith by the Board of Directors of the Company) of the shares of Capital Stock or assets shall not exceed the amount of the Investments that were made (and not subsequently reduced under clause 3(D) of paragraph (a) above) by the Company in the Unrestricted Subsidiary and were treated as Restricted Payments or were included in the calculation of the amount of the Restricted Payments previously made; provided, however, that (A) the distributions shall be excluded in the calculation of the amount of Restricted Payments, and (B) any net reduction in Investments in such Unrestricted Subsidiary resulting from the distribution shall be excluded from the calculation of amounts under clause 3(D) of paragraph (a) above; or



          (11) Restricted Payments not exceeding $5.0 million in the aggregate; provided, however, that (A) at the time of the Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) the Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:


      (1) any encumbrance or restriction under an agreement in effect at or entered into on the Issue Date, including the Credit Agreement as in effect on the Issue Date;



      (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which the Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions under which the Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;



      (3) any encumbrance or restriction relating to a Restricted Subsidiary under an agreement evidencing Indebtedness Incurred without violation of the Indenture, including those contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant; provided, however, that the encumbrances and restrictions relating to the Restricted Subsidiary are, in the good faith judgment of the Board of Directors, no more restrictive in any material respect than the encumbrances and restrictions relating to such Restricted Subsidiary contained in agreements of the Restricted Subsidiary in effect at, or entered into on, the Issue Date;



      (4) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent the provisions restrict the transfer of the lease or the property leased thereunder or in licenses entered into in the ordinary course of business to the extent the licenses restrict the transfer of the license or the property licensed thereunder;



      (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to the security agreements or mortgages;



      (6) any restriction regarding a Restricted Subsidiary imposed under an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Restricted Subsidiary pending the closing of the sale or disposition;


      (7) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Issue Date;


      (8) in the case of clause (c) above, restrictions on the transfer of assets subject to any Lien imposed by the holder of the Lien;



      (9) provisions regarding the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;


     (10) any restriction arising under applicable law, regulation or order;


     (11) any restriction contained in any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary that is in effect on the date the Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary; and


     (12) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless

     (1) the Company or the Restricted Subsidiary receives consideration at the time of the Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to the Asset Disposition;



     (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary is in the form of cash or cash equivalents unless the Asset Disposition consists of a disposition of the Company's Malaysian Business to a Permitted Joint Venture; and



     (3) an amount equal to 100% of the Net Available Cash from the Asset Disposition is applied by the Company (or the Restricted Subsidiary, as the case may be)



          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of the Asset Disposition and the receipt of the Net Available Cash;



          (B) second, to the extent of the balance of the Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year (or enter into a binding agreement therefor within the period and acquire such Additional Assets within 18 months) from the later of the date of the Asset Disposition and the receipt of the Net Available Cash; and



          (C) third, to the extent of the balance of the Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness) under the and subject to the conditions contained in the Indenture;



provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness under clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire the Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10.0 million. Pending application of Net Available Cash under this covenant, the Net Available Cash shall be invested in Permitted Investments or used to reduce loans outstanding under any revolving credit facility.



     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or the Restricted Subsidiary from all liability on the Indebtedness in connection with the Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or the Restricted Subsidiary into cash and (z) any Additional Assets (so long as the Additional Assets were acquired for fair market value (as determined in good faith by the Board of Directors of the Company) in connection with the transaction giving rise to the Asset Disposition and are used for the same or similar purpose as the assets disposed of in such Asset Disposition), which Additional Assets shall be deemed to have been acquired under clause (B) of the preceding paragraph in connection with the Asset Disposition.



     (b) In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Subordinated Indebtedness) under clause (a)(3)(C) above, the Company will be required to purchase Notes tendered in connection with an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of the Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the notes (and any other Senior Subordinated Indebtedness) tendered exceeds the Net Available Cash allotted to the purchase thereof, the Company will select the notes (and any other SeniorSubordinated Indebtedness) to be purchased on a pro rata basis but in denominations of $1,000 or multiples thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness) under this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether the offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).



     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.



     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms



          (1) are no less favorable to the Company or the Restricted Subsidiary than those that could be obtained at the time of the transaction in arm's-length dealings with a Person who is not an Affiliate;



          (2) if the Affiliate Transaction involves an amount in excess of $2.5 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and



          (3) if the Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making these determinations to be on terms that are not less favorable to the Company and its Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate of the Company.


(b) The provisions of the foregoing paragraph (a) shall not prohibit:


          (1) any Restricted Payment permitted to be paid under the covenant described under

              "--Limitation on Restricted Payments;"


          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise in connection with, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;



          (3) the grant of stock options or similar rights to employees and directors of the Company through plans approved by the Board of Directors;


          (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

          (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

          (6) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;


          (7) any Affiliate Transaction with Harris in connection with written agreements in effect on the Issue Date and as amended, renewed or extended from time to time; provided, however, that any amendment, renewal or extension shall not contain terms which are materially less favorable to the Company than those in the agreements in effect on the Issue Date;


          (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

          (9) any Tax Sharing Agreement; provided, however, that the aggregate amount payable by the Company pursuant thereto shall not exceed the amount of taxes that the Company would have been liable for on a stand-alone basis.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except

     (1) to the Company or a Wholly Owned Subsidiary;


     (2) if, immediately after giving effect to the issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of the Restricted Subsidiary;

     (3) if, immediately after giving effect to such issuance, sale or other disposition, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in the Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of the issuance, sale or other disposition; or


     (4) directors' qualifying shares.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:


     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of the transaction as having been Incurred by the Successor Company or the Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to the transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and



     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and any supplemental indenture comply with the Indenture;



provided, however, that clause (3) above shall not apply (x) if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of the transaction is to change the jurisdiction of incorporation of the Company or (y) in the case of a merger of the Company with or into a Wholly Owned Subsidiary.



     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:


     (1) the resulting, surviving or transferee Person (if not the Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which the Subsidiary was organized or under the laws of the United States of America, or any State of the United States or the District of Columbia, and the Person shall expressly assume, by executing a Guaranty Agreement, all the obligations of the Subsidiary, if any, under its Subsidiary Guaranty;

     (2) immediately after giving effect to the transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by such Person at the time of the transaction), no Default shall have occurred and be continuing; and



     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the Guaranty Agreement, if any, complies with the Indenture.


The provisions of clauses (1) and (2) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above.


     Under the Indenture, Holdings will covenant not to merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:



     (1) the resulting, surviving or transferee Person (if not Holdings) shall be a Person organized and existing under the laws of the jurisdiction under which Holdings was organized or under the laws of the United States of America, or any State of the United States or the District of Columbia, and the Person shall expressly assume, by executing a Guaranty Agreement, all the obligations of Holdings, if any, under the Holdings Guaranty;



     (2) immediately after giving effect to the transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by the Person at the time of the transaction), no Default shall have occurred and be continuing; and



     (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the Guaranty Agreement, if any, complies with the Indenture.



     Future Guarantors. In the event that, after the Issue Date, any Restricted Subsidiary (other than a Foreign Subsidiary) Guarantees any Senior Indebtedness of the Company or any Subsidiary Guarantor Incurred pursuant to paragraph (a) or clause (1), (2), (10) or (16) of the covenant described under "--Limitation on Indebtedness" above, the Company shall cause the Restricted Subsidiary to Guarantee the Notes under a Subsidiary Guaranty on the terms and conditions set forth in the Indenture and shall cause all Indebtedness of the Restricted Subsidiary owing to the Company or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of the Restricted Subsidiary (other than Disqualified Stock).



     SEC Reports.  Whether or not subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the Trustee and Noteholders with all annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections at the times specified for the filings under those Sections. However, we will not be required to file any reports, documents or other information if the SEC will not accept the filing.

DEFAULTS

     Each of the following is an Event of Default:

     (1) a default in the payment of interest on the notes when due, continued for 30 days;

     (2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

     (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;


     (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control" (other than a failure to purchase notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase notes after an offer to purchase same has been made in accordance with that covenant), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Future Guarantors" or "--SEC Reports;"


     (5) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;


     (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");



     (7) events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");



     (8) any judgment or decree for the payment of money in excess of $10.0 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or


     (9) the Holdings Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Holdings Guaranty or such Subsidiary Guaranty) or Holdings or any Subsidiary Guarantor denies or disaffirms its obligations under the Holdings Guaranty or its Subsidiary Guaranty, as the case may be.


     However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure the default within the time specified after receipt of the notice.



     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, the principal and accrued but unpaid interest shall be due and payable immediately; provided, however, that if upon the declaration there are any amounts outstanding under the Credit Agreement and the amounts under the Credit Agreement have not been accelerated, the principal and accrued but unpaid interest shall be due and payable upon the earlier of the time those amounts are accelerated or five Business Days after receipt by the Company and the Representative under the Credit Agreement of the declaration. If an Event of Default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under the Indenture, the holders of a majority in principal amount of the outstanding notes may be able to rescind the acceleration with respect to the notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless the holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:



     (1) the holder has previously given the Trustee notice that an Event of Default is continuing;


     (2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

     (3) the holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;



     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and



     (5) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with the request within the 60-day period.


Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.


     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after their occurrence, written notice of any event which would constitute specified Defaults, their status and what action the Company is taking or proposes to take in response.


AMENDMENTS AND WAIVERS


     The Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:


     (1) reduce the amount of notes whose holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any note;

     (3) reduce the principal of or extend the Stated Maturity of any note;

     (4) reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption" above;

     (5) make any note payable in money other than that stated in the note;


     (6) impair the right of any holder of the notes to receive payment of principal of and interest on the holder's notes on or after the due dates of the notes or to institute suit for the enforcement of any payment on or with respect to the holder's notes;

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     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     (8) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders; or

     (9) make any change in the Holdings Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.


     Without the consent of any holder of the notes, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the notes, to release a Subsidiary Guaranty when permitted by the Indenture, to secure the notes, to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of the Senior Indebtedness (or their Representative) consent to such change.



     The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.



     After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the notes a notice briefly describing the amendment. However, the failure to give the notice to all holders of the notes, or any defect in providing the notice, will not impair or affect the validity of the amendment.


TRANSFER


     The notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable for transfers and exchanges.


DEFEASANCE


     The Company at any time may terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for obligations, respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Company at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").



     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) under "--Certain Covenants--Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, Holdings and each Subsidiary Guarantor will be released from all of its obligations under the Holdings Guaranty or its Subsidiary Guaranty, as the case may be.


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     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred (and, in the case of legal defeasance only, the Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).


CONCERNING THE TRUSTEE


     United States Trust Company of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent under the Notes.



     The Holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless the Holder offers to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.


GOVERNING LAW


     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required to apply.


CERTAIN DEFINITIONS

     "Acquisition" means the acquisition by the Company of selected portions of the semiconductor business of Harris substantially as described in the offering circular used in connection with the initial sale of the old notes.


     "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the Capital Stock by the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at the time is a Restricted Subsidiary; provided, however, that any Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.



     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase the Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of the beneficial owner pursuant to the first sentence hereof.



     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (3) any other assets of the Company or any Restricted Subsidiary


                                       98
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outside of the ordinary course of business of the Company or the Restricted
Subsidiary (other than, in the case of (1), (2) and (3) above, (w) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (x) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (y) a disposition of shares of Capital Stock of Anshan Harris Broadcast Equipment Co. Ltd. and Harris Semiconductor (Suzhou) Co. Ltd. and (z) disposition of assets with a fair market value of less than $1,000,000).



     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).



     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Indebtedness or redemption or similar payment with respect to the Preferred Stock multiplied by the amount of the payment by (2) the sum of all of the payments.



     "Bank Indebtedness" means all Obligations under the Credit Agreement.



     "Board of Directors" means the Board of Directors of the Company or any committee duly authorized to act on behalf of the Board.


     "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.


     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by the obligation shall be the capitalized amount of the obligation determined in accordance with GAAP; and the Stated Maturity of the obligation shall be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty.



     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into equity of the Person.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of the fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of the determination to (b) Consolidated Interest Expense for the four fiscal quarters; provided, however, that



          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving effect on a pro forma basis to the Indebtedness as if the Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if the discharge had occurred on the first day of the period;



          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless the Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the period shall be calculated on a pro forma basis as if the discharge had occurred on the first day of the period and as if the Company or the Restricted


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     Subsidiary has not earned the interest income actually earned during the period on cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge the Indebtedness;

          (3) if since the beginning of the period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for that period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of the Asset Disposition for the period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the period and Consolidated Interest Expense for the period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with the Asset Disposition for the period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of the Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after the sale);

          (4) if since the beginning of the period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made under this prospectus and including the Acquisition, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving pro forma effect to the Investment or acquisiton (including the Incurrence of any Indebtedness) as if the Investment or acquisition occurred on the first day of the period (the pro forma calculation, in the case of the Acquisition, to be on substantially the same bases as the pro forma adjustments set forth in the offering circular used in connection with the initial sale of the Notes); and

          (5) if since the beginning of the period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for the period shall be calculated after giving pro forma effect to the Asset Disposition, Investment or acquisition as if it occurred on the first day of such period.



For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating to the acquisition or disposition and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with the acquisition or disposition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of that Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if the Interest Rate Agreement has a remaining term in excess of 12 months).


     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.


     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in the total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (2) amortization of debt discount and debt issuance cost, (3) capitalized interest, (4) non-cash interest expenses, (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (6) net costs associated with Hedging Obligations involving any Interest Rate Agreement (including amortization of fees), (7) Preferred Stock dividends accrued by consolidated Restricted Subsidiaries on of all Preferred Stock held by Persons other than the Company or


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


a Restricted Subsidiary, (8) interest incurred in connection with Investments in discontinued operations, (9) interest accruing on any Indebtedness of any other Person to the extent that Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (10) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by the plan or trust and less, to the extent included in the total interest expense, the amortization during the period of capitalized financing costs.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in the Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if the Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of the Person for the period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by the Person during the period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Company's equity in a net loss of the Person for the period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of the acquisition;



          (3) any net income of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by the Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any Restricted Subsidiary for the period shall be included in the Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary consistent with the restrictions during the period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for the period shall be included in determining such Consolidated Net Income;


          (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses; and

          (6) the cumulative effect of a change in accounting principles.


Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent those dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.



     "Credit Agreement" means the Credit Agreement entered into by and among Holdings, the Company, its Subsidiaries, the lenders referred to in the Credit Agreement and Credit Suisse First Boston, Salomon Smith Barney Inc. and Morgan Guaranty Trust Company, as agents, together with related documents (including without limitation the term loans and revolving loans under the Credit Agreement, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.


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     "Currency Agreement" means regarding a Person any foreign exchange contract, currency swap agreement or other similar agreement to which that Person is a party or beneficiary.


     "CVC" means Citicorp Venture Capital Ltd., a New York corporation.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.


     "Designated Senior Indebtedness" means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and (2) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of that Senior Indebtedness are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.



     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to the Capital Stock are not more favorable to the holders of the Capital Stock than the provisions described under "--Change of Control" and under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock."



     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating the Consolidated Net Income:


          (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (2) depreciation expense of the Company and its consolidated Restricted Subsidiaries;

          (3) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);


          (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and


          (5) foreign exchange losses with respect to the Malaysian Ringgit incurred prior to the Issue Date,


in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of the Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by the Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Restricted Subsidiary or its stockholders.


     "Equity Offering" means a primary offering of Capital Stock (other than Disqualified Stock) of the Company other than any sale of Capital Stock to an Affiliate of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


     "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States or any state of the United States and that conducts substantially all its operations outside of the United States.



     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of


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the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) the other statements by the other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the



Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.



     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of the Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) the Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.


     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a successor to Holdings or a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

     "Harris" means Harris Corporation, a Delaware corporation.

     "Harris Loan Obligations" means the loans made by agencies of the Commonwealth of Pennsylvania to Harris outstanding on the Issue Date in an aggregate amount not to exceed $4.6 million.


     "Hedging Obligations" of any Person means the obligations of that Person pursuant to any Interest Rate Agreement or Currency Agreement.


     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Holdings" means Intersil Holding Corporation, a Delaware corporation, and any successor corporation.

     "Holdings Guaranty" means the Guarantee by Holdings of the Company's obligations with respect to the Notes contained in the Indenture.

     "Holdings PIK Note" means the subordinated PIK note due 2010 in the original principal amount of $90 million with an annual rate of interest of 11.13% issued by Holdings in accordance with the provisions of the Master Transaction Agreement dated as of June 2, 1999 among Holdings, the Company and Harris.


     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.


     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):


          (1) the principal of and premium (if any) on (A) indebtedness of the Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;



          (2) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by the Person;



          (3) all obligations of the Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);



          (4) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in
/R>
     the ordinary course of business of the Person to the extent the letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);


          (5) the amount of all obligations of the Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);



          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;



          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of the Person (whether or not the obligation is assumed by the Person), the amount of the obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured; and


          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.


The amount of Indebtedness of any Person at any date shall be the outstanding balance at the date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at the date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of the Indebtedness less the remaining unamortized portion of the original issue discount of the indebtedness at the time as determined in accordance with GAAP.



     "Interest Rate Agreement" means regarding any Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Person against fluctuations in interest rates.



     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by that Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments",



          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in the Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of the Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in the Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in the Subsidiary) of the fair market value of the net assets of the Subsidiary at the time of the redesignation; and


          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the old notes were originally issued.


     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease of a similar nature).


     "Malaysian Business" means the business conducted by the Company in Malaysia on the Issue Date and any business developed thereafter using substantially the same assets.


     "Net Available Cash" from an Asset Disposition means cash payments received from the disposition (including any cash payments received by way of deferred payment of principal under a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets or received in any other non-cash form), in each case net of:



          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Disposition;



          (2) all payments made on any Indebtedness which is secured by any assets subject to the Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to the assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law be, repaid out of the proceeds from the Asset Disposition;



          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Disposition; and



          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after the Asset Disposition.



     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.



     "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable under the documentation governing such Indebtedness.



     "Permitted Holders" means (1) CVC, (2) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of the officers, employees or directors, (3) any officer, employee or director of Holdings, the Company or any Subsidiary or any trust, partnership or other entity established solely for the benefit of the officers, employees or directors and (4) in the case of any individual, any Permitted Transferee of the individual (as defined in the Stockholders Agreement), except a Permitted Transferee by virtue of Section 4.4(b)(iv) of the Stockholders Agreement provided, however, that in no event shall individuals collectively be deemed to be "Permitted Holders" of more than 30% of the total voting power of Holdings or the Company.


     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in


          (1) a Restricted Subsidiary or a Person that will, upon the making of the Investment, become a Restricted Subsidiary; provided, however, that the primary business of the Restricted Subsidiary is a Related Business;



          (2) another Person if as a result of the Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that the Person's primary business is a Related Business;


          (3) Temporary Cash Investments;


          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that the trade terms may include those concessionaire trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;



          (5) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;



          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or the Restricted Subsidiary;


          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent the Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";


          (9) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's business and otherwise in compliance with the Indenture;

          (10) the Permitted Joint Venture; provided, however, such Investment is received in exchange for the Malaysian Business or paid for with the proceeds from a disposition of the Malaysian Business; and


          (11) so long as no Default shall have occurred and be continuing (or result therefrom), any Person engaged in a Related Business in an aggregate amount which, when added together with the amount of all the Investments made under this clause (11) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of $25.0 million and, after the first anniversary of the Issue Date, 5.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).



     "Permitted Joint Venture" means any joint venture to which the Company or any Restricted Subsidiary is a party, which includes the Malaysian Business, whether the Malaysian Business is sold or contributed to the joint venture.



     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any government agency or political subdivision or any other entity.



     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Person, over shares of Capital Stock of any other class of the Person.


     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were

          (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or


          (2) implemented by the business that was the subject of the asset acquisition within six months of the date of the asset acquisition and that are supportable and qualifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all of the reductions in costs had been effected as of the beginning of the relevant period.


     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.


     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) the Refinancing Indebtedness has an Average Life at the time the Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) the Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company; provided, however, that if and for so long as any Senior Indebtedness lacks the representative, then the Representative for the Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of the senior Indebtedness.


     "Restricted Payment" with respect to any Person means


          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));


          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.


     "Revolving Credit Facilities" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any of those revolving credit facilities.



     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or later acquired by which the Company or a Restricted Subsidiary transfers the property to a Person and the Company or a Restricted Subsidiary leases it from the Person.


     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.


     "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guarantees by the Person, whether outstanding on the Issue Date or thereafter Incurred, and (2) Indebtedness of the Person, whether outstanding on the Issue Date or thereafter Incurred, including interest on, (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or under which the same is outstanding, it is provided that the obligations are subordinate in right of payment to the obligations under the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Person to any subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by the Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of the Person (and any accrued and unpaid interest) which is subordinate or junior by its terms to any other Indebtedness or other obligation of the Person (including, in the case of the Company, the Notes and, in the case of Holdings, the 13.5% Subordinated Holding PIK Note and the Holdings PIK Note) or (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but as to any the Indebtedness under the Credit Agreement, no violation shall be deemed to exist if the Representative of the Lenders thereunder shall have received an officers' certificate of the Company to the effect that the issuance of such Indebtedness does not violate the covenant and setting forth in reasonable detail the reasons therefor).

     "Senior Subordinated Indebtedness" means (1) with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that the Indebtedness is to rank junior to the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and
(2) with respect to Holdings or a Subsidiary Guarantor, their respective Guarantees of the Notes and any other Indebtedness of the Person that specifically provides that the Indebtedness rank junior to the Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of the Person which is not Senior Indebtedness of the Person; provided, however, that Senior Subordinated Indebtedness shall not include, in the case of Holdings, the 13.5% Subordinated Holding PIK Note and the Holdings PIK Note.


     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.


     "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including under any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder upon the happening of any contingency unless the contingency has occurred).


     "Stockholders' Agreement" means the Securities Purchase and Holders Agreement among the stockholders of Holdings, as in effect on the Issue Date.


     "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Notes or, in the case of the Subsidiary Guarantor, its Subsidiary Guaranty, under a written agreement to that effect.



     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by (1) the Person, (2) the Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of the Person.



     "Subsidiary Guarantor" means any subsidiary of the Company that Guarantees the Company's obligations regarding the Notes.


     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Tax Sharing Agreement" means any tax sharing agreement between the Company and Holdings or any other Person with which the Company is required to, or is permitted to, file a consolidated, combined or unitary tax return or with which the Company is or could be part of a consolidated group for tax purposes.

     "Temporary Cash Investments" means any of the following:


          (1) any investment in direct obligations of the United States of America or any agency of the United States of America or obligations guaranteed by the United States of America or any agency of the United States of America;



          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States of America or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;


          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and


          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.


     "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

     "13.5% Subordinated Holding PIK Note" means the subordinated PIK note due 2010 in the original principal amount of $30.0 million issued with an annual rate of interest of 13.5% by Holdings to Citicorp Mezzanine Partners, L.P.

     "Total Assets" means the total consolidated assets (calculated in accordance with GAAP) of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.


     "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to the designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.



     "U.S. Dollar Equivalent" means relating to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting the foreign currency involved in the computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to the determination.



     Except as described under "--Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, the amount will be treated as the U.S. Dollar Equivalent determined as of the date the amount is initially determined in the currency.



     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in the obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.



     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of the Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SAME-DAY PAYMENT


     The Indenture requires that payments in respect of the notes (including principal, premium and interest) be made by wire transfer of immediately available U.S. dollar funds to the accounts specified by the holders or, if no account is specified, by mailing a check to each holder's registered address.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL


     The following discussion sets forth the opinion of Dechert Price & Rhoads regarding the material U.S. Federal income and estate tax aspects of the exchange offer and the ownership and disposition of the new notes. This discussion contains general information only and is limited in the following ways:



     o The discussion only covers holders of the new notes that receive the new notes in the exchange offer and that purchased the old notes for cash.


     o The discussion only covers holders of the notes that hold both the old notes and the new notes as capital assets (that is, for investment purposes), and that do not have a special tax status.

     o The discussion covers only the general tax consequences to holders of the notes. It does not cover tax consequences that depend upon a holder's individual tax circumstances.

     o The discussion is based on current law. Changes in the law may change the tax treatment of the exchange offer and the notes on a prospective or retroactive basis.

     o The discussion does not cover state, local or foreign law.

     o The discussion does not apply to holders owning 10% or more of our voting stock, or corporate holders that are controlled foreign corporations with respect to us.


     We have not and will not seek any rulings or opinions from the Internal Revenue Service with respect to the matters discussed below. There can be no assurance that the Internal Revenue Service will not take positions about the tax treatment of the exchange offer or the notes which are different from those that we discuss.


THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL TAXATION THAT MAY BE RELEVANT TO THE DECISION TO EXCHANGE OLD NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL TAX LAWS AND OTHER LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR NEW NOTES.

     The tax consequences depend upon whether you are a U.S. holder or a non-U.S. holder. A U.S. holder is:

     o a citizen or resident of the United States;

     o a corporation or other entity taxable as a corporation created or organized under U.S. law (Federal or state);

     o an estate the income of which is subject to U.S. Federal income taxation regardless of its sources;

     o a trust if a U.S. court is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

     o any other person whose worldwide income and gain is otherwise subject to U.S. Federal income taxation on a net basis.

     A non-U.S. holder is a holder that is not a U.S. holder.

TAX CONSEQUENCES TO U.S. HOLDERS

  The Exchange Offer

     The exchange of old notes for new notes in the exchange offer will not be a taxable event for holders. Accordingly, if you exchange your old notes for new notes pursuant to the exchange offer you:

     o will not recognize gain or loss in connection with the exchange;

     o will have the same tax basis in the new notes that you had in the old notes immediately prior to the exchange; and

     o will have the same holding period in the new notes that you had in the old notes immediately prior to the exchange.

  Interest


     Under applicable Treasury Regulations, the old notes are not treated as being issued with original issue discount because the difference between an old note's stated redemption price at maturity (namely, $1,000 per note) and its issue price (namely $998.64) is considered to constitute de minimis original issue discount.


The issue price of the note is based on an allocation of the purchase price for a unit between the note and the warrant.


     A new note received in the exchange offer for an old note will have identical de minimis original issue discount to the old note for which it is exchanged. As a result:

     o If you are a cash method taxpayer (including most individual holders), you must report the stated interest on the new note in your income when it is received by you.

     o If you are an accrual method taxpayer, you must report the stated interest on the new note in your income as it accrues.

     o You will not be required to include the de minimis original issue discount in your income as it accrues. Instead, you will include such de minimis original issue discount in your computation of gain or loss when you sell, exchange or otherwise dispose of the new note (including by way of retirement or redemption).


     A purchaser of a note who purchases the note at a price less than the stated redemption price at maturity of the note (namely, $1,000 per note) will generally be acquiring the note with "market discount". While principal payments on a note are not normally taxable, a portion of each principal payment will then be treated as the receipt of market discount, which would be taxable as ordinary interest income. Apart from the foregoing, other potential adverse effects can result from the presence of market discount (such as a potential limitation on the ability to deduct interest on debt that may have been incurred to acquire a note).



     Under certain circumstances described above, we will be required to pay additional interest on the new notes if we fail to comply with certain of our obligations under the Registration Rights Agreement. See "Description of the Notes--Registered Exchange Offer; Registration Rights." This additional interest should be treated as a payment of additional interest on the new notes for U.S. Federal income tax purposes, with the following results:


     o If you are a cash method taxpayer (including most individual holders), such additional interest will be taxable to you as ordinary income when it is received by you.

     o If you are an accrual method taxpayer, such additional interest will be taxable to you as ordinary income as it accrues.

It is possible, however, that the Internal Revenue Service may take a different position, in which case you might be required to include such additional interest in income as it accrues or becomes fixed (regardless of your regular method of accounting).

  Sale, Exchange or Retirement of the Notes

     On a sale, exchange, retirement or other disposition of a note:

     o You will have taxable gain or loss equal to the difference between the tax basis of the note and the amount received on the sale, exchange, retirement or other disposition.


     o Any gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the note was held for more than one year, except to the extent the gain is market discount, which is taxable as ordinary income.


     o If you sell the note between interest payment dates, a portion of the amount you receive reflects stated interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

  Information Reporting and Backup Withholding

     Under the tax rules concerning information reporting to the Internal Revenue Service:

     o We are required to provide information to the Internal Revenue Service concerning interest and redemption proceeds we pay to you on notes held by you, unless an exemption applies.

     o Similarly, unless an exemption applies, you are required to provide us with a correct taxpayer identification number for our use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

     o If you are subject to these requirements but do not comply, we are required to withhold 31% of all amounts payable to you on the notes (including principal payments). If we do withhold part of a payment, you may use the withheld amount as a credit against your Federal income tax liability.

     o All U.S. holders that are individuals are subject to these requirements. Certain U.S. holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

  Withholding Taxes on the New Notes

     If you are a non-U.S. holder, payments of principal and interest on the new notes generally will not be subject to U.S. withholding taxes. However, in order for the exemption from withholding taxes to apply, you must meet the following requirements:

     o As the beneficial owner of a new note, you must provide a statement to the effect that you are not a U.S. holder. This statement is generally made on Internal Revenue Service Form W-8. You should consult your own tax advisor about the specific method to satisfy this requirement. The procedures for satisfying this requirement will change on January 1, 2001.

     o You must not be a bank that is making a loan in the ordinary course of its business.

     Non-U.S. holders that do not qualify for exemption from withholding with respect to payments of principal and interest on the new notes generally will be subject to withholding of U.S. Federal income tax at a rate of 30%, or lower applicable treaty rate (subject to compliance with certain reporting rules), on any interest payments.

  Sale, Exchange or Redemption of New Notes

     If you sell or otherwise dispose of a new note, you generally will not be subject to U.S. Federal income tax on any gain unless:

     o The gain is effectively connected with a trade or business that you conduct in the U.S. or, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder.

     o You are an individual and are present in the U.S. for at least 183 days during the calendar year in which you dispose of the new note and certain other conditions are satisfied.

     o You are required to pay tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

  U.S. Trade or Business


     If you hold a new note in connection with a trade or business that you are conducting in the U.S. or, if a tax treaty applies, the holding is attributable to a U.S. permanent establishment of the non-U.S. holder:


     o Any interest on the note generally will be subject to income tax as if you were a U.S. holder.

     o Any interest will be exempt from U.S. withholding tax as discussed above as long as you submit to us a proper form, generally Internal Revenue Service Form 4224, that includes certain required information. You should consult your own tax advisor about how to satisfy this requirement. The procedures for satisfying this requirement will change on January 1, 2001.

     o If you are a corporation, you may be subject to a branch profits tax on your earnings (with some adjustments) that are connected with your U.S. trade or business, including earnings from the note. This tax is imposed at a 30% rate, but may be reduced or eliminated by an applicable income tax treaty (subject to compliance with certain reporting rules).

  Estate Taxes

     o New notes held by an individual non-U.S. holder who is neither a citizen nor a domiciliary of the United States for U.S. Federal income tax purposes at the time of such holder's death will not be subject to U.S. Federal estate tax, provided that, at the time of death, the income from such notes was not or would not have been effectively connected with a U.S. trade or business of that individual and the individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) described above. See "Withholding Taxes on the New Notes."

  Information Reporting and Backup Withholding

     U.S. rules concerning information reporting and backup withholding with respect to the new notes are described above. You automatically avoid these requirements when you provide the tax certifications needed to avoid withholding tax on interest, as described above (unless we know, or an intermediate entity knows, that the certification is false). See "Withholding Taxes on the New Notes" above. Notwithstanding the foregoing, interest payments made to you will be reported to the Internal Revenue Service on Form 1042-S.

     If you dispose of a new note through a broker:

     o You must provide the broker appropriate certification of your non-U.S. status to avoid information reporting and backup withholding.

     o If you do not provide such certification, and you use the U.S. office of a broker, you may be subject to information reporting and backup withholding.

     o If you do not provide such certification, and you use the non-U.S. office of a broker, you will not be subject to backup withholding. However, you may be subject to information reporting depending on whether the broker has certain connections to the U.S.

     Backup withholding is not an additional tax. The tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service. You should consult your tax advisor about the tax rules concerning information reporting requirements and backup withholding.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH HOLDER OF OLD NOTES THAT EXCHANGES OLD NOTES FOR NEW NOTES IN THE EXCHANGE OFFER SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES (INCLUDING APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS) TO SUCH HOLDER OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

                              PLAN OF DISTRIBUTION



     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until April 11, 2000 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.



     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters regarding the validity of the new notes offered by this prospectus will be passed upon for us by Dechert Price & Rhoads, Philadelphia, Pennsylvania.


                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited the Intersil Holding Corporation (Successor) consolidated balance sheet at August 14, 1999 and the consolidated financial statements of the semiconductor business of Harris (Predecessor) at July 3, 1998 and July 2, 1999, and for each of the three years in the period ended July 2, 1999, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION


     As a result of the exchange offer, we will become subject to the informational requirements of the Exchange Act. You may read and copy any reports or other information filed by us at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information contained in the public reference room. Our filings with the Securities and Exchange Commission will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission's Web site at "http://www.sec.gov."


     Our duty to file supplementary and periodic information, documents and reports under the Exchange Act shall be automatically suspended as to our fiscal year beginning July 3, 1999. Accordingly, we will cease to file supplementary and periodic information, documents and reports for our fiscal year beginning July 3, 1999.


     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the notes to be issued in the exchange offer (Registration No. 333-90741). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the notes to be issued in the exchange offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.


     Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at the address set forth above. In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number: Intersil Corporation, 2401 Palm Bay Road NE, Palm Bay, Florida 32905; the telephone number at that address is (321) 724-7000.

                         INDEX TO FINANCIAL STATEMENTS
                          INTERSIL HOLDING CORPORATION



                                                               PAGE
                                                               ----
Independent Certified Public Accountants' Report............   F-2

Consolidated Statement of Operations and Comprehensive
  Income....................................................   F-3

Consolidated Balance Sheet..................................   F-4

Consolidated Statement of Cash Flows........................   F-5

Consolidated Statement of Shareholders' Equity..............   F-6

Notes to Consolidated Financial Statements..................   F-7

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



The Board of Directors
Intersil Holding Corporation



We have audited the accompanying consolidated balance sheet of Intersil Holding Corporation (successor) as of August 14, 1999 (successor period) and the consolidated balance sheets of the Harris Semiconductor Business ("Semiconductor Business") (Predecessor), which is wholly owned by Harris Corporation, as of July 2, 1999 and July 3, 1998 and the related consolidated statements of operations, comprehensive income and cash flows for each of the three fiscal years in the period ended July 2, 1999 and the six weeks ended August 13, 1999 (Predecessor period). Our audits also included the financial statement schedule listed at Item 16. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



The accompanying Predecessor consolidated financial statements were prepared on the basis of presentation as described in Note A. The results of operations are not necessarily indicative of the results of operations that would be recorded by Semiconductor Business on a stand-alone basis.



In our opinion, the successor consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Intersil Holding Corporation as of August 14, 1999. Further, in our opinion, the Predecessor consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Semiconductor Business at July 2, 1999 and July 3, 1998 and the consolidated results of its operations and its cash flows for each of the three years in the period ended July 2, 1999 and for the six weeks ended August 13, 1999, on the basis described in Note A, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Jacksonville, Florida                     Ernst & Young LLP
November 3, 1999

                          INTERSIL HOLDING CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                               PREDECESSOR                             PREDECESSOR            |    SUCCESSOR
                               -------------------------------------------   -------------------------------- | ---------------
                                                                                                              |
                                            FISCAL YEAR ENDED                13 WEEKS ENDED    6 WEEKS ENDED  |  7 WEEKS ENDED
                               -------------------------------------------   --------------   --------------- | ---------------
                               JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999     OCTOBER 2,     AUGUST 13, 1999 | OCTOBER 1, 1999
                                                                                  1998                        |
                               -------------   ------------   ------------   --------------   --------------- | ---------------
                                                                                                              |
                                                                              (UNAUDITED)                     |   (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)           |
REVENUE                                                                                                       |
  Product sales.............     $545,321        $576,836       $532,718        $122,549         $ 57,336     |    $ 76,548
COSTS AND EXPENSES                                                                                            |
  Cost of product sales.....      346,073         369,332        349,776          80,511           39,681     |      46,554
  Research and                                                                                                |
     development............       75,208          75,125         67,079          14,779            8,499     |       8,398
  Marketing.................       81,390          79,787         66,873          16,074            8,208     |       8,421
  Administrative and                                                                                          |
     general................       17,924          18,397         17,125           5,194            2,700     |       2,186
  Harris corporate expense                                                                                    |
     allocation.............        9,960           9,962          9,303           2,133            1,164     |          --
  Intangible amortization...        2,291           2,292          2,414             573              326     |       1,418
  In-process R&D charge.....           --              --             --              --               --     |      20,796
                                 --------        --------       --------        --------         ----         |    --------
Operating income (loss).....       12,475          21,941         20,148           3,285           (3,242)    |     (11,225)
  Interest, net.............         (595)           (914)        (1,231)           (217)            (111)    |       8,665
                                 --------        --------       --------        --------         ----         |    --------
  Income (loss) before                                                                                        |
     income taxes...........       13,070          22,855         21,379           3,502           (3,131)    |     (19,890)
  Income taxes (benefit)....        1,845           9,944         (6,027)           (987)            (102)    |         222
                                 --------        --------       --------        --------         ----         |    --------
  NET INCOME (LOSS).........       11,225          12,911         27,406           4,489           (3,029)    |     (20,112)
Preferred dividends.........           --              --             --              --               --     |      (1,369)
                                 --------        --------       --------        --------         ----         |    --------
Net income (loss) to common                                                                                   |
  shareholders..............     $ 11,225        $ 12,911       $ 27,406        $  4,489         $ (3,029)    |    $(21,481)
                                 ========        ========       ========        ========         ========     |    ========
LOSS PER SHARE:                                                                                               |
  Basic.....................                                                                                  |    $  (0.22)
                                                                                                              |    ========
  Diluted...................                                                                                  |    $  (0.22)
                                                                                                              |    ========
WEIGHTED AVERAGE COMMON                                                                                       |
  SHARES OUTSTANDING (IN                                                                                      |
  MILLIONS):                                                                                                  |
  Basic.....................                                                                                  |       100.0
                                                                                                              |    ========
  Diluted...................                                                                                  |       100.0
                                                                                                              |    ========



                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME



                                             PREDECESSOR                             PREDECESSOR            |    SUCCESSOR
                             -------------------------------------------   -------------------------------- | ---------------
                                                                                                            |
                                          FISCAL YEAR ENDED                13 WEEKS ENDED    6 WEEKS ENDED  |  7 WEEKS ENDED
                             -------------------------------------------   --------------   --------------- | ---------------
                             JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999     OCTOBER 2,     AUGUST 13, 1999 | OCTOBER 1, 1999
                                                                                1998                        |
                             -------------   ------------   ------------   --------------   --------------- | ---------------
                                                                                                            |
                                                                            (UNAUDITED)                     |   (UNAUDITED)
                                                                      (IN THOUSANDS)                        |
Net income (loss).........      $11,225        $12,911        $27,406         $ 4,489           $(3,029)    |    $(20,112)
Other comprehensive income                                                                                  |
  (loss):                                                                                                   |
  Currency translation                                                                                      |
     adjustments..........       (2,015)        (1,851)          (574)          1,681             2,475     |         426
                                -------        -------        -------         -------           ---         |    --------
Comprehensive income                                                                                        |
  (loss)..................      $ 9,210        $11,060        $26,832         $ 6,170           $  (554)    |    $(19,686)
                                =======        =======        =======         =======           =======     |    ========



                See Notes to Consolidated Financial Statements.

                          INTERSIL HOLDING CORPORATION
                           CONSOLIDATED BALANCE SHEET



                                                                    PREDECESSOR         |             SUCCESSOR
                                                            --------------------------- | ---------------------------------
                                                            JULY 3, 1998   JULY 2, 1999 | AUGUST 14, 1999   OCTOBER 1, 1999
                                                            ------------   ------------ | ---------------   ---------------
                                                                                        |
                                                                                        |                     (UNAUDITED)
                                                                                    (IN THOUSANDS)
ASSETS                                                                                  |
Current Assets                                                                          |
  Cash                                                        $     --       $     --   |    $  7,377          $ 33,820
  Trade receivables, less allowances for collection loss                                |
    ($571 in 1998, $582 in 1999, $755 as of August 14,                                  |
    1999 and $780 as of October 1, 1999)..................     110,675        100,674   |      83,042            84,777
  Inventories.............................................     180,232        153,822   |     153,044           156,384
  Prepaid expenses........................................       4,658          3,725   |       3,051             7,265
  Income tax receivable...................................         643          1,527   |         573               621
  Deferred income taxes...................................          --          3,476   |          --                --
                                                              --------       --------   |    --------          --------
      Total Current Assets................................     296,208        263,224   |     247,087           282,867
Other Assets                                                                            |
  Property, plant and equipment, less allowance for                                     |
    depreciation ($567,031 in 1998, $582,616 in 1999, -0-                               |
    as of August 14, 1999 and $8,740 as of October 1,                                   |
    1999).................................................     450,084        410,530   |     348,514           342,198
  Intangibles, less accumulated amortization ($17,760 in                                |
    1998, $19,929 in 1999, -0- as of August 14, 1999 and                                |
    $1,418 as of October 1, 1999).........................      44,219         45,368   |      90,715            89,297
  Other...................................................      19,759         42,057   |      21,463            22,358
                                                              --------       --------   |    --------          --------
      Total Other Assets..................................     514,062        497,955   |     460,692           453,853
                                                              --------       --------   |    --------          --------
Total Assets..............................................    $810,270       $761,179   |    $707,779          $736,720
                                                              ========       ========   |    ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY/BUSINESS EQUITY                                    |
Current Liabilities                                                                     |
  Trade account payables..................................    $ 33,305       $ 31,068   |    $ 29,365          $ 32,619
  Retirement plan accruals................................      15,448         13,640   |       2,445             5,865
  Accrued compensation....................................      29,022         19,283   |      15,842            23,571
  Accrued interest and sundry taxes.......................       4,257          3,193   |       3,877             8,733
  Other accrued items.....................................      13,403         16,418   |      27,222            33,440
  Distributor reserves....................................       6,189          6,542   |       6,512             7,073
  Unearned service income.................................         248            567   |         567               536
  Deferred income taxes...................................         126             --   |          --                --
  Long-term debt--current portion.........................         167            360   |       2,410             2,410
                                                              --------       --------   |    --------          --------
      Total Current Liabilities...........................     102,165         91,071   |      88,240           114,247
Other Liabilities                                                                       |
  Deferred income taxes...................................       5,126          7,022   |       8,199             8,199
  Long-term debt..........................................       3,902          4,207   |     541,525           543,349
Mandatorily Redeemable Preferred Stock--1,000,000 shares                                |
  designated 12% Series A Cumulative Compounding preferred                              |
  stock, $1,000 stated value; 2,000,000 shares authorized,                              |
  85,000 shares issued and outstanding at August 14, 1999                               |
  and October 1, 1999.....................................          --             --   |      85,000            86,369
Stockholders' Equity/Business Equity......................                              |
  Class A Common Stock, $.01 par value, voting;                                         |
    125,000,000 shares authorized, 23,800,000 shares                                    |
    issued and outstanding at August 14, 1999 and October                               |
    1, 1999...............................................          --             --   |         238               238
  Class B Common Stock, $.01 par value, non-voting;                                     |
    125,000,000 shares authorized, 76,200,000 shares                                    |
    issued and outstanding at August 14, 1999 and October                               |
    1, 1999...............................................          --             --   |         762               762
  Additional paid-in Capital..............................          --             --   |       4,611             3,242
  Business equity.........................................     701,012        661,388   |          --                --
  Retained deficit........................................          --             --   |     (20,796)          (20,112)
  Accumulated other comprehensive (loss) income...........      (1,935)        (2,509)  |          --               426
                                                              --------       --------   |    --------          --------
      Total Stockholders' Equity/Business Equity..........     699,077        658,879   |     (15,185)          (15,444)
                                                              --------       --------   |    --------          --------
      Total Liabilities and Stockholders' Equity/Business                               |
         Equity...........................................    $810,270       $761,179   |    $707,779          $736,720
                                                              ========       ========   |    ========          ========



                See Notes to Consolidated Financial Statements.

                          INTERSIL HOLDING CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                               PREDECESSOR                             PREDECESSOR            |    SUCCESSOR
                               -------------------------------------------   -------------------------------- | ---------------
                                                                                                              |
                                            FISCAL YEAR ENDED                13 WEEKS ENDED    6 WEEKS ENDED  |  7 WEEKS ENDED
                               -------------------------------------------   --------------   --------------- | ---------------
                               JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999     OCTOBER 2,     AUGUST 13, 1999 | OCTOBER 1, 1999
                                                                                  1998                        |
                               -------------   ------------   ------------   --------------   --------------- | ---------------
                                                                                                              |
                                                                              (UNAUDITED)                     |   (UNAUDITED)
                                                                        (IN THOUSANDS)                        |
OPERATING ACTIVITIES:                                                                                         |
  Net Income (loss)..........    $ 11,225        $12,911        $ 27,406        $  4,489         $ (3,029)    |    $(20,112)

Adjustments to reconcile net                                                                                  |
  income (loss) to net cash                                                                                   |
  provided by operating                                                                                       |
  activities                                                                                                  |
    Depreciation.............      50,218         65,036          78,217          19,014            8,747     |       8,740
    Amortization.............       2,295          2,295           2,414             573              326     |       1,418
    Write-off of in-process                                                                                   |
      technology.............          --             --              --              --               --     |      20,796
    Non-current deferred                                                                                      |
      income taxes...........        (981)          (461)          1,896           1,415           (4,756)    |          --
  Changes in assets and                                                                                       |
    liabilities:                                                                                              |
    Trade receivables........       3,164          1,270          10,001          13,187           14,532     |      (1,735)
    Inventories..............      (7,720)        (9,859)         26,410           5,708           (1,649)    |      (3,340)
    Prepaid expenses.........       1,746            506             933             172              674     |      (4,214)
    Trade payables and                                                                                        |
      accrued liabilities....          24        (14,399)        (13,950)        (16,333)         (18,705)    |      27,927
    Unearned service                                                                                          |
      income.................          94            (32)            319            (163)              --     |         (31)
    Income taxes.............         (84)        (3,866)         (4,486)           (264)           4,430     |         (48)
    Other....................      (5,405)        (5,070)        (17,911)        (15,059)           2,812     |      (1,686)
                                 --------        -------        --------        --------         --------     |    --------
      Net cash provided by                                                                                    |
         operating                                                                                            |
         activities..........      54,576         48,331         111,249          12,739            3,382     |      27,715

INVESTING ACTIVITIES:                                                                                         |
Cash paid for acquired                                                                                        |
  business...................          --             --          (1,335)             --               --     |          --
Plant and equipment..........    (173,304)       (90,184)        (38,563)        (13,101)          (1,887)    |      (2,424)
                                 --------        -------        --------        --------         --------     |    --------
      Net cash used in                                                                                        |
         investing                                                                                            |
         activities..........    (173,304)       (90,184)        (39,898)        (13,101)          (1,887)    |      (2,424)

FINANCING ACTIVITIES:                                                                                         |
  Proceeds from borrowings...       1,450          2,750             800              --               --     |          --
  Payments of borrowings.....         (48)           (83)           (302)            (41)             (32)    |         (65)
  Net cash transfer and                                                                                       |
    billings from (to)                                                                                        |
    parent...................     116,105         41,844         (67,030)            443           (1,198)    |          --
                                 --------        -------        --------        --------         --------     |    --------
      Net cash provided by                                                                                    |
         (used in) financing                                                                                  |
         activities..........     117,507         44,511         (66,532)            402           (1,230)    |         (65)
Effect of exchange rates on                                                                                   |
  cash                                                                                                        |
  and cash equivalents.......       1,221         (2,658)         (4,819)            (40)           1,177     |       1,217
                                 --------        -------        --------        --------         --------     |    --------
      Net increase in cash...          --             --              --              --            1,442     |      26,443
      Cash at the beginning                                                                                   |
         of the period.......          --             --              --              --               --     |       7,377
                                 --------        -------        --------        --------         --------     |    --------
      Cash at the end of the                                                                                  |
         period..............    $     --        $    --        $     --        $     --         $  1,442     |    $ 33,820
                                 ========        =======        ========        ========         ========     |    ========


                See Notes to Consolidated Financial Statements.

                          INTERSIL HOLDING CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                                                ACCUMULATED
                                    COMMON STOCK      ADDITIONAL   RETAINED        OTHER
                                  -----------------    PAID-IN     EARNINGS    COMPREHENSIVE   BUSINESS
                                  CLASS A   CLASS B    CAPITAL     (DEFICIT)      INCOME        EQUITY       TOTAL
                                  -------   -------   ----------   ---------   -------------   ---------   ---------
                                                                    (IN THOUSANDS)
Initial capitalization at August
  14, 1999......................   $238      $762       $4,611     $     --        $ --        $      --   $   5,611
Net income (loss) (unaudited)...     --        --           --      (20,112)         --               --     (20,112)
Accretion of undeclared
  dividends on preferred stock
  (unaudited)...................     --        --       (1,369)          --          --               --      (1,369)
Foreign currency translation
  (unaudited)...................     --        --           --           --         426               --         426
                                   ----      ----       ------     --------        ----        ---------   ---------
Balances at October 1, 1999
  (unaudited)...................   $238      $762       $3,242     $(20,112)       $426        $      --   $ (15,444)
                                   ====      ====       ======     ========        ====        =========   =========


                See Notes to Consolidated Financial Statements.

                          INTERSIL HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE A--ORGANIZATION AND BASIS OF PRESENTATION



ORGANIZATION



     Intersil Holding Corporation (Intersil Holding) was formed on August 13, 1999 through a series of transactions, in which Intersil Holding and its wholly-owned subsidiary, Intersil Corporation (Intersil), acquired the Semiconductor Business (Semiconductor Business or Predecessor) of Harris Corporation (Harris). Intersil Holding currently has no operations but holds common stock related to its investment in Intersil and certain indebtedness related to the Semiconductor Business acquisition (Harris acquisition). Intersil and its wholly-owned domestic and foreign subsidiaries include the operations of the Predecessor.



BASIS OF PRESENTATION



     The Successor consolidated balance sheet as of August 14, 1999 reflects the initial capitalization of Intersil Holding and the acquisition of the Semiconductor Business. The consolidated balance sheets as of July 3, 1998 and July 2, 1999 and the consolidated statements of operations, comprehensive income and cash flows for the fiscal years ended June 27, 1997, July 3, 1998, July 2, 1999 and the 6 weeks ended August 13, 1999 include the accounts of Semiconductor Business, the Predecessor company.



     Accordingly, the consolidated financial statements include the power, communications, space and defense product lines of Harris' Semiconductor Business that were purchased in the transaction. The transaction did not include Harris' semiconductor suppression business or photomask operations or certain patents in the memory field that were retained by Harris. The Semiconductor Business, which was wholly-owned by Harris, designs, manufactures and sells discrete semiconductors and standard and custom integrated circuits to the semiconductor markets. The Semiconductor Business' manufacturing facilities perform manufacturing operations related to other Harris Semiconductor Product Lines. The Semiconductor Business was not a separate legal entity and the assets and liabilities associated with the Semiconductor Business were components of a larger business.



     The Predecessor's consolidated statements of operations include all revenues and costs attributable to the Semiconductor Business. For cost of sales, material costs are directly attributable to a product line and are charged accordingly. Indirect costs are assigned using activety based costing. Operating expenses (engineering, marketing, and administration & general) have been allocated to the product lines based on sales or labor, as appropriate. Harris Corporate expense allocations are based on a percentage of the Semiconductor Business' net sales. Interest expense is provided on direct borrowings of the Semiconductor Business. Interest expense of Harris has not been allocated to the Semiconductor Business.



     All of the allocations and estimates in the Predecessor's combined statements of operations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Semiconductor Business had been operated on a stand alone basis.



     The Semiconductor Business sells products to other affiliated operations of Harris. Sales to these operations were not material.



     The accompanying unaudited financial statements for the 13 weeks ended October 2, 1998 and the 7 weeks ended October 1, 1999, reflect all adjustments, all of which are of a normal recurring nature, necessary in the opinion of management for a fair presentation of the results for these interim periods and are not necessarily indicative of full-year results.

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE A--ORGANIZATION AND BASIS OF PRESENTATION--(CONTINUED)


ACQUISITION OF HARRIS' SEMICONDUCTOR BUSINESS



     The total purchase price of the Semiconductor Business acquisition was $630 million, which included transaction costs of approximately $7.8 million and deferred financing costs of $12.2 million (Note H). The consideration paid by Intersil Holding was $520.0 million in cash of which $420.0 million was financed through borrowings from the senior credit facilities, the 13 1/4% Senior Subordinated Notes and 13.5% Subordinated Holding PIK Note and the issuance of a $90.0 million "Pay-In-Kind" (PIK) note to Harris.



     The acquisition was accounted for using the purchase method of accounting and accordingly, the operating results of the Semiconductor Business have been included in Intersil's consolidated financial statements since the date of acquisition. The total purchase price was allocated to the assets and liabilities of the Semiconductor Business based upon their approximate fair value. The fair value of the net assets acquired exceeded the purchase price resulting in negative goodwill. This negative goodwill was allocated to the identified intangibles and property and equipment based on their relative fair values as follows (in millions).



Purchase price:

  Cash paid to Harris..................      $520.0
  13.5% Subordinated PIK Note..........        90.0
  Transaction costs and fees...........        20.0
                                             ------
Total purchase price...................      $630.0
                                             ======



                                                           ALLOCATION OF
                                          FAIR VALUE OF     EXCESS FAIR      ADJUSTED
                                         ACQUIRED ASSETS       VALUE        FAIR VALUE
                                         ---------------   -------------   -------------
Net current assets.....................      $160.9                --         $160.9
Other..................................         9.0                --            9.0
Property and equipment.................       486.0           $(137.5)         348.5
Developed Technology...................        80.0             (22.6)          57.4
Customer base..........................        33.0              (9.3)          23.7
In-process research and development....        29.0              (8.2)          20.8
Assembled workforce....................        13.5              (3.8)           9.7
                                             ------           -------         ------
                                             $811.4           $(181.4)        $630.0
                                             ======           =======         ======
Excess fair value of net assets
  acquired over purchase price.........      $181.4
                                             ======



     The preliminary appraisal of the acquired business included $20.8 million of purchased in-process research and development, which was related to various products under development. This valuation represents the 10 years after-tax cash flow of this in-process technology using a discount rate of 20%. The acquired technology had not yet reached technological feasibility and had no future alternative uses. Accordingly, it was written off at the time of the acquisition. The remaining identified intangibles (developed technology, customer base and assembled workforce) are being amortized over 5 to 11 years.



     The allocation of the purchase price is based on a preliminary valuation, which is subject to change, although management does not believe the final valuation will be materially different.



     In connection with the acquisition of the Semiconductor Business, Intersil formulated a restructuring plan and will involuntarily terminate the employment of 372 employees of the Semiconductor Business. At

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE A--ORGANIZATION AND BASIS OF PRESENTATION--(CONTINUED)


August 13, 1999, Intersil recorded $11.0 million in severance benefits and this is included in the allocation of the acquisition cost. The severance includes the following:



                     LOCATION                       NO. OF EMPLOYEES      AMOUNTS
                     --------                       ----------------   -------------
                                                             (IN MILLIONS)
Europe............................................         17              $ 5.6
Malaysia..........................................        262                1.9
North America.....................................         93                3.5
                                                          ---              -----
                                                          372              $11.0
                                                          ===              =====



     As of October 1, 1999, the restructuring liability was $8.8 million. For the seven weeks ended October 1, 1999, approximately $2.2 million of these restructuring costs had been paid out. Intersil Holding will complete the restructing plan by the end of fiscal year 2000.



     The following unaudited information presents pro forma financial information, after giving effect to certain adjustments including amortization of intangible assets acquired, as if the Acquisition of the Semiconductor Business had occurred at July 3, 1998 for the 13 weeks ended October 2, 1998 and July 2, 1999 for the 13 weeks ended October 1, 1999. These pro forma results have been prepared for comparative purposes only and do not purport to represent what Intersil Holding's results of operations would actually have been had the transactions in fact occurred on the date specified, nor do they purport to project the results of operations for any future period.



                                                                PRO FORMA
                                                 ----------------------------------------
                                                     13 WEEKS               13 WEEKS
                                                       ENDED                  ENDED
                                                  OCTOBER 2, 1998        OCTOBER 1, 1999
                                                 -----------------      -----------------
                                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Product sales..................................        $122.5                 $133.9
Net loss.......................................        $ (4.2)                $(27.0)
Net loss to common shareholders................        $ (6.8)                $(29.6)
Loss per share:
  Basic and diluted............................        $(0.07)                $(0.30)



NOTE B--SIGNIFICANT ACCOUNTING POLICIES



     FISCAL YEAR--The 1997 fiscal year includes the 52 weeks ended June 27, 1997; fiscal year 1998 includes the 53 weeks ended July 3, 1998; and fiscal year 1999 includes the 52 weeks ended July 2, 1999.



     INVENTORIES--Inventories are carried at the lower of standard cost, which approximates actual cost, determined by the First-In-First-Out (FIFO) method, or market.



     PLANT AND EQUIPMENT--Machinery and equipment are carried on the basis of cost. The estimated useful lives of buildings range between 5 and 50 years. The estimated useful lives of machinery and equipment range between 3 and 10 years. Depreciation is computed by the straight-line method using the estimated useful life of the asset.



     REVENUE RECOGNITION--Revenue is recognized from sales to all customers, including distributors, when a product is shipped. Sales to distributors are made under distributor agreements which provide the distributors rights of return and price protection on unsold merchandise held by the distributors. Accordingly, sales are reduced for estimated returns from distributors and estimated future price reductions of unsold merchandise

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE B--SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


held by distributors. Product sales to two distributors for the fiscal years ended June 27, 1997, July 3, 1998, July 2, 1999, thirteen weeks ended October 2, 1998, six weeks ended August 13, 1999 and seven weeks ended October 1, 1999 amounted to 20.5%, 19.0%, 16.6%, 19.1%, 29.3% and 7.8%, respectively, of total product sales.



     RESEARCH AND DEVELOPMENT--Research and development costs, consisting of the cost of designing, developing, and testing new or significantly enhanced products, are expensed as incurred.



     RETIREMENT BENEFITS--Intersil Holding provides retirement benefits to substantially all employees primarily through a retirement plan having profit-sharing and savings elements. Contributions by Intersil Holding to the retirement plan are based on profits and employees' savings with no other funding requirements. Intersil Holding may make additional contributions to the fund at its discretion.



     Retirement benefits also include an unfunded limited health-care plan for U.S.-based retirees and employees on long-term disability. Intersil Holding accrues the estimated cost of these medical benefits, which are not material, during an employee's active service life.



     Retirement plans expense was $17.4 million in 1997, $15.6 million in 1998, $14.8 million in 1999, $4.1 million for the thirteen weeks ended October 2, 1998, $1.4 million for the six weeks ended August 13, 1999 and $2.5 million for the seven weeks ended October 1, 1999.



     INCOME TAXES--Intersil Holding follows the liability method of accounting for income taxes and for the Predecessor financial statements was included with its parent, Harris, in a consolidated federal income tax return. Harris required each of its businesses to provide taxes on financial statement pre-tax income or loss at applicable statutory tax rates. United States local amounts receivable or payable for current and prior years' income taxes were treated as intercompany transactions and were recorded in the Semiconductor Business equity. International current income taxes payable and deferred income taxes resulting from temporary differences between the financial statements and the tax basis of assets and liabilities of the Intersil Holding's international subsidiaries are separately classified on the balance sheets.



     ASSET IMPAIRMENT--Intersil Holding accounts for long-lived asset impairment under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair value is estimated based on discounted future cash flows. Long-lived assets to be disposed of are recorded at the lower of their carrying amount or estimated fair value less cost to sell.



     INTANGIBLES--Intangibles resulting from acquisitions are being amortized by the straight-line method over 5 to 40 years. Recoverability of intangibles is assessed using estimated undiscounted cash flows of related operations. Intangibles that are not expected to be recovered through future undiscounted cash flows are charged to expense when identified. Amounts charged to expense are amounts in excess of the fair value of the intangible asset. Fair value is determined by calculating the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.



     START-UP--In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities." The Company is required to adopt the provisions of this Statement no later than its fiscal year 2000. This Statement provides guidance on the financial reporting of start-up and organization costs and requires such costs, as defined, to be expensed as

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE B--SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


incurred, as start-up costs are currently expensed as incurred, adoption of this Statement is not expected to have a material impact on the Company's results of operations or financial condition.



     FUTURES AND FORWARD CONTRACTS--When Intersil Holding sells products outside the United States or enters into purchase commitments, the transactions are frequently denominated in currencies other than U.S. dollars. To minimize the impact on revenue and cost from currency fluctuations, Intersil Holding enters into currency exchange agreements that qualify for hedge accounting treatment. It is Intersil Holding's policy not to speculate in foreign currencies. Currency exchange agreements are designated as, and are effective as, hedges of foreign currency commitments. In addition, these agreements are consistent with the designated currency of the underlying transaction and mature on or before the underlying transaction. Gains and losses on currency exchange agreements that qualify as hedges are deferred and recognized as an adjustment of the carrying amount of the hedged asset, liability or commitment. Gains and losses on currency exchange agreements that do not qualify as hedges are recognized in income based on changes in the fair market value of the currency exchange agreement.



     FOREIGN CURRENCY TRANSLATION--The functional currency for the Malaysian subsidiary is the U.S. dollar, and for other international subsidiaries it is the local currency. Assets and liabilities are translated at current rates of exchange, and income and expense items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are recorded as a separate component of Shareholder's equity (Business Equity in the Predecessor's financial statements). Cumulative translation gains (losses) were $(1.9) million, $(2.5) million, $0 and $0.4 million at July 3, 1998, $2.5 million at July 2, 1999, August 13, 1999 and October 1, 1999, respectively.



     LOSS PER SHARE--Loss per share is computed and presented in accordance with SFAS No. 128, "Earnings per Share" and the Securities and Exchange Commission Staff Accounting Bulletin No. 98. Net loss per common share is presented for the seven weeks ended October 1, 1999 only because it is not meaningful for earlier periods since the Company did not have common stock outstanding for any of the earlier periods.



     USE OF ESTIMATES--These statements have been prepared in conformity with generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



NOTE C--ACCOUNTING PRONOUNCEMENTS



     In June 1998, the Financial Accounting Standards Board issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes standards for recording derivative financial instruments and the recognition of gains or losses resulting from changes in the fair values of those instruments. Intersil Holding plans to adopt the new standard no later than the first quarter of fiscal 2001. However, Intersil Holding has not determined the anticipated impact of FAS No. 133.

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999, 6 WEEKS ENDED AUGUST 13,
                                     1999,
UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED 7 WEEKS ENDED OCTOBER
                                    1, 1999



NOTE D--INVENTORIES



     Inventories are summarized below (in thousands):



                                                 (PREDECESSOR)             (SUCCESSOR)
                                              -------------------   -------------------------
                                              JULY 3,    JULY 2,    AUGUST 14,    OCTOBER 1,
                                                1998       1999        1999          1999
                                              --------   --------   ----------   ------------
                                                                                 (UNAUDITED)
Finished products..........................   $ 64,644   $ 58,041    $ 59,708      $ 57,137
Work in process............................    125,647    102,457     104,262       109,903
Raw materials and supplies.................     14,423     11,441       9,137         8,735
                                              --------   --------    --------      --------
                                               204,714    171,939     173,107       175,775
Less inventory reserve.....................    (24,482)   (18,117)    (20,063)      (19,391)
                                              --------   --------    --------      --------
                                              $180,232   $153,822    $153,044      $156,384
                                              ========   ========    ========      ========



     At July 2, 1999, August 14, 1999 and October 1, 1999 Intersil Holding was committed to purchase $22.5 million, $22.8 million and $22.8 million, respectively of inventory from suppliers. Management believes the cost of this inventory approximates current market value.



NOTE E--PLANT AND EQUIPMENT



     Plant and equipment are summarized below (in thousands):



                                                (PREDECESSOR)              (SUCCESSOR)
                                            ---------------------   -------------------------
                                             JULY 3,     JULY 2,    AUGUST 14,    OCTOBER 1,
                                               1998        1999        1999          1999
                                            ----------   --------   ----------   ------------
                                                                                 (UNAUDITED)
Land.....................................   $    3,966   $  3,966    $  6,539      $  6,034
Buildings................................      262,490    266,364     100,511       100,337
Machinery and equipment..................      750,659    722,816     241,464       244,567
                                            ----------   --------    --------      --------
                                             1,017,115    993,146     348,514       350,938
Less allowances for depreciation.........      567,031    582,616          --         8,740
                                            ----------   --------    --------      --------
                                            $  450,084   $410,530    $348,514      $342,198
                                            ==========   ========    ========      ========



NOTE F--INTANGIBLES



     Intangibles are summarized below (in thousands):



                                                               (PREDECESSOR)           (SUCCESSOR)
                                                             -----------------   ------------------------
                                               PERIOD OF     JULY 3,   JULY 2,   AUGUST 14,   OCTOBER 1,
                                             AMORTIZATION     1998      1999        1999         1999
                                             -------------   -------   -------   ----------   -----------
                                                                                              (UNAUDITED)
Developed technology......................     11 years      $    --   $    --    $ 57,369      $57,369
Customer base.............................      7 years           --        --      23,665       23,665
Assembled workforce.......................      5 years           --        --       9,681        9,681
Goodwill..................................     40 years       61,979    65,297          --           --
                                                             -------   -------    --------      -------
                                                              61,979    65,297      90,715       90,715
Less accumulated amortization.............                    17,760    19,929          --        1,418
                                                             -------   -------    --------      -------
                                                             $44,219   $45,368    $ 90,715      $89,297
                                                             =======   =======    ========      =======

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE G--LOSS PER SHARE

     The following table sets forth the computation of basic and diluted loss per share:



                                                                (SUCCESSOR)
                                                              ---------------
                                                              OCTOBER 1, 1999
                                                                 --------
                                                                (UNAUDITED)
Numerator
  Net loss (numerator for basic and diluted earnings per
     share).................................................     $(21,481)
                                                                 ========
Denominator:
  Denominator for basic earnings per share-weighted average
     common shares..........................................      100,000
  Effect of dilutive securities:
     Warrants...............................................           --
                                                                 --------
  Denominator for diluted earnings per share-adjusted
     weighted average shares................................      100,000
                                                                 ========
Basic loss per share........................................     $  (0.22)
                                                                 ========
Diluted loss per share......................................     $  (0.22)
                                                                 ========



     The effect of dilutive securities is not included in the computation for the seven weeks ended October 1, 1999 because to do so would be antidilutive.



NOTE H--LONG-TERM DEBT



LONG-TERM DEBT



     Long-term debt consists of the following (in thousands):



                                           (PREDECESSOR)                      (SUCCESSOR)
                                   -----------------------------   ---------------------------------
                                   JULY 3, 1998    JULY 2, 1999    AUGUST 14, 1999   OCTOBER 1, 1999
                                   -------------   -------------   ---------------   ---------------
                                                                                       (UNAUDITED)
13.25% Senior Subordinated            $   --          $   --          $199,700          $199,700
  Notes..........................
Tranche B Senior Term Facility...         --              --           205,000           205,000
11.13% Seller Holding PIK Note...         --              --            90,000            91,345
13.5% Subordinated Holding PIK
  Note...........................         --              --            29,700            30,244
Revolving Credit Facility........         --              --            15,000            15,000
Other............................      4,069           4,567             4,535             4,470
                                      ------          ------          --------          --------
                                       4,069           4,567           543,935           545,759
Less: current portion............        167             360             2,410             2,410
                                      ------          ------          --------          --------
                                      $3,902          $4,207          $541,525          $543,349
                                      ======          ======          ========          ========

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE H--LONG-TERM DEBT--(CONTINUED)


     Schedule future principal payments under Intersil Holding's and Intersil's indebtedness are as follows:



2000......................................................  $  2,410
2001......................................................     2,454
2002......................................................     2,466
2003......................................................     2,479
2004......................................................     2,438
Thereafter................................................   533,512
                                                            --------
                                                            $545,759
                                                            ========



  13.25% Senior Subordinated Notes and Warrants



     On August 13, 1999, in connection with the acquisition of the Semiconductor Business, Intersil completed an offering of 200,000 units consisting of $200 million of its 13.25% Senior Subordinated Notes due 2009 and warrants to purchase 5,555,560 shares of Class A Common Stock of Intersil Holding. Each unit consisted of $1,000 principal amount of 13.25% Senior Subordinated Notes of Intersil and one warrant to purchase 27.7778 shares of Class A Common Stock of Intersil Holding. The total gross proceeds from the sale of the 13.25% Senior Subordinated Notes were $194.0 million, net of $6.0 million of deferred financing fees. The $6.0 million deferred financing fees will be treated as additional interest related to the 13.25% Senior Subordinated Notes and amortized over the life of the 13.25% Senior Subordinated Notes on an effective yield method.



     The 13.25% Senior Subordinated Notes are unsecured and are fully and unconditionally guaranteed by Intersil Holding and all of Intersil's current and future domestic subsidiaries. The 13.25% Senior Subordinated Notes are not guaranteed by Intersil's foreign subsidiaries. The 13.25% Senior Subordinated Notes require semi-annual interest payments beginning on February 15, 2000 through maturity on August 15, 2009. The 13.25% Senior Subordinated Notes may be redeemed at the option of Intersil Holding after August 15, 2004 upon the payment of certain redemption premiums, although up to 35% of the 13.25% Senior Subordinated Notes can be redeemed prior to August 15, 2002 with the proceeds of certain equity offerings and upon the payment of certain redemption premiums. The 13.25% Senior Subordinated Notes contain various restrictive covenants, including limitations on the incurrence of additional indebtedness, restrictions and limitations on payment of dividends, make investments, engage in transactions with affiliates, consolidate, merge or transfer assets and restrictions and limitations on the sales of certain assets, among others. The 13.25% Senior Subordinated Notes also require the maintenance of certain ratios.



     Each warrant entitles the holder to purchase 27.7778 shares of Intersil Holding Class A Common Stock at a price of $.001 per share. The warrants are exercisable beginning on the first anniversary of their issue date (August 13, 1999) and expire on August 15, 2009. Warrant holders have no holding rights. The warrants were preliminarily valued at $0.3 million and will be treated as additional interest related to the 13.25% Senior Subordinated Notes and amortized over the life of the 13.25% Senior Subordinated Notes on an effective yield method.



  Senior Credit Facilities



     In connection with the Acquisition of the Semiconductor Business, Intersil entered into senior credit facilities with a syndicate of financial institutions. The senior credit facilities include a $205.0 million funded term loan facility (the "Tranche B Senior Term Facility") and a revolving line of credit (the "Revolving Credit Facility"). The Revolving Credit Facility has maximum borrowings of up to $70.0 million, of which

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE H--LONG-TERM DEBT--(CONTINUED)


$15.0 million was funded on August 13, 1999 in connection with the acquisition of the Semiconductor Business. The total gross proceeds from the issuance of the Tranche B Senior Term Facility and the Revolving Credit Facility were $212.90 million, net of $6.2 million of deferred financing fees and $0.9 million debt issuance costs. The $6.2 million deferred financing fees will be treated as additional interest related to the senior credit facilities and amortized over the life of the senior credit facilities on an effective yield method. The $0.9 million debt issuance costs will be amortized over the life of the senior credit facilities.



     The Tranche B Senior Term Facility bears interest at LIBOR + 4%. The Tranche B Senior Term Facility matures in 2005 and requires 1% of the original principal amount to be repaid in each of the first five years in quarterly installments. Beginning September 2004, 24% of the original principal amount will be repaid each quarter, for four quarters. The senior credit facilities are subject to an annual commitment fee of .50% of the undrawn portion of the Revolving Credit Facility.



     The Revolving Credit Facility bears interest ranging from LIBOR + 2.00% to LIBOR + 3.25%, depending on the results of applicable ratios. The Revolving Credit Facility matures in 2005.



     The senior credit facilities are unconditionally guaranteed, jointly and severally, by Intersil Holding, Intersil and existing and subsequently acquired or organized domestic subsidiaries. The senior credit facilities contain various restrictive covenants, including, incurrence of indebtedness, payment of dividends, make certain investments and acquisitions, dispose of assets, among others. The senior credit facilities also require the maintenance of certain ratios.



  Pay-In-Kind (PIK) Notes



     On August 13, 1999, in connection with the Acquisition of the Semiconductor Business, Intersil Holding issued to Harris a $90.0 million 11.13% Seller Holding PIK Note which matures in 2010. The 11.13% Seller Holding PIK Note bears interest at an annual rate equal to 11.13%. Intersil Holding may pay interest on the 11.13% Seller Holding PIK Note by issuing additional 11.13% PIK notes. Intersil Holding may redeem the 11.13% Seller Holding PIK Note at any time. In addition, Intersil Holding will be required to redeem the 11.13% Seller Holding PIK Note upon a change in control. The 11.13% Seller Holding PIK Note contains various restrictive covenants and is subordinated to Intersil Holding's guarantee of Intersil's 13.25% Senior Subordinated Notes and senior credit facilities. Intersil and its subsidiaries are not a guarantor of the 11.13% Seller Holding PIK Note.



     Also, on August 13, 1999, Intersil Holding issued to Citicorp Mezzanine Partners, L.P. a $30.0 million 13.5% Subordinated Holding PIK Note. The 13.5% Subordinated Holding PIK Note matures on July 15, 2010 and bears interest at an annual rate equal to 13.5%. To the extent Intersil Holding's senior debt prohibits Intersil Holding from paying cash interest on the 13.5% Subordinated Holding PIK Note, this interest shall be paid by adding the accrued interest to the principal amount of the 13.5% Subordinated Holding PIK Note. Intersil Holding may redeem the 13.5% Subordinated Holding PIK Note at any time in whole or in part at 100% of the principal amount plus accrued and unpaid interest and certain prepayment premiums. The 13.5% Subordinated Holding PIK Note contains various restrictive covenants. The 13.5% Subordinated Holding PIK Note is subordinated to Intersil Holding's guarantee of Intersil's Notes and senior credit facilities. Intersil and its subsidiaries are not a guarantor of the 13.5% Subordinated Holding PIK Note.

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE H--LONG-TERM DEBT--(CONTINUED)


     The other debt consists of 5 loans made by agencies of the Commonwealth of Pennsylvania with maturity dates ranging from 2003 to 2017 and are secured by Intersil's manufacturing facility in Montaintop, Pennsylvania, which has a net carrying value of $4.5 million at August 13, 1999 and October 1, 1999. The weighted average interest rate for this debt was 3.0% at July 3, 1998, July 2, 1999, August 13, 1999 and October 1, 1999.



NOTE I--PREFERRED STOCK



     Intersil Holding has 2.0 million shares of preferred stock authorized, stated value of $1,000 per share, 1.0 million of which may be designated as 12% Series A Cumulative Compounding Preferred Stock. On August 13, 1999, Intersil Holding sold 85,000 shares of its 12% Series A Cumulative Compounding Preferred Stock to certain buyers including, Sterling Intersil Holding Company LLC (75,088 shares), Harris (8,500 shares) and certain members of management (1,412 shares). The $85.0 million proceeds were used as a cash equity contribution from Intersil Holding to Intersil for the Acquisition of the Semiconductor Business.



     The Series A Preferred Stock is (i) non-voting, (ii) entitled to cumulative dividends whether or not declared or earned, at a rate of 12%, compounding annually, (iii) to have approval rights of new issuances of any other class or series of stock entitled to a preference ahead of Intersil Holding preferred stock, (iv) able to amend Intersil Holding's certificate of incorporation if the amendment adversely affects the rights and preferences of the preferred stock holders, (v) entitled to $1,000 per share, plus accrued and unpaid dividends in the event of liquidation before any distribution to holders of Intersil Holding common stock, (vi) optionally redeemable by Intersil Holding in whole or in part at a price per share of $1,000 plus accrued and unpaid dividends, and (vii) mandatorily redeemable on June 30, 2011, at a price per share equal to $1,000 plus accrued and unpaid dividends.



     The total mandatory redemption value of the shares outstanding at August 13, 1999 and October 1, 1999, in the amounts of $85.0 million and $86.4 million ($1.4 million accretion of undeclared dividends), respectively, is classified in Intersil Holding's balance sheet as Mandatorily Redeemable Preferred Stock.



NOTE J--LEASE COMMITMENTS



     Total rental expense amounted to $6.7 million in 1997, $6.3 million in 1998, $6.3 million in 1999, $1.6 million for the thirteen weeks ended October 2, 1998, $0.6 million for the 6 weeks ended August 13, 1999 and $0.7 million for the seven weeks ended October 1, 1999. Future minimum rental commitments under leases, primarily used for land at Intersil's Malaysian facility and office buildings at Intersil's International locations, amounted to approximately $18.7 million at July 2, 1999. Intersil's Malaysian manufacturing facility leases land under leases expiring from 2072 to 2081. The commitments for the years following 1999 are: 2000--$4.0 million, 2001--$2.6 million, 2002--$1.6 million, 2003--$1.3 million, 2004--$1.3 million, and $7.9 million thereafter.

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE K--BUSINESS EQUITY



     Changes in the business equity of the Predecessor's financial statements are summarized as follows (in thousands):



                                                      (PREDECESSOR)                            (PREDECESSOR)
                                       -------------------------------------------   ---------------------------------
                                                    FISCAL YEAR ENDED                13 WEEKS ENDED     6 WEEKS ENDED
                                       -------------------------------------------   ---------------   ---------------
                                       JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999   OCTOBER 2, 1998   AUGUST 13, 1999
                                       -------------   ------------   ------------   ---------------   ---------------
                                                                                       (UNAUDITED)
Balance at beginning of year........     $520,858        $646,173       $699,077        $699,077          $658,879
Net income (loss)...................       11,225          12,911         27,406           4,489            (3,029)
Foreign currency translation
  adjustments.......................       (2,015)         (1,851)          (574)          1,681             2,475
Net cash transfers and billings from
  (to) Harris Corporation...........      116,105          41,844        (67,030)            443            (1,198)
Purchase price elimination..........           --              --             --              --          (657,127)
                                         --------        --------       --------        --------          --------
Balance at end of period............     $646,173        $699,077       $658,879        $705,690          $     --
                                         ========        ========       ========        ========          ========



NOTE L--COMMON STOCK



     Intersil Holding is authorized to issue 250.0 million shares of Intersil Holding common stock, par value $0.01 per share, divided into two classes consisting of 125.0 million shares of Intersil Holding Class A Common Stock and
125.0 million shares of Intersil Holding Class B Common Stock. Holders of Class A Common Stock are entitled to one vote for each share held and holders of Class B Common Stock have no voting rights. A holder of either class of Intersil Holding common stock may convert any or all shares into an equal number of shares of the other class of Intersil Holding common stock.



     On August 13, 1999, Intersil Holding sold 23.8 million shares of Class A Common Stock and 76.2 million shares of Class B Common Stock for approximately $5.0 million. The $5.0 million proceeds, along with the $85.0 million proceeds from the sale of Series A Preferred Stock was used as a cash equity contribution from Intersil Holding to Intersil for the acquisition of the Semiconductor Business.



     On August 13, 1999, in connection with Intersil Holding's issuance of the 13.5% Subordinated Holding PIK Note, Intersil Holding issued to Citicorp Mezzanine Partners, L.P. warrants to purchase 5,555,560 shares of Intersil Holding Class A Common at an exercise price of $.001 per share, subject to certain anti-dilution adjustments. If Intersil Holding's prepays in full the 13.5% Subordinated Holding PIK Note within 24 months after issuance, the warrants will be exercisable for 3,333,336 shares of Intersil Holding Class A Common Stock. The warrants were valued at $0.3 million and will be treated as additional interest related to the 13.5% Subordinated Holding PIK Note and amortized over the life of the 13.5% Subordinated Holding PIK Note on an effective yield method.

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE M--INCOME TAXES



     The provisions for income taxes are summarized below (Pro Forma for predecessor financial statements) (in thousands):



                                         (PREDECESSOR)                            (PREDECESSOR)               (SUCCESSOR)
                          -------------------------------------------   ---------------------------------   ---------------
                                       FISCAL YEAR ENDED                13 WEEKS ENDED     6 WEEKS ENDED     7 WEEKS ENDED
                          -------------------------------------------   ---------------   ---------------   ---------------
                          JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999   OCTOBER 2, 1998   AUGUST 13, 1999   OCTOBER 1, 1999
                          -------------   ------------   ------------   ---------------   ---------------   ---------------
                                                                          (UNAUDITED)                         (UNAUDITED)
United States                $(2,595)        $4,221        $(6,626)         $(1,085)           $(399)            $ --
  (benefit)............
International..........        4,768          4,910          1,605              263              352              222
State and local
  (benefit)............         (328)           813         (1,006)            (165)             (55)              --
                             -------         ------        -------          -------            -----             ----
                             $ 1,845         $9,944        $(6,027)         $  (987)           $(102)            $222
                             =======         ======        =======          =======            =====             ====



     In the year 2000, the Malaysian taxing authority will convert its income tax system to a self-assessment system. The new self-assessment system will require Malaysian corporate taxpayers to begin making estimated tax payments in year 2000 based on year 2000 estimated taxable income. Currently, Malaysian corporate taxpayers submit tax payments following the year of assessment. In fiscal year 1999, the Semiconductor Business made Malaysian taxing payments based on fiscal year 1998's taxable income. As a result of the change in the Malaysian taxing system, the Semiconductor Business will not be required to make tax payments on its fiscal year 1999 Malaysian taxable income, and therefore has not provided a tax provision for Malaysian taxes for the fiscal year ended July 2, 1999, which would have amounted to approximately $15.1 million. The Malaysian tax holiday is effective for Intersil's fiscal year ended July 2, 1999 only, and does not impact the 6 weeks ended August 13, 1999 and the 7 weeks ended October 1, 1999.



     The components of International deferred income tax assets (liabilities) are as follows (in thousands):



                                        (PREDECESSOR)                                    (SUCCESSOR)
                        ---------------------------------------------   ---------------------------------------------
                            JULY 3, 1998            JULY 2, 1999           AUGUST 14, 1999         OCTOBER 1, 1999
                        ---------------------   ---------------------   ---------------------   ---------------------
                        CURRENT   NON-CURRENT   CURRENT   NON-CURRENT   CURRENT   NON-CURRENT   CURRENT   NON-CURRENT
                        -------   -----------   -------   -----------   -------   -----------   -------   -----------
                                                                                                     (UNAUDITED)
Receivables..........    $(663)     $    --     $   --      $    --     $   --     $     --     $   --     $     --
Fixed Assets.........       --           --         --           --         --           --         --       13,296
NOL Carryforward.....       --           --         --           --         --           --         --        3,217
Credit Carryforward..       --           --         --           --         --           --         --        4,700
Depreciation.........       --       (5,126)        --       (7,022)        --      (12,953)        --      (12,899)
All other--net.......      537           --      3,476           --         --        4,754         --           --
Valuation Allowance..       --           --         --           --         --           --         --      (16,513)
                         -----      -------     ------      -------     ------     --------     ------     --------
                         $(126)     $(5,126)    $3,476      $(7,022)    $   --     $ (8,199)    $   --     $ (8,199)
                         =====      =======     ======      =======     ======     ========     ======     ========

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE M--INCOME TAXES--(CONTINUED)


     A reconciliation of the statutory United States income tax rate to the effective income tax rate follows:



                                       (PREDECESSOR)                            (PREDECESSOR)               (SUCCESSOR)
                        -------------------------------------------   ---------------------------------   ---------------
                                     FISCAL YEAR ENDED                13 WEEKS ENDED     6 WEEKS ENDED     7 WEEKS ENDED
                        -------------------------------------------   ---------------   ---------------   ---------------
                        JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999   OCTOBER 2, 1998   AUGUST 13, 1999   OCTOBER 1, 1999
                        -------------   ------------   ------------   ---------------   ---------------   ---------------
                                                                        (UNAUDITED)                         (UNAUDITED)
Statutory U.S. income        35.0%          35.0%          35.0%            35.0%             35.0%             35.0%
  tax rate...........
State taxes..........        (1.6)           2.3           (3.1)            (3.1)              1.1               1.5
International
  income.............       (21.4)           5.2          (61.9)           (61.9)            (29.7)              5.0
Research credits.....        (4.8)          (2.9)          (2.7)            (2.7)              2.2               1.8
In-Process R&D.......          --             --             --               --                --             (25.4)
Subpart F............          --             --             --               --                --              (2.4)
Valuation Allowance..          --             --             --               --                --             (16.2)
Goodwill
  amortization.......         6.1            3.5            4.0              4.0              (4.9)               --
Other items..........          .8             .4            0.5              0.5              (0.5)             (0.4)
                            -----          -----          -----            -----             -----             -----
Effective income tax
  rate...............        14.1%          43.5%         (28.2)%          (28.2)%             3.2%             (1.1)%
                            =====          =====          =====            =====             =====             =====



     United States income taxes have not been provided on undistributed earnings of international subsidiaries because of Intersil Holding's intention to reinvest these earnings. The determination of unrecognized deferred U.S. tax liability for the undistributed earnings of international subsidiaries is not practicable.



     Pretax income (loss) of international subsidiaries was $21.1 million in 1997, $10.2 million in 1998, $41.9 million in 1999, $.6 million for the 13 weeks ended October 2, 1998, $(1.6) million for the 6 weeks ended August 13, 1999 and $1.1 million for the 7 weeks ended October 1, 1999.



     Income taxes paid (received) were $2.4 million in 1997, $14.8 million in 1998, $3.4 million in 1999, $2.0 million for the 13 weeks ended October 2, 1998, $.2 million for the 6 weeks ended August 13, 1999 and $.2 million for the 7 weeks ended October 1, 1999.



NOTE N--GEOGRAPHIC INFORMATION



     Intersil Holding operates exclusively in the semiconductor industry. Substantially all revenues result from the sale of semiconductor products. All intercompany revenues and balances have been eliminated.



     A summary of the operations by geographic area is summarized below (in thousands):



                                         (PREDECESSOR)                            (PREDECESSOR)               (SUCCESSOR)
                          -------------------------------------------   ---------------------------------   ---------------
                                       FISCAL YEAR ENDED                13 WEEKS ENDED     6 WEEKS ENDED     7 WEEKS ENDED
                          -------------------------------------------   ---------------   ---------------   ---------------
                          JUNE 27, 1997   JULY 3, 1998   JULY 2, 1999   OCTOBER 2, 1998   AUGUST 13, 1999   OCTOBER 1, 1999
                          -------------   ------------   ------------   ---------------   ---------------   ---------------
                                                                          (UNAUDITED)                         (UNAUDITED)
United States
  operations
  Net sales............     $531,246        $563,180       $519,555        $121,966          $ 54,664          $ 74,094
  Long-lived assets....      380,143         386,333        371,448         369,985           366,386           331,406
International
  Net sales............       14,075          13,656         13,163             583             2,672             2,454
  Long-lived assets....      102,683         122,397        121,330         148,863           118,277           123,388

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE N--GEOGRAPHIC INFORMATION--(CONTINUED)


     Export sales included in U.S. Operations were, $234.6 million in 1997, $258.4 million in 1998, $254.8 million in 1999, $72.1 million for the 13 weeks ended October 2, 1998, $33.5 million for the 6 weeks ended August 13, 1999 and $48.7 million for the 7 weeks ended October 1, 1999.



NOTE O--FINANCIAL INSTRUMENTS



     The carrying values of accounts receivable, notes receivable, accounts payable, short-term debt and long-term debt approximates fair value.



     Intersil Holding markets its products for sale to customers, including distributors, primarily in the United States, Europe and Asia/Pacific. Credit is extended based on an evaluation of the customer's financial condition, and collateral is generally not required. Intersil Holding maintains an allowance for losses based upon the expected collectibility of all accounts receivable. Intersil Holding believes it is adequately reserved with regard to receivables from its domestic and international customers.



     Intersil Holding uses foreign exchange contracts and options to hedge intercompany accounts and off-balance-sheet foreign currency commitments. Specifically, these foreign exchange contracts offset foreign currency denominated inventory and purchase commitments from suppliers, accounts receivable from and future committed sales to customers and firm committed operating expenses. Management believes the use of foreign currency financial instruments should reduce the risks that arise from doing business in international markets. Contracts are generally one year or less. At July 2, 1999, August 13, 1999 and October 1, 1999, open foreign exchange contracts were $22.0 million, $6.1 million and $14.0 million, respectively (as described below), all of which were to hedge off-balance-sheet commitments. Additionally, for the year ended July 2, 1999, the Semiconductor Business purchased and sold $120.7 million of foreign exchange forward contracts.



     Deferred gains and losses are included on a net basis in the Consolidated Balance Sheet as other assets and are recorded in income as part of the underlying transaction when it is recognized. At July 2, 1999, Intersil Holding had deferred foreign exchange contract losses on future commitments of approximately $28.6 million. There were no deferred foreign exchange contract losses at August 14, 1999.



     Total open foreign exchange contracts at July 2, 1999, August 14, 1999 and October 1, 1999, are described in the table below:



JULY 2, 1999



COMMITMENTS TO BUY FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------                    MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.     DEFERRED GAINS   (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
Malaysian Ringgit...........................        80,589        $19,000       $2,208           1-2



COMMITMENTS TO SELL FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------                    MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.     DEFERRED GAINS   (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
French Franc................................        10,900        $ 1,857        $138            1-2
British Pound...............................           691          1,094           2              1

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE O--FINANCIAL INSTRUMENTS--(CONTINUED)


AUGUST 14, 1999



COMMITMENTS TO BUY FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------      DEFERRED      MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.     GAINS (LOSSES)   (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
Euro.........................................         808         $   865        $ (5)            1
French Franc.................................       5,300             865          (6)            1
British Pound................................         202             327          (2)            1
Malaysian Ringgit............................       8,504           2,000         238             1



COMMITMENTS TO SELL FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------      DEFERRED      MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.     GAINS (LOSSES)   (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
Euro.........................................          808        $   865        $(5)             1
French Franc.................................        5,300            860         --              1
British Pound................................          202            321         (4)             1



OCTOBER 1, 1999 (UNAUDITED)



COMMITMENTS TO BUY FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------      DEFERRED      MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.         GAINS        (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
Malaysian Ringgit............................       16,906        $ 4,000        $449             1



COMMITMENTS TO SELL FOREIGN CURRENCIES



                                                    CONTRACT AMOUNT
                                               --------------------------      DEFERRED      MATURITIES
CURRENCY                                       FOREIGN CURRENCY    U.S.     GAINS (LOSSES)   (IN MONTHS)
--------                                       ----------------   -------   --------------   -----------
                                                                    (IN THOUSANDS)
French Franc.................................       20,000        $ 3,212        $22            3-6
Deutsche Mark................................        8,000          4,306         27            3-6
British Pound................................        1,520          2,491        (12)           3-5

                          INTERSIL HOLDING CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



             YEARS ENDED JUNE 27, 1997, JULY 3, 1998, JULY 2, 1999,
                         6 WEEKS ENDED AUGUST 13, 1999,
           UNAUDITED 13 WEEKS ENDED OCTOBER 2, 1998 AND THE UNAUDITED
                         7 WEEKS ENDED OCTOBER 1, 1999



NOTE P-- SUBSEQUENT EVENT--EQUITY COMPENSATION PLAN



     On November 5, 1999, to be effective August 14, 1999, Intersil Holding adopted the 1999 Equity Compensation Plan (the "Plan") for salaried officers and key employees. The Plan authorizes the grant of options for up to 3.0 million shares of Intersil Holding Class A Common Stock and can include (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code, (ii) non-qualified stock options, (iii) restricted stock, (iv) stock appreciation rights, and (v) phantom share awards. The exercise price of each option granted under the Plan shall be as determined by a committee of the Board of Directors (the "Board"). The maximum term of any option shall be ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted under the Plan are exercisable at the determination of the Board, currently vesting ratably over approximately 5 years. Employees receiving options under the Plan may not receive in any one year period options to purchase more than 1,000,000 shares of common stock. On November 5, 1999, Intersil Holding granted approximately 2.3 million options to acquire Intersil Holding Class A Common Stock at a price of $1.50 per share. The Company plans to account for its Equity Compensation Plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."



NOTE Q-- FINANCIAL INFORMATION FOR GUARANTOR AND NON-GUARANTOR SUBSIDIARIES



     Intersil Holding is a holding company for Intersil. All of the operations are conducted through Intersil and its wholly-owned domestic and foreign subsidiaries. On August 13, 1999, in connection with the Harris acquisition, Intersil issued the Notes and Senior Credit Facilities (Note F), which are fully and unconditionally guaranteed on a joint and several basis by Intersil Holding (Parent), Intersil and all of Intersil's wholly-owned current and future domestic subsidiaries (the "Guarantor Subsidiaries"). Intersil's wholly-owned foreign subsidiaries are not guarantors (the "Non-Guarantor Subsidiaries"). In management's opinion, separate financial statements of the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries are not material to investors.



     The condensed consolidating financial information presented below includes the predecessor consolidated balance sheets as of July 3, 1998 and July 2, 1999 and the predecessor consolidated statements of income and cash flows for the fiscal years ended June 27, 1997, July 3, 1998, July 2, 1999, the 13 weeks ended October 2, 1998 and the 6 weeks ended August 13, 1999 for the Predecessor Guarantor and Non-Guarantor Subsidiaries. The condensed consolidated balance sheets as of August 14, 1999 and October 1, 1999 and the condensed consolidated statements of income and cash flows for the 7 weeks ended October 1, 1999 reflect the Parent, Guarantor Subsidiaries and Non-Guarantor Subsidiaries.

                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                            YEAR ENDED JUNE 27, 1997



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
REVENUE
  Product sales...............................    $555,110       $398,745       $(408,534)     $545,321

COSTS AND EXPENSES
  Cost of product sales.......................     400,997        338,666        (393,590)      346,073
  Research and development....................      74,636            572              --        75,208
  Marketing...................................      62,138         19,252              --        81,390
  Administrative and general..................      16,927            997              --        17,924
  Harris corporate expense allocations........      10,854           (894)             --         9,960
  Goodwill amortization.......................       2,291             --              --         2,291
                                                  --------       --------       ---------      --------
Operating income (loss).......................     (12,733)        40,152         (14,944)       12,475
  Interest, net...............................      26,693         (5,174)        (22,114)         (595)
                                                  --------       --------       ---------      --------
  Income (loss) before income taxes...........     (39,426)        45,326           7,170        13,070
  Income taxes (benefit)......................     (11,658)         6,298           7,205         1,845
                                                  --------       --------       ---------      --------
  NET INCOME (LOSS)...........................    $(27,768)      $ 39,028       $     (35)     $ 11,225
                                                  ========       ========       =========      ========



                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                            YEAR ENDED JULY 3, 1998



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
REVENUE
  Product sales...............................    $609,136       $418,721       $(451,021)     $576,836

COSTS AND EXPENSES
  Cost of product sales.......................     402,892        388,729        (422,289)      369,332
  Research and development....................      74,466            659              --        75,125
  Marketing...................................      61,525         18,262              --        79,787
  Administrative and general..................      18,022            375              --        18,397
  Harris corporate expense allocations........      10,941           (979)             --         9,962
  Goodwill amortization.......................       2,292             --              --         2,292
                                                  --------       --------       ---------      --------
Operating income (loss).......................      38,998         11,675         (28,732)       21,941
  Interest net................................      40,793         (5,325)        (36,382)         (914)
                                                  --------       --------       ---------      --------
  Income (loss) before income taxes...........      (1,795)        17,000           7,650        22,855
  Income taxes (benefit)......................        (887)        (1,418)         12,249         9,944
                                                  --------       --------       ---------      --------
  NET INCOME (LOSS)...........................    $   (908)      $ 18,418       $  (4,599)     $ 12,911
                                                  ========       ========       =========      ========

                          INTERSIL HOLDING CORPORATION

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                            YEAR ENDED JULY 2, 1999



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
REVENUE
  Product sales...............................    $524,142       $480,981       $(472,405)     $532,718

COSTS AND EXPENSES
  Cost of product sales.......................     379,282        337,287        (366,793)      349,776
  Research and development....................      67,316           (237)             --        67,079
  Marketing...................................      47,429         19,444              --        66,873
  Administrative and general..................      18,437         (1,312)             --        17,125
  Harris corporate expense allocations........      10,115           (812)             --         9,303
  Goodwill amortization.......................       2,414             --              --         2,414
                                                  --------       --------       ---------      --------
Operating income (loss).......................        (851)       126,611        (105,612)       20,148
  Interest, net...............................      33,894         (4,975)        (30,150)       (1,231)
                                                  --------       --------       ---------      --------
  Income (loss) before income taxes...........     (34,745)       131,586         (75,462)       21,379
  Income taxes (benefit)......................     (39,176)        10,313          22,836        (6,027)
                                                  --------       --------       ---------      --------
  NET INCOME (LOSS)...........................    $  4,431       $121,273       $ (98,298)     $ 27,406
                                                  ========       ========       =========      ========



                          INTERSIL HOLDING CORPORATION

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                      THIRTEEN WEEKS ENDED OCTOBER 2, 1998


                                  (UNAUDITED)



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
REVENUE
  Product sales...............................    $124,194        $94,542       $(96,187)      $122,549

COSTS AND EXPENSES
  Cost of product sales.......................     100,986         90,330       (110,805)        80,511
  Research and development....................      18,585             34         (3,840)        14,779
  Marketing...................................      12,362          4,354           (642)        16,074
  Administrative and general..................       3,644           (344)         1,894          5,194
  Harris corporate expense allocations........       2,915           (197)          (585)         2,133
  Goodwill amortization.......................         573             --             --            573
                                                  --------        -------       --------       --------
Operating income (loss).......................     (14,871)           365         17,791          3,285
  Interest, net...............................        (211)          (242)           236           (217)
                                                  --------        -------       --------       --------
  Income (loss) before income taxes...........     (14,660)           607         17,555          3,502
  Income taxes (benefit)......................      (8,133)         1,153          5,993           (987)
                                                  --------        -------       --------       --------
  NET INCOME (LOSS)...........................    $ (6,527)       $  (546)      $ 11,562       $  4,489
                                                  ========        =======       ========       ========

                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                        SIX WEEKS ENDED AUGUST 13, 1999



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
REVENUE
  Product sales...............................    $ 39,470       $129,546       $(111,680)     $57,336
COSTS AND EXPENSES
  Cost of product sales.......................      37,484        139,292        (137,095)      39,681
  Research and development....................       8,511            (12)                       8,499
  Marketing...................................       6,288          1,920                        8,208
  Administrative and general..................       2,698           (142)            144        2,700
  Harris corporate expense allocations........       1,393            (85)           (144)       1,164
  Intangible amortization.....................         326             --              --          326
                                                  --------       --------       ---------      -------
Operating income (loss).......................     (17,230)       (11,427)         25,415       (3,242)
  Interest, net...............................        (161)            50              --         (111)
                                                  --------       --------       ---------      -------
  Income (loss) before income taxes...........     (17,069)       (11,477)         25,415       (3,131)
  Income taxes (benefit)......................      (4,943)           (15)          4,856         (102)
                                                  --------       --------       ---------      -------
  NET INCOME (LOSS)...........................    $(12,126)      $(11,462)      $  20,559      $(3,029)
                                                  ========       ========       =========      =======



                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS



                       SEVEN WEEKS ENDED OCTOBER 1, 1999


                                  (UNAUDITED)



                                                                    SUCCESSOR
                                       -------------------------------------------------------------------
                                                                   FOREIGN
                                                  GUARANTOR     NON-GUARANTOR   ELIMINATING
                                       PARENT    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                       -------   ------------   -------------   -----------   ------------
                                                                 (IN THOUSANDS)
REVENUE
  Product sales......................  $    --     $ 82,848        $68,979       $(75,279)      $ 76,548
COSTS AND EXPENSES
  Cost of product sales..............       --       51,197         63,903        (68,546)        46,554
  Research and development...........       --        8,398             --             --          8,398
  Marketing..........................       --        4,277          4,144             --          8,421
  Administrative and general.........       --        2,186             --             --          2,186
  Harris corporate expense
     allocations.....................       --           --             --             --             --
  Intangible amortization............       --        7,322        (15,996)        10,092          1,418
  In-process R&D charge..............       --       20,796             --             --         20,796
                                       -------     --------        -------       --------       --------
Operating income (loss)..............       --      (11,328)        16,928        (16,825)       (11,225)
  Interest, net......................    1,889        8,605          2,267         (4,096)         8,665
  Equity in subsidiary (income)
     loss)...........................    5,272           --             --         (5,272)            --
                                       -------     --------        -------       --------       --------
  Income (loss) before income
     taxes...........................   (7,161)     (19,933)        14,661         (7,457)       (19,890)
  Income taxes (benefit).............       --          268          1,801         (1,847)           222
                                       -------     --------        -------       --------       --------
  NET INCOME (LOSS)..................   (7,161)     (20,201)        12,860         (5,610)       (20,112)
                                       -------     --------        -------       --------       --------
  Preferred dividends................    1,369        1,369             --         (1,369)         1,369
                                       -------     --------        -------       --------       --------
  Net income (loss) to common
     shareholders....................  $(8,530)    $(21,570)       $12,860       $ (4,241)      $(21,481)
                                       =======     ========        =======       ========       ========

                          INTERSIL HOLDING CORPORATION

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                  JULY 3, 1998



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
ASSETS
  Trade receivables, net......................    $108,895       $  1,780              --      $110,675
  Intercompany balances.......................      51,685        (26,498)      $ (25,187)           --
  Inventories.................................      60,370        158,702         (38,840)      180,232
  Other current assets........................       4,630            671              --         5,301
  Property, plant and equipment, net..........     327,098        122,986              --       450,084
  Intangibles, net............................      44,219             --              --        44,219
  Investment in subsidiaries..................      21,383         65,881         (87,264)           --
  Other non-current assets....................      10,350          9,409              --        19,759
                                                  --------       --------       ---------      --------
     Total Assets.............................    $628,630       $332,931       $(151,291)     $810,270
                                                  ========       ========       =========      ========
LIABILITIES AND BUSINESS EQUITY
  Accounts payable............................    $ 21,362       $ 11,943              --      $ 33,305
  Compensation and benefits...................      39,599          4,871              --        44,470
  Other current liabilities...................      35,701          2,310       $ (13,621)       24,390
  Other non-current liabilities...............       9,028             --              --         9,028
  Business Equity.............................     522,940        313,807        (137,670)      699,077
                                                  --------       --------       ---------      --------
     Total Liabilities and Business Equity....    $628,630       $332,931       $(151,291)     $810,270
                                                  ========       ========       =========      ========



                          INTERSIL HOLDING CORPORATION



               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET



                                  JULY 2, 1999



                                                                       PREDECESSOR
                                                ---------------------------------------------------------
                                                                  FOREIGN
                                                 GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                ------------   -------------   -----------   ------------
                                                                     (IN THOUSANDS)
ASSETS
  Trade receivables, net......................    $ 97,043       $  3,631             --       $100,674
  Intercompany balances.......................    (139,993)        19,554       $120,439             --
  Inventories.................................      86,986         86,049        (19,213)       153,822
  Other current assets........................       7,782            946             --          8,728
  Property, plant and equipment, net..........     291,645        118,885             --        410,530
  Intangibles, net............................      45,368             --             --         45,368
  Investment in subsidiaries..................      10,907         72,195        (83,102)            --
  Other non-current assets....................      39,721          2,336             --         42,057
                                                  --------       --------       --------       --------
     Total Assets.............................    $439,459       $303,596       $ 18,124       $761,179
                                                  ========       ========       ========       ========
LIABILITIES AND BUSINESS EQUITY
  Accounts payable............................    $ 21,503       $  9,565             --       $ 31,068
  Compensation and benefits...................      26,120          6,803             --         32,923
  Other current liabilities...................      42,778         (8,254)      $ (7,444)        27,080
  Other non-current liabilities...............      11,229             --             --         11,229
  Business Equity.............................     337,829        295,482         25,568        658,879
                                                  --------       --------       --------       --------
     Total Liabilities and Business Equity....    $439,459       $303,596       $ 18,124       $761,179
                                                  ========       ========       ========       ========

                          INTERSIL HOLDING CORPORATION



               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET



                                AUGUST 14, 1999



                                                                     SUCCESSOR
                                        --------------------------------------------------------------------
                                                                     FOREIGN
                                                    GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
ASSETS
  Cash................................  $     --     $  5,932       $  1,445       $      --      $  7,377
  Trade receivables, net..............        --       79,242          3,800              --        83,042
  Intercompany balances...............        --     (155,306)       (29,102)        184,408            --
  Inventories.........................        --      147,441          5,643             (40)      153,044
  Other current assets................        --        9,898           (903)         (5,371)        3,624
  Property, plant and equipment,
    net...............................        --      252,796         95,718              --       348,514
  Intangibles, net....................        --       90,715             --              --        90,715
  Investment in subsidiaries..........   210,011       23,240             68        (233,319)           --
  Other non-current assets............        --       20,086            752             625        21,463
                                        --------     --------       --------       ---------      --------
    Total Assets......................  $210,011     $474,044       $ 77,421       $ (53,697)     $707,779
                                        ========     ========       ========       =========      ========
LIABILITIES AND BUSINESS EQUITY
  Accounts payable....................  $     --     $ 16,532       $ 11,390       $   1,443      $ 29,365
  Compensation and benefits...........        --       13,164          5,186             (63)       18,287
  Other current liabilities...........        --       41,774         (1,593)            407        40,588
  Long-term debt......................   119,700      421,825             --              --       541,525
  Other non-current liabilities.......        --       (7,370)         5,933           9,636         8,199
  Preferred stock.....................    85,000           --             --              --        85,000
  Common Stock........................     1,000           --             --              --         1,000
  Additional paid in capital..........     4,311          300             --              --         4,611
  Retained deficit....................        --      (12,181)        56,505         (65,120)      (20,796)
                                        --------     --------       --------       ---------      --------
    Total Liabilities and
       Stockholders' Equity...........  $210,011     $474,044       $ 77,421       $ (53,697)     $707,779
                                        ========     ========       ========       =========      ========



                          INTERSIL HOLDING CORPORATION



               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET



                                OCTOBER 1, 1999


                                  (UNAUDITED)



                                                                     SUCCESSOR
                                        --------------------------------------------------------------------
                                                                     FOREIGN
                                                    GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
ASSETS
  Cash................................  $     --     $ 26,734          7,086       $      --      $ 33,820
  Trade receivables, net..............        --       82,211          2,566              --        84,777
  Intercompany balances...............        --       29,655        (22,162)         (7,493)           --
  Inventories.........................        --      133,535         33,330         (10,481)      156,384
  Other current assets................        --       14,309         (2,757)         (3,666)        7,886
  Property, plant and equipment,
    net...............................        --      243,719         98,479              --       342,198
  Intangibles, net....................        --       89,297             --              --        89,297
  Investment in subsidiaries..........   211,900      306,502         95,613        (614,015)           --
  Other non-current assets............        --       20,153          1,475             730        22,358
                                        --------     --------       --------       ---------      --------
    Total Assets......................  $211,900     $946,115       $213,630       $(634,925)     $736,720
                                        ========     ========       ========       =========      ========
LIABILITIES AND BUSINESS EQUITY
  Accounts payable....................  $     --     $ 21,856       $ 10,763       $      --      $ 32,619
  Compensation and benefits...........        --       22,882          6,554              --        29,436
  Other current liabilities...........        --       52,930           (738)             --        52,192
  Long-term debt......................   121,589      421,760             --              --       543,349
  Other non-current liabilities.......        --        8,199             --              --         8,199
  Preferred stock.....................    86,369           --             --              --        86,369
  Common stock........................     1,000           --             --              --         1,000
  Additional paid in capital..........     2,942          300             --              --         3,242
  Retained deficit....................        --      418,188        197,051        (634,925)      (19,686)
                                        --------     --------       --------       ---------      --------
    Total Liabilities and
       Stockholders' Equity...........  $211,900     $946,115       $213,630       $(634,925)     $736,720
                                        ========     ========       ========       =========      ========

                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                            YEAR ENDED JUNE 27, 1997



                                                                               PREDECESSOR
                                                        ---------------------------------------------------------
                                                                          FOREIGN
                                                         GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                        SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                        ------------   -------------   -----------   ------------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income (loss)...................................    $(27,768)      $ 39,028        $   (35)      $ 11,225
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
  Depreciation and amortization.......................      36,857         15,656             --         52,513
  Changes in working capital..........................      31,934         16,339        (57,435)        (9,162)
                                                          --------       --------        -------       --------
    Net cash provided by (used in) operating
      activities......................................      41,023         71,023        (57,470)        54,576

INVESTING ACTIVITIES:
Plant and equipment...................................    (134,875)       (38,429)            --       (173,304)
                                                          --------       --------        -------       --------
    Net cash used in investing activities.............    (134,875)       (38,429)            --       (173,304)

FINANCING ACTIVITIES:
  Proceeds from borrowings............................       1,450             --             --          1,450
  Payments of borrowings..............................         (48)            --             --            (48)
  Net cash transfer and billings from (to) parent.....      92,450        (33,815)        57,470        116,105
                                                          --------       --------        -------       --------
    Net cash provided by financing activities.........      93,852        (33,815)        57,470        117,507
Effect of exchange rates on cash and cash
  equivalents.........................................          --          1,221             --          1,221
                                                          --------       --------        -------       --------
    Net increase in cash..............................          --             --             --             --
    Cash at the beginning of the period...............          --             --             --             --
                                                          --------       --------        -------       --------
    Cash at the end of the period.....................    $     --       $     --        $    --       $     --
                                                          ========       ========        =======       ========



                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                            YEAR ENDED JULY 3, 1998



                                                                               PREDECESSOR
                                                        ---------------------------------------------------------
                                                                          FOREIGN
                                                         GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                        SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                        ------------   -------------   -----------   ------------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)...................................    $   (908)       $18,418       $  (4,599)     $ 12,911
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
  Depreciation and amortization.......................      51,295         16,036              --        67,331
  Changes in working capital..........................    (154,815)        12,669         110,235       (31,911)
                                                          --------        -------       ---------      --------
    Net cash provided by (used in) operating
      activities......................................    (104,428)        47,123         105,636        48,331

INVESTING ACTIVITIES:
Plant and equipment...................................     (49,762)       (40,422)             --       (90,184)
                                                          --------        -------       ---------      --------
    Net cash used in investing activities.............     (49,762)       (40,422)             --       (90,184)

FINANCING ACTIVITIES:
  Proceeds from borrowings............................       2,750             --              --         2,750
  Payments of borrowings..............................         (83)            --              --           (83)
                                                          --------        -------       ---------      --------
  Net cash transfer and billings from (to) parent.....     151,523         (4,043)       (105,636)       41,844
    Net cash provided by financing activities.........     154,590         (4,043)       (105,636)       44,511
Effect of exchange rates on cash and cash
  equivalents.........................................          --         (2,658)             --        (2,658)
                                                          --------        -------       ---------      --------
    Net increase in cash..............................          --             --              --            --
    Cash at the beginning of the period...............          --             --              --            --
                                                          --------        -------       ---------      --------
    Cash at the end of the period.....................    $     --        $    --       $      --      $     --
                                                          ========        =======       =========      ========

                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                            YEAR ENDED JULY 2, 1999



                                                                               PREDECESSOR
                                                        ---------------------------------------------------------
                                                                          FOREIGN
                                                         GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                        SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                        ------------   -------------   -----------   ------------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)...................................   $   4,431       $ 121,273      $(98,298)      $ 27,406
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
  Depreciation and amortization.......................      59,615          21,016            --         80,631
  Changes in working capital..........................     147,981          19,084      (163,853)         3,212
                                                         ---------       ---------      --------       --------
    Net cash provided by (used in) operating
      activities......................................     212,027         161,373      (262,151)       111,249

INVESTING ACTIVITIES:
Cash paid for acquired business.......................      (1,335)             --            --         (1,335)
Plant and equipment...................................     (21,648)        (16,915)           --        (38,563)
                                                         ---------       ---------      --------       --------
    Net cash used in investing activities.............     (22,983)        (16,915)           --        (39,898)

FINANCING ACTIVITIES:
  Proceeds from borrowings............................         800              --            --            800
  Payments of borrowings..............................        (302)             --            --           (302)
  Net cash transfer and billings from (to) parent.....    (189,542)       (139,639)      262,151        (67,030)
                                                         ---------       ---------      --------       --------
    Net cash provided by financing activities.........    (189,044)       (139,639)      262,151        (66,532)
Effect of exchange rates on cash and cash
  equivalents.........................................          --          (4,819)           --         (4,819)
                                                         ---------       ---------      --------       --------
    Net increase in cash..............................          --              --            --             --
    Cash at the beginning of the period...............          --              --            --             --
                                                         ---------       ---------      --------       --------
    Cash at the end of the period.....................   $      --       $      --      $     --       $     --
                                                         =========       =========      ========       ========



                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                      THIRTEEN WEEKS ENDED OCTOBER 2, 1998


                                  (UNAUDITED)



                                                                               PREDECESSOR
                                                        ---------------------------------------------------------
                                                                          FOREIGN
                                                         GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                        SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                        ------------   -------------   -----------   ------------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)...................................    $ (6,528)       $  (545)      $  11,562      $  4,489
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
  Depreciation and amortization.......................      14,832          4,755              --        19,587
  Non-current deferred income taxes...................     (56,952)            --          58,367         1,415
  Changes in working capital..........................    (154,375)       (41,274)        182,897       (12,752)
                                                          --------        -------       ---------      --------
    Net cash provided by (used in) operating
      activities......................................    (203,023)       (37,064)        252,826        12,739

INVESTING ACTIVITIES:
Plant and equipment...................................      (9,469)        (3,632)             --       (13,101)
                                                          --------        -------       ---------      --------
    Net cash used in investing activities.............      (9,469)        (3,632)             --       (13,101)

FINANCING ACTIVITIES:
  Proceeds from borrowings............................          --             --              --            --
  Payments of borrowings..............................      (4,069)            --           4,028           (41)
  Net cash transfer and billings from (to) parent.....     216,561         40,736        (256,854)          443
                                                          --------        -------       ---------      --------
    Net cash provided by (used in) financing
      activities......................................    (212,492)        40,736        (252,826)          402
Effect of exchange rates on cash and cash
  equivalents.........................................          --            (40)             --           (40)
                                                          --------        -------       ---------      --------
    Net increase in cash..............................          --             --              --            --
    Cash at the beginning of the period...............          --             --              --            --
                                                          --------        -------       ---------      --------
    Cash at the end of the period.....................    $     --        $    --       $      --      $     --
                                                          ========        =======       =========      ========

                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                        SIX WEEKS ENDED AUGUST 13, 1999



                                                                         PREDECESSOR
                                                  ---------------------------------------------------------
                                                                    FOREIGN
                                                   GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                  SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                                  ------------   -------------   -----------   ------------
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).............................   $ (11,462)      $ (12,126)     $  20,559      $(3,029)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities
  Depreciation and amortization.................       2,380           6,693             --        9,073
  Non-current deferred income taxes.............          --           4,815         (9,571)      (4,756)
  Changes in working capital....................     210,864         128,451       (337,221)       2,094
                                                   ---------       ---------      ---------      -------
    Net cash provided by (used in) operating
       activities...............................     201,782         127,833       (326,233)       3,382
INVESTING ACTIVITIES:
Plant and equipment.............................      (1,020)           (867)            --       (1,887)
                                                   ---------       ---------      ---------      -------
    Net cash used in investing activities.......      (1,020)           (867)            --       (1,887)
FINANCING ACTIVITIES:
  Payments of borrowings........................          --           4,535         (4,567)         (32)
  Net cash transfer and billings from (to)
    parent......................................    (200,497)       (131,501)       330,800       (1,198)
                                                   ---------       ---------      ---------      -------
    Net cash provided by (used in) financing
       activities...............................    (200,497)       (126,966)       326,233       (1,230)
Effect of exchange rates on cash and cash
  equivalents...................................       1,177              --             --        1,177
                                                   ---------       ---------      ---------      -------
Net increase in cash............................          --              --             --        1,442
Cash at the beginning of the period.............          --              --             --           --
                                                   ---------       ---------      ---------      -------
Cash at the end of the period...................   $   1,442       $      --      $      --      $ 1,442
                                                   =========       =========      =========      =======



                          INTERSIL HOLDING CORPORATION



          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS



                       SEVEN WEEKS ENDED OCTOBER 1, 1999


                                  (UNAUDITED)



                                                                     SUCCESSOR
                                        --------------------------------------------------------------------
                                                                     FOREIGN
                                                    GUARANTOR     NON-GUARANTOR   ELIMINATING
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                        --------   ------------   -------------   -----------   ------------
                                                                   (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)...................  $ (1,889)    $(20,201)       $12,860       $ (10,882)     $(20,112)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities
  Depreciation and amortization.......        --        7,628          2,530              --        10,158
  Changes in working capital..........     1,889       30,573         (5,675)         10,882        37,669
                                        --------     --------        -------       ---------      --------
    Net cash provided by (used in)
       operating activities...........        --       18,000          9,715              --        27,715
INVESTING ACTIVITIES:
Plant and equipment...................        --        2,867         (5,291)             --        (2,424)
                                        --------     --------        -------       ---------      --------
    Net cash used in investing
       activities.....................        --        2,867         (5,291)             --        (2,424)
FINANCING ACTIVITIES:
  Payments of borrowings..............        --          (65)            --              --           (65)
  Net cash transfer and billings from
    (to) parent.......................        --           --             --              --            --
                                        --------     --------        -------       ---------      --------
    Net cash provided by financing
       activities.....................        --          (65)            --              --           (65)
Effect of exchange rates on cash and
  cash
  equivalents.........................        --           --          1,217              --         1,217
                                        --------     --------        -------       ---------      --------
Net increase in cash..................        --       20,802          5,641              --        26,443
Cash at the beginning of the period...        --        5,932          1,445              --         7,377
                                        --------     --------        -------       ---------      --------
Cash at the end of the period.........  $     --     $ 26,734        $ 7,086       $      --      $ 33,820
                                        ========     ========        =======       =========      ========

                                [INTERSIL LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS



     As permitted by the Delaware General Corporation Law, the Certificates of Incorporation of Intersil and Intersil Holding, and as permitted by the Kansas General Corporation Law, the Articles of Incorporation of Choice-Intersil Microsystems, Inc., provide that their directors shall not be personally liable to those Registrants or their stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to those Registrants or their stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law and Section 17-6424 of the Kansas General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the By-laws of Intersil, Intersil Holding and Choice-Intersil Microsystems, Inc. provide for indemnification of their officers and directors to the fullest extent permitted under Delaware and Kansas law, as applicable. Section 145 of the Delaware General Corporation Law and Section 17-6305 of the Kansas General Corporation Law provide that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware or Kansas corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an Issuer pursuant to the foregoing provisions, the Issuers have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




     Each of Intersil (Florida), LLC, Intersil (Ohio), LLC and Intersil (Pennsylvania), LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations in the Delaware Limited Liability Company Act, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Article IV of Intersil (Ohio) LLC's and Intersil (Pennsylvania) LLC's limited liability company agreements authorize them to indemnify their directors and officers to the fullest extent permitted by Delaware law. Article V of Intersil (Florida) LLC's limited liability company agreement authorizes it to indemnify its directors and officers to the fullest extent permitted by Delaware law and to the extent authorized by a majority of the Board of Directors or by the members, upon a determination that the person acted in good faith and is fairly and reasonably entitled to indemnification.


     The directors and officers of the Registrants are insured against certain liabilities under the Registrants' directors' and officers' liability insurance.


     The foregoing summary of the Delaware General Corporation Law, Kansas General Corporation Law and Delaware Limited Liability Company Act and of the Certificate of Incorporation and By-laws and limited liability company agreements of each Issuer is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law and of each Issuer's Certificate of Incorporation and By-laws, which are filed as exhibits to this Registration Statement.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

          Incorporated by reference to the Exhibit Index following page II-9 hereto.

     (b) Financial Statement Schedules:

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS $)

                                                            ADDITIONS
                                                             CHARGED    ADDITIONS
                                               BALANCE AT   TO COSTS     CHARGED    DEDUCTION    BALANCE
                                               BEGINNING       AND      TO OTHER      FROM      AT END OF
                                               OF PERIOD    EXPENSES    ACCOUNTS    RESERVES     PERIOD
                                               ----------   ---------   ---------   ---------   ---------
Valuation and qualifying accounts deducted
  from the assets to which they apply:

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS
  1999.......................................   $   571      $   487      $ --       $   476     $   582
  1998.......................................   $ 1,336      $   324      $ --       $ 1,089     $   571
  1997.......................................   $   757      $   336      $300       $    57     $ 1,336

INVENTORY RESERVE
  1999.......................................   $24,482      $ 8,373      $257       $14,995     $18,117
  1998.......................................   $31,736      $ 9,846      $120       $17,220     $24,482
  1997.......................................   $25,385      $10,007      $ 46       $ 3,702     $31,736

DISTRIBUTOR RESERVES
  1999.......................................   $ 6,189      $52,965      $ --       $52,612     $ 6,542
  1998.......................................   $11,278      $66,062      $ --       $71,151     $ 6,189
  1997.......................................   $ 7,520      $65,374      $ --       $61,616     $11,278


     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and have therefore been omitted.


ITEM 22.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          INTERSIL CORPORATION

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer and Director
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams

*                                                          Secretary, Chief Financial Officer
-----------------------------------------------------      and Vice President (principal financial and
Daniel J. Heneghan                                         accounting officer)

*                                                          Director
-----------------------------------------------------
James A. Urry

*                                                          Director
-----------------------------------------------------
Gary E. Gist

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          INTERSIL HOLDING CORPORATION

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer and Director
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams

*                                                          Secretary, Chief Financial Officer and Vice President
-----------------------------------------------------      (principal financial and accounting officer)
Daniel J. Heneghan

*                                                          Director
-----------------------------------------------------
James A. Urry

*                                                          Director
-----------------------------------------------------
Gary E. Gist

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          INTERSIL (FL), LLC

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams

*                                                          Secretary, Controller and Vice President
-----------------------------------------------------      (principal financial and accounting officer)
Daniel J. Heneghan

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          INTERSIL (PA), LLC

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams

*                                                          Secretary, Controller and Vice President (principal
-----------------------------------------------------      financial and accounting officer)
Daniel J. Heneghan

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          INTERSIL (OH), LLC

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams

*                                                          Secretary, Controller and Vice President (principal
-----------------------------------------------------      financial and accounting officer)
Daniel J. Heneghan

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Bay, State of Florida, on the 12th day of January, 2000.



                                          CHOICE-INTERSIL MICROSYSTEMS, INC.

                                          By: GREGORY L. WILLIAMS
                                            ------------------------------------
                                              Gregory L. Williams
                                              Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2000.




                      SIGNATURE                                                    TITLE
                      ---------                                                    -----
GREGORY L. WILLIAMS                                        Chief Executive Officer and Director
-----------------------------------------------------      (principal executive officer)
Gregory L. Williams


                   *                                       Secretary, Controller and Vice President (principal
-----------------------------------------------------      financial and accounting officer)
Daniel J. Heneghan

                   *                                       Director
-----------------------------------------------------
James A. Urry

                   *                                       Director
-----------------------------------------------------
Gary E. Gist

By: GREGORY L. WILLIAMS
    -------------------------------------------------
    Gregory L. Williams
    Attorney-in-Fact


                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 2.01*   Amended and Restated Master Transaction Agreement dated as of June 2, 1999, by and among Intersil Holding Corporation
         ("Holding"), Intersil Corporation ("Intersil") and Harris
         Corporation ("Harris") (incorporated by reference to Exhibit
         2.01 to the Registration Statement on Form S-1 previously
         filed by Intersil Holding Corporation on November 10, 1999
         ("Registration Statement on Form S-1")).
 2.02*   Agreement Concerning Deferred Closings dated as of August
         13, 1999, by and among Harris and Intersil (incorporated by reference to Exhibit 2.02 to the Registration Statement on
         Form S-1).
 2.03*   Transition Services Agreement dated as of August 13, 1999, by and among Intersil and Harris (incorporated by reference to Exhibit 2.03 to the Registration Statement on Form S-1).
 2.04*   Share Sale Agreement dated August 13, 1999, between Harris
         Airport Systems (Malaysia) Sdn. Bhd., Harris Solid State
         (Malaysia) Sdn. Bhd. and Sapphire Worldwide Investments,
         Inc. (incorporated by reference to Exhibit 2.04 to the
         Registration Statement on Form S-1).
 2.05*   Agreement for the Sale and Purchase of the Business and
         Assets of Harris Semiconductor Limited dated as of August
         13, 1999, between Harris Semiconductor Limited and Intersil
         Limited (incorporated by reference to Exhibit 2.05 to the
         Registration Statement on Form S-1).
 2.06*   Asset Purchase Agreement dated as of August 20, 1999,
         between Harris Semiconductor Design & Sales Pte. Ltd. and
         Intersil Pte. Ltd. (incorporated by reference to Exhibit
         2.06 to the Registration Statement on Form S-1).
 2.07*   Purchase Agreement of Corporate Quotas of a Limited
         Liability Company, dated as of August 13, 1999, between
         Harris Semiconductor BV, Harris Semiconductor Limited and
         Intersil (incorporated by reference to Exhibit 2.07 to the
         Registration Statement on Form S-1).
 2.08*   Assignment of Shares, dated as of August 13, 1999, between
         Intersil and Harris for the transfer by Harris of all of its shares of Harris Semiconducteurs, Sarl to Intersil
         (incorporated by reference to Exhibit 2.08 to the
         Registration Statement on Form S-1).
 2.09*   Share Transfer Agreement, dated as of August 1, 1999,
         between Harris and Intersil for the transfer of stock of
         Harris Semiconductor Y.H. (incorporated by reference to
         Exhibit 2.09 to the Registration Statement on Form S-1).
 2.10*   Equity Purchase Agreement, dated as of August 13, 1999,
         between Harris Advanced Technology (Malaysia) Sdn. Bhd. and
         Harris Airport Systems (M) Sdn. Bhd. (incorporated by
         reference to Exhibit 2.10 to the Registration Statement on
         Form S-1).
 2.11*   Agreement Re: China Subsidiaries, dated as of August 13,
         1999, between Harris and Intersil (incorporated by reference to Exhibit 2.11 to the Registration Statement on Form S-1).
 2.12*   Agreement Re: Anshan Joint Venture, dated as of August 13,
         1999, between Harris Advanced Technology (Malaysia) Sdn.
         Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit 2.12 to the Registration Statement on Form S-1).
 2.13*   Agreement Re: Guangzhou Joint Venture, dated as of August
         13, 1999, between Harris Advanced Technology (Malaysia) Sdn.
         Bhd. and Harris Airport Systems (M) Sdn. Bhd. (incorporated by reference to Exhibit 2.13 to the Registration Statement on Form S-1).
 2.14*   Agreement Re: Suzhou Harris, dated as of August 13, 1999,
         between Harris Advanced Technology (Malaysia) Sdn. Bhd. and
         Harris Airport Systems (M) Sdn. Bhd. (incorporated by
         reference to Exhibit 2.14 to the Registration Statement on
         Form S-1).
 2.15*   Intellectual Property Agreement, dated as of August 13,
         1999, among Harris, Harris Semiconductor Patents, Inc. and
         Holding (incorporated by reference to Exhibit 2.15 to the
         Registration Statement on Form S-1).
 2.16*   Patent Assignment and Services Agreement, dated as of August
         13, 1999, among Harris, Harris Semiconductor Patents, Inc.
         and Holding (incorporated by reference to Exhibit 2.16 to
         the Registration Statement on Form S-1).
 2.17*   License Assignment Agreement, dated as of August 13, 1999, among Harris, Harris Semiconductor Patents, Inc. and Holding
         (incorporated by reference to Exhibit 2.17 to the
         Registration Statement on Form S-1).
 2.18*   Harris Trademark License Agreement, dated as of August 13,
         1999, among Harris, HAL Technologies, Inc. and Holding
         (incorporated by reference to Exhibit 2.18 to the
         Registration Statement on Form S-1).
 2.19*   Secondary Trademark Assignment and License Agreement, dated as of August 13, 1999, between Harris and Holding
         (incorporated by reference to Exhibit 2.19 to the
         Registration Statement on Form S-1).


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 2.20*   PRISM(Registered) Intellectual Property Assignment, dated
         August 13, 1999, between Holding and Intersil (incorporated by reference to Exhibit 2.20 to the Registration Statement on Form S-1).
 2.21*   Tax Sharing Agreement, dated as of August 13, 1999, among
         Holding, Intersil and Choice Microsystems, Inc.
         (incorporated by reference to Exhibit 2.21 to the
         Registration Statement on Form S-1).
 2.22*   Royalty Agreement, dated as of August 13, 1999, among Harris and Intersil (incorporated by reference to Exhibit 2.22 to the Registration Statement on Form S-1).
 2.23*   Option Agreement, dated as of August 13, 1999, among
         Intersil and Intersil PRISM, LLC (incorporated by reference to Exhibit 2.23 to the Registration Statement on Form S-1).
 3.01*   Certificate of Incorporation of Intersil, as amended.
 3.02*   Bylaws of Intersil.
 3.03*   Certificate of Incorporation of Holding, as amended
         (incorporated by reference to Exhibit 3.01 to the
         Registration Statement on Form S-1).
 3.04*   Bylaws of Holding (incorporated by reference to Exhibit 3.02 to the Registration Statement on Form S-1).
 3.05*   Certificate of Formation of Intersil (FL), LLC, as amended.
 3.06*   Certificate of Formation of Intersil (OH), LLC, as amended.
 3.07*   Certificate of Formation of Intersil (PA), LLC, as amended.
 3.08*   Certificate of Incorporation of Choice-Intersil
         Microsystems, Inc., as amended.
 3.09*   Bylaws of Choice-Intersil Microsystems, Inc.
 4.01*   Indenture, dated as of August 13, 1999, among Intersil,
         Holding, Harris Semiconductor, LLC, Harris Semiconductor
         (Ohio), LLC, Harris Semiconductor (Pennsylvania), LLC,
         Choice Microsystems, Inc. and United States Trust Company of
         New York for 13 1/4% Senior Subordinated Notes due 2009
         (incorporated by reference to Exhibit 10.01 to the
         Registration Statement on Form S-1).
 4.02*   Form of 13 1/4% Senior Subordinated Notes due 2009 (included in Exhibit 4.01).
 4.03*   Purchase Agreement, dated as of August 6, 1999, between
         Intersil, Holding, Harris Semiconductor, LLC, Harris
         Semiconductor (Ohio), LLC, Harris Semiconductor
         (Pennsylvania), LLC, Choice Microsystems, Inc., Credit
         Suisse First Boston Corporation, J. P. Morgan Securities
         Inc. and Salomon Smith Barney Inc. (incorporated by
         reference to Exhibit 4.02 to the Registration Statement on
         Form S-1).
 4.04*   Registration Rights Agreement, dated as of August 6, 1999, between Intersil, Holding, Harris Semiconductor, LLC, Harris
         Semiconductor (Ohio), LLC, Harris Semiconductor
         (Pennsylvania), LLC, Choice Microsystems, Inc., Credit
         Suisse First Boston Corporation, J. P. Morgan Securities
         Inc. and Salomon Smith Barney Inc. (incorporated by
         reference to Exhibit 4.03 to the Registration Statement on
         Form S-1).
 5.01*   Opinion of Dechert Price & Rhoads.
 5.02*   Opinion of Stinson Magg & Fizzell.
 8.01*   Opinion of Dechert Price & Rhoads.
10.01*   Warrant Agreement, dated as of August 13, 1999, between
         Holding and United States Trust Company of New York
         (incorporated by reference to Exhibit 4.01 to the
         Registration Statement on Form S-1).
10.02*   Credit Agreement, dated as of August 13, 1999, among
         Intersil, the Lender Parties thereto, Credit Suisse First
         Boston, as the Administrative Agent, Salomon Smith Barney,
         as Syndication Agent, and Morgan Guaranty Trust Company of
         New York, as Documentation Agent (incorporated by reference to Exhibit 10.03 to the Registration Statement on Form S-1).
10.03*   Subordinated Credit Agreement, dated as of August 13, 1999, among Holding and Citicorp Mezzanine Partners, L.P. for
         13 1/2% Subordinated Pay-In-Kind Note due 2010 (incorporated by reference to Exhibit 10.04 to the Registration Statement on Form S-1).
10.04*   Form of 13 1/2% Subordinated Pay-In-Kind Note due 2010
         (included in Exhibit 10.03).

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.05*   Indenture, dated as of August 13, 1999, among Holding and
         United States Trust Company of New York for 11.13%
         Subordinated Pay-In-Kind Notes due 2010 (incorporated by
         reference to Exhibit 10.06 to the Registration Statement on
         Form S-1).
10.06*   Form of 11.13% Subordinated Pay-In-Kind Note due 2010
         (included in Exhibit 10.05).
10.07*   Registration Rights Agreement, dated August 13, 1999, among
         Holding, Sterling Holding Company, LLC, Manatee Investment
         Corporation, Citicorp Mezzanine Partners, L.P. and the
         management investors named therein (incorporated by
         reference to Exhibit 10.08 to the Registration Statement on
         Form S-1).
10.08*   Securities Purchase and Holders Agreement, dated as of
         August 13, 1999, among Holding, Sterling Holding Company,
         LLC, Manatee Investment Corporation, Intersil Prism LLC,
         Citicorp Mezzanine Partners, L.P., William N. Stout and the
         management investors named therein (incorporated by
         reference to Exhibit 10.09 to the Registration Statement on
         Form S-1).
10.09*   Option Award Agreement, dated as of August 13, 1999
         (incorporated by reference to Exhibit 10.10 to the
         Registration Statement on Form S-1).
10.10*   Employment Agreement, dated as of August 9, between Intersil and Gregory L. Williams (incorporated by reference to
         Exhibit 10.11 to the Registration Statement on Form S-1).
10.11*   Agreement between Harris and Local Union No. 1907
         International Brotherhood of Electrical Workers, AFL-CIO
         (Findlay, OH Facility), effective as of July 1, 1996
         (incorporated by reference to Exhibit 10.12 to the
         Registration Statement on Form S-1).
10.12*   Agreement between Harris and Local Union 177 International
         Union of Electronic, Electrical, Salaried, Machine and
         Furniture Workers, AFL-CIO (Mountaintop, PA Facility),
         effective December 1, 1998 (incorporated by reference to
         Exhibit 10.13 to the Registration Statement on Form S-1).
10.13*   Machinery and Equipment Loan Agreement, dated September 9,
         1996, between Commonwealth of Pennsylvania, Department of
         Community and Economic Development and Harris (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1).
10.14*   Machinery and Equipment Loan Agreement, dated as of November
         3, 1998, between Commonwealth of Pennsylvania, Department of
         Community and Economic Development and Harris (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1).
10.15*   Master Agreement, dated as of December 2, 1997, between
         Harris Semiconductor and Optum Software (incorporated by
         reference to Exhibit 10.16 to the Registration Statement on
         Form S-1).
10.16*   Purchase Agreement, dated as of March 14, 1997, between
         Harris Semiconductor and Praxair, Inc. (incorporated by
         reference to Exhibit 10.17 to the Registration Statement on
         Form S-1).
10.17*   Asset Purchase Agreement, dated as of July 2, 1999, by and among Align-Rite International, Inc., Align-Rite, Inc. and
         Harris (incorporated by reference to Exhibit 10.18 to the
         Registration Statement on Form S-1).
10.18*   Bill of Sale and Assignment, dated as of July 2, 1999, by
         Harris in favor of Align-Rite International, Inc. and
         Align-Rite, Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1).
10.19*   Lease Agreement, dated as of July 2, 1999, by and among
         Harris Corporation Semiconductor Business Unit and
         Align-Rite, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1).
10.20*   Photomask Supply and Strategic Alliance Agreement, dated as of July 2, 1999, by and among Harris, Align-Rite
         International, Inc. and Align-Rite, Inc. (incorporated by
         reference to Exhibit 10.21 to the Registration Statement on
         Form S-1).
10.21*   Site Services Agreement, dated as of July 2, 1999, by and
         among Harris Corporation Semiconductor Business Unit and
         Align-Rite, Inc. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1).
10.22*   Software License Agreement, dated as of July 31, 1984,
         between Harris and Consilium Associates, Inc. (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1).
10.23*   Addendum Software License and Maintenance Agreement, dated as of October 27, 1995, between Harris and Consilium, Inc.
         (incorporated by reference to Exhibit 10.24 to the
         Registration Statement on Form S-1).

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.24*   Specialty Gas Supply Agreement, dated as of October 15,
         1996, between Air Products and Chemicals, Inc. and Harris
         (incorporated by reference to Exhibit 10.25 to the
         Registration Statement on Form S-1).
10.25*   Silicon Wafer Purchase Agreement, dated as of January 1,
         1997, between Mitsubishi Silicon America Corporation and
         Harris (incorporated by reference to Exhibit 10.26 to the
         Registration Statement on Form S-1).
10.26*   Nitrogen Supply Agreement, dated as of September 22, 1992, between Harris Corporation Semiconductor Sector and Liquid
         Air Corporation Merchant Gases Division (incorporated by
         reference to Exhibit 10.27 to the Registration Statement on
         Form S-1).
10.27*   Nitrogen Supply System Agreement, Amendment Number 1, dated as of September 15, 1996, between Air Liquide America
         Corporation and Harris Corporation Semiconductor Sector
         (incorporated by reference to Exhibit 10.28 to the
         Registration Statement on Form S-1).
10.28*   Site Subscription Agreement, dated as of July 1, 1993,
         between Harris Semiconductor Sector of Harris and Cadence
         Design Systems, Inc. (incorporated by reference to Exhibit
         10.29 to the Registration Statement on Form S-1).
10.29*   Site Subscription Addendum, dated December 19, 1997, between
         Harris Semiconductor Sector of Harris and Cadence Design
         Systems, Inc. (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1).
10.30*   HMCD--HSS Memorandum of Agreement, dated March 26, 1999,
         between Harris Microwave Communication Division and Harris
         Semiconductor Sector (incorporated by reference to Exhibit
         10.31 to the Registration Statement on Form S-1).
10.31*   Investment Agency Appointment and Participation
         Authorization, dated September 3, 1999, between Intersil,
         Intersil Corporation Master Trust and T. Rowe Price Trust
         Company (incorporated by reference to Exhibit 10.32 to the
         Registration Statement on Form S-1).
10.32*   Investment Agency Appointment and Participation Authority,
         dated September 3, 1999, between Intersil Corporation Master
         Trust and T. Rowe Price Trust Company (incorporated by
         reference to Exhibit 10.33 to the Registration Statement on
         Form S-1).
10.33*   Investment Advisory Agreement (Equity Growth Fund), dated
         September 3, 1999, between T. Rowe Price Associates, Inc.
         and Intersil Corporation Retirement Committee (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1).
10.34*   Investment Advisory Agreement (Equity Income Fund), dated
         September 3, 1999, between T. Rowe Price Associates, Inc.
         and Intersil Corporation Retirement Committee (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1).
10.35*   Intersil Corporation Retirement Plan (Non-Union), dated
         September 3, 1999 (incorporated by reference to Exhibit
         10.36 to the Registration Statement on Form S-1).
10.36*   Intersil Corporation Retirement Plan (Union), dated
         September 3, 1999 (incorporated by reference to Exhibit
         10.37 to the Registration Statement on Form S-1).
10.37*   Commercial Supply Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated and Harris
         (incorporated by reference to Exhibit 10.38 to the
         Registration Statement on Form S-1).
10.38*   Military Supply Agreement, dated December 3, 1998, by and
         between Texas Instruments Incorporated and Harris
         (incorporated by reference to Exhibit 10.39 to the
         Registration Statement on Form S-1).
10.39*   Intellectual Property Agreement, dated December 3, 1998, by and between Texas Instruments Incorporated, Harris, Harris
         Advanced Technology (Malaysia) Sdn. Bhd. and Harris
         Southwest Properties, Inc. (incorporated by reference to
         Exhibit 10.40 to the Registration Statement on Form S-1).
10.40*   Asset Transfer Agreement, dated December 3, 1998, by and
         between Texas Instruments Incorporated and Harris Advanced
         Technology (Malaysia) Sdn. Bhd. (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-1).
10.41*   Military Asset Purchase Agreement, dated October 23, 1998, by and between Texas Instruments Incorporated, Harris,
         Harris Advanced Technology (Malaysia) Sdn. Bhd. and Harris
         Southwest Properties, Inc. (incorporated by reference to
         Exhibit 10.42 to the Registration Statement on Form S-1).


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.42*   Commercial Asset Purchase Agreement, dated October 23, 1998, by and between Texas Instruments Incorporated, Harris,
         Harris Advanced Technology (Malaysia) Sdn. Bhd. and Harris
         Southwest Properties, Inc. (incorporated by reference to
         Exhibit 10.43 to the Registration Statement on Form S-1).
10.43*   Certificate of Leasehold Property for Land Office No. 7668
         by Harris Advanced Technology (M) Sdn. Bhd. (incorporated by reference to Exhibit 10.44 to the Registration Statement on
         Form S-1).
10.44*   State Lease for Lot No. 7716 by Harris Advanced Technology
         (Malaysia) Sdn. Bhd. (incorporated by reference to Exhibit
         10.45 to the Registration Statement on Form S-1).
10.45*   Certificate of Leasehold Property for Land Office No. 7666
         by Harris Advanced Technology (M) Sdn. Bhd. (incorporated by reference to Exhibit 10.46 to the Registration Statement on
         Form S-1).
12.01*   Statement of Computation of Ratio of Earnings to Fixed
         Charges (incorporated by reference to Exhibit 12.01 to the
         Registration Statement on Form S-1).
21.01*   Subsidiaries of Intersil and the Additional Registrants.
23.01    Consent of Dechert Price & Rhoads (included in Exhibit
         5.01).
23.02    Consent of Stinson Magg & Fizzell (included in Exhibit
         5.02).
23.03    Consent of Ernst & Young LLP.
25.01*   Statement of Eligibility and Qualification of United States
         Trust Company of New York on Form T-1.
27.01*   Financial Data Schedule (incorporated by reference to
         Exhibit 27.01 to the Registration Statement on Form S-1).
99.01*   Form of Letter of Transmittal.
99.02*   Form of Notice of Guaranteed Delivery.
99.03*   Letter to Holders of 13 1/4% Senior Subordinated Notes Due
         2009 Concerning Offer For All Outstanding 13 1/4% Senior
         Subordinated Notes Due 2009 in Exchange for 13 1/4% Senior
         Subordinated Notes Due 2009 of Intersil Corporation Which
         Have Been Registered Under the Securities Act of 1933, as
         amended.
99.04*   Letter to Brokers, Dealers, Commercial Banks, Trust
         Companies and Other Nominees Concerning Offer For All
         Outstanding 13 1/4% Senior Subordinated Notes Due 2009 in
         Exchange for 13 1/4% Senior Subordinated Notes Due 2009 of
         Intersil Corporation Which Have Been Registered Under the
         Securities Act of 1933, as amended.
99.05*   Letter to Clients Concerning Offer For All Outstanding
         13 1/4% Senior Subordinated Notes Due 2009 in Exchange for
         13 1/4% Senior Subordinated Notes Due 2009 of Intersil
         Corporation Which Have Been Registered Under the Securities
         Act of 1933, as amended.
99.06*   Guidelines for Certification of Taxpayer Identification
         Number on Substitute Form W-9.


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 * Previously filed.